Exhibit 99.3

MERGER AND STOCK PURCHASE AGREEMENT

by and among

THE HONEY POT COMPANY HOLDINGS, LLC,

VMG HONEY POT BLOCKER, INC.,

NVB1, INC.,

VMG TAX-EXEMPT IV, L.P.,

NEW VOICES FUND, LP,

THP INTERMEDIATE INC.,

THP MERGER SUB, LLC

and

VMG HONEY POT HOLDINGS, LLC
(as the Sellers’ Representative)

January 14, 2024

i

EXHIBIT C	Sample Working Capital
EXHIBIT D	Certificate of Merger
EXHIBIT E	Form of Letter of Transmittal
EXHIBIT F	Limited Guaranty
EXHIBIT G	Paying Agent Agreement
EXHIBIT H	Unitholder Consent

SCHEDULES
Schedules to the Agreement
Disclosure Schedules

v

MERGER AND STOCK PURCHASE AGREEMENT

This Merger and Stock Purchase Agreement (this “Agreement”) is entered into as of January 14, 2024, by and among (a) The Honey Pot Company Holdings, LLC, a Delaware limited liability company (“THP”), (b) VMG Honey Pot Blocker, Inc., a Delaware corporation (“Blocker I”), (c) NVB1, Inc., a Delaware corporation (“Blocker II”, and together with THP and Blocker I, each a “Target Company” and collectively, the “Target Companies”), (d) VMG Tax-Exempt IV, L.P., a Delaware limited partnership (“Blocker I Seller”), (e) New Voices Fund, LP, a Delaware limited partnership (“Blocker II Seller”), (f) THP Intermediate, Inc., a Delaware corporation (“Buyer”), (g) THP Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), (h) VMG Honey Pot Holdings, LLC, a Delaware limited liability company (the “Sellers’ Representative”) and (i) each THP Seller who executes and delivers to the other Parties a joinder to this Agreement in the form attached here to as Exhibit A (each, a “Joinder”) (the THP Sellers, together with Blocker I Seller and Blocker II Seller, each a “Seller” and collectively, the “Sellers”). Buyer, Merger Sub, the Target Companies, the Sellers and the Sellers’ Representative are sometimes collectively referred to herein as the “Parties” and each individually as a “Party.”

WHEREAS, the Class A-1 Sellers collectively own all of the issued and outstanding Class A-1 Units of THP (the “Class A-1 Units”), the Class D Sellers collectively own all of the issued and outstanding Class D Units of THP (the “Class D Units”), the Class F Sellers collectively own all of the issued and outstanding Class F-1 Units and Class F-2 Units of THP (collectively, the “Class F Units”), Employee Holdco owns all of the issued and outstanding Class E Units of THP (the “Class E Units” and together with the Class A-1 Units, the Class D Units and the Class F Units, the “Units”);

WHEREAS, Blocker I Seller owns all of the issued and outstanding capital stock of Blocker I (the “Blocker I Stock”);

WHEREAS, Blocker II Seller owns all of the issued and outstanding capital stock of Blocker II (the “Blocker II Stock” and together with the Blocker I Stock, the “Stock”);

WHEREAS, as of the date hereof, Blocker I owns all of the limited partnership interests in VMG Honey Pot Splitter, L.P. (“VMG Splitter”), VMG Partners IV GP, L.P. (“VMG GP”) owns all of the general partnership interests in VMG Splitter, and VMG Splitter owns 32.22 Units of VMG Honey Pot Holdings, LLC (“VMG Holdco”);

WHEREAS, as of the date hereof, Blocker II owns Class A-1 Units, Class F-1 Units and Class F-2 Units of THP, as set forth on Schedule 3.04;

WHEREAS, immediately prior to the Closing, VMG Splitter will distribute all of its units of VMG Holdco to Blocker I and VMG GP on a pro rata basis (the “Blocker I Unit Distribution”) and following the Blocker I Unit Distribution, VMG Splitter will be dissolved by its limited partners;

WHEREAS, following the Blocker I Unit Distribution and immediately prior to the Closing, VMG Holdco will redeem all of the equity interests of VMG Holdco held by Blocker I in exchange for a pro rata number of Class F-1 Units of THP held by VMG Holdco (the “VMG Holdco Redemption”, together with the Blocker I Unit Distribution, the “VMG Equity Reorganization”);

WHEREAS, following the consummation of the VMG Equity Reorganization and upon the terms and subject to the conditions set forth herein, (i) Blocker I Seller desires to sell, convey, assign, transfer and deliver to Buyer all of the Blocker I Stock (the “Blocker I Sale”), and Buyer desires to acquire and accept the Blocker I Stock, (ii) concurrent with the Blocker I Sale, Blocker II Seller desires to sell, convey, assign, transfer and deliver to Buyer all of the Blocker II Stock (the “Blocker II Sale”), and Buyer desires to acquire and accept the Blocker II Stock;

WHEREAS, immediately following the Blocker I Sale and the Blocker II Sale and immediately prior to the Closing, Employee Holdco will distribute to certain of its members (such members, the “Class E Rollover Sellers”) those specific Units previously contributed by each such Class E Rollover Seller to Employee Holdco, in partial (or complete redemption, as applicable) of such Class E Rollover Sellers’ equity interests in Employee Holdco (the “Employee Holdco Redemption”);

WHEREAS, immediately following the Employee Holdco Redemption, the Class E Rollover Sellers and certain THP Sellers holding Class D Units (the “Class D Rollover Sellers,” together with the Class E Rollover Sellers, the “Rollover Sellers”) will each enter into a rollover agreement (each, a “Rollover Agreement”) with THP Topco, Inc., a Delaware corporation (“Topco”) and other parties thereto, pursuant to which, effective as of immediately prior to the Closing, each Rollover Seller will contribute to Topco, Units held by such Rollover Sellers with a value equal to the “Rollover Value” (as set forth and as defined in such Rollover Seller’s Rollover Agreement) (the “Rollover Units”) in exchange for Topco issuing shares of common stock of Topco with a value equal to the “Rollover Value” (as set forth and as defined in such Rollover Seller’s Rollover Agreement) to such Rollover Seller, in each case in accordance with the terms of the applicable Rollover Agreement (the “Rollover Topco Contribution”);

WHEREAS, immediately following the Rollover Topco Contribution, Topco will contribute the Rollover Units to Buyer as a contribution to capital (together with the Rollover Topco Contribution, the “Rollover Transactions”);

WHEREAS, immediately following the consummation of the Rollover Transactions, Merger Sub shall be merged with and into THP, with THP surviving the merger and continuing as the surviving company (the “Merger” and, together with the Blocker I Sale and the Blocker II Sale, the “Transactions”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Sellers’ willingness to enter into this Agreement, Buyer has delivered to THP a duly executed copy of the Limited Guaranty, pursuant to which Parent has agreed to guarantee certain of the obligations of Buyer hereunder, each on the terms and conditions set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Buyer’s and Merger Sub’s willingness to enter into this Agreement, (i) each Required THP Seller has executed and delivered to the other Parties a Joinder, and (ii) each Restricted THP Seller has delivered to Buyer a duly executed copy of the Restrictive Covenant Agreement, pursuant to which such Seller has agreed to provide certain restrictive covenants in favor of Buyer, Merger Sub, the Target Companies and its Subsidiaries and their respective Affiliates (the “Restrictive Covenant Agreements”), each on the terms and conditions set forth therein;

WHEREAS, the board of managers of THP has (i) approved and declared advisable this Agreement and the other transactions contemplated hereby, including the Transactions and (ii) determined that the terms of this Agreement, any other Transaction Documents, the Transactions and the other transactions contemplated hereby and thereby are fair to and in the best interests of THP, the THP Sellers, Blocker I and Blocker II;

WHEREAS, the board of directors of Blocker I has (i) approved and declared advisable this Agreement and the other transactions contemplated hereby, including the Transactions and (ii) determined that the terms of this Agreement, any other Transaction Documents, the Transactions and the other transactions contemplated hereby and thereby are fair to and in the best interests of Blocker I and its stockholder, Blocker I Seller;

WHEREAS, the board of directors of Blocker II has (i) approved and declared advisable this Agreement and the other transactions contemplated hereby, including the Transactions and (ii) determined that the terms of this Agreement, any other Transaction Documents, the Transactions and the other transactions contemplated hereby and thereby are fair to and in the best interests of Blocker II and its stockholder, Blocker II Seller;

WHEREAS, the board of directors of Buyer has (i) approved and declared advisable this Agreement and the other transactions contemplated hereby, including the Transactions and (ii) determined that the terms of this Agreement, any other Transaction Documents, the Transactions and the other transactions contemplated hereby and thereby are fair to and in the best interests of Buyer and its stockholder;

WHEREAS, the board of managers of Merger Sub has (i) approved and declared advisable this Agreement and the other transactions contemplated hereby, including the Transactions and (ii) determined that the terms of this Agreement, any other Transaction Documents, the Transactions and the other transactions contemplated hereby and thereby are fair to and in the best interests of Merger Sub and its sole member;

NOW, THEREFORE, in consideration of the premises, mutual covenants, representations, warranties and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITITIONS
“Accounting Firm” has the meaning set forth in Section 2.07(b) (Post-Closing Adjustment).

“Accounting Principles” means the accounting practices, procedures, policies and methods, classifications, conventions, categorizations, definitions, judgments, elections, assumptions, inclusions, exclusions, techniques and valuation and estimation methods as set forth on Schedule 1.01(a), to the extent in accordance with GAAP.

“Action” means any action, claim, suit, charge, complaint, investigation, cause of action, litigation, arbitration, mediation, assessment, hearing, complaint, demand, audit, legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity), administrative, government order or other proceeding.

“Adjustment Escrow Amount” means Eight Million Dollars ($8,000,000), comprised of the Blocker I Adjustment Escrow Amount, Blocker II Adjustment Escrow Amount and the THP Adjustment Escrow Amount.

“Affiliate” means, in respect of any particular Person, any other Person controlling, controlled by, or under common control with such particular Person. For purposes of this definition, “control,” “controlled by,” or “under common control with,” as and with respect to any Person, means the possession, directly or indirectly of the power to direct the management and policies of such Person whether through the ownership of voting securities, contract, or otherwise.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign Income Tax Law).

“Affordable Care Act” has the meaning set forth in Section 3.18(e).

“Agreement” has the meaning set forth in the preface above.

“Anti-Corruption Law” means the U.S. Foreign Corrupt Practices Act and other anti-bribery, anti-corruption, and anti-money laundering Laws applicable to THP or its Subsidiaries.

“Antitrust Law” means any antitrust, competition, merger control or trade regulatory law.

“Assets” means all properties, rights and assets owned, leased or licensed by THP and/or its Subsidiaries, whether real or personal and whether tangible or intangible.

“Audited Financial Statements” has the meaning set forth in Section 3.07 (Financial Statements; Books and Records).

“Blocker I” has the meaning set forth in the preface above.

“Blocker I Adjustment Escrow Account” means the account maintained by the Escrow Agent into which the Blocker I Adjustment Escrow Amount and any additional amounts are deposited.

“Blocker I Adjustment Escrow Amount” means Two Million Dollars ($2,000,000).

“Blocker I Closing Consideration” means an amount equal to (a) (i) the THP Equity Value, minus (ii) the THP Adjustment Escrow Amount, minus (iii) the Specified Indemnity Amount, minus (iv) the Sellers’ Holdback multiplied by (b) Blocker I Seller’s Closing Date Payment Percentage Allocation, minus (c) the Blocker I Adjustment Escrow Amount, plus (d) the Closing Blocker I Cash, minus (e) the Closing Blocker I Indebtedness.

“Blocker I Closing Certificate” has the meaning set forth in Section 2.06 (Closing Certificate).

“Blocker I Merger Consideration” means an amount equal to (a) the THP Equity Value multiplied by (b) Blocker I Seller’s Closing Date Payment Percentage Allocation.

“Blocker I Pre-Closing Tax Liability Amount” means an amount equal to the sum of the accrued and unpaid Income Tax liabilities of Blocker I for (a) any Pre-Closing Tax Period (or portion thereof) for which Blocker I has not filed the applicable Tax Return as of the date hereof, separately calculated for each applicable taxing jurisdiction and each applicable taxable period and each applicable type of Income Tax (with the amount of each specific kind of Income Tax liabilities of Blocker I with respect to each applicable taxing jurisdiction for each applicable Pre-Closing Tax Period (or portion thereof) not being less than zero); provided, that such Income Tax liabilities will be calculated (i) by excluding any deferred Income Tax liabilities or deferred Income Tax assets, (ii) by taking into account any applicable Transaction Deductions to the extent such deductions are at least “more likely than not” deductible in a Pre-Closing Tax Period (or portion of the Straddle Period ending on the Closing Date) under applicable Income Tax Law and have the result of reducing, under applicable Income Tax Law, the amount of any Income Tax liability otherwise includable in the calculation of the Blocker I Pre-Closing Tax Liability Amount (and, if applicable, applying the safe harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29 to determine the amount of any permitted deductions for any success-based fees included in Transaction Expenses or otherwise), (iii) in accordance with the past practice of Blocker I, except to the extent otherwise required by applicable Law, (iv) by excluding any Taxes arising from an election under Section 336 or 338 of the Code and any corresponding election permitted under the applicable Laws of any local, state, or non-U.S.

jurisdiction made by Buyer with respect to the transactions described herein, (v) by excluding any Taxes arising from any disclosure to, or discussions with, any Governmental Authority (in each case initiated by Buyer, any Affiliate of Buyer, or, following the Closing, the Target Companies or their Subsidiaries) with respect to filing Flow-Through Tax Returns or paying Taxes of any Target Company or their Subsidiaries for any Pre-Closing Tax Period or Straddle Period, in each case, in any jurisdictions in which THP or any of its Subsidiaries did not file a Flow-Through Tax Return (or pay Taxes) for such periods, (vi) in accordance with the conventions set forth in Section 10.08(d), (vii) by taking into account any applicable estimated payments or prepayments of Income Taxes of Blocker I, and (viii) by excluding any Taxes arising from a Buyer Closing Date Transaction.

“Blocker I Redemption” has the meaning set forth in Section 9.01(b) (Operation of Business).

“Blocker I Sale” has the meaning set forth in the recitals above.

“Blocker I Seller” has the meaning set forth in the preface above.

“Blocker I Seller Closing Date Payment” has the meaning set forth in Section 2.02(a)(i).
“Blocker II” has the meaning set forth in the preface above.

“Blocker II Adjustment Escrow Account” means the account maintained by the Escrow Agent into which the Blocker II Adjustment Escrow Amount and any additional amounts are deposited.

“Blocker II Adjustment Escrow Amount” means Two Million Dollars ($2,000,000).

“Blocker II Closing Consideration” means an amount equal to (a) (i) the THP Equity Value, minus (ii) the THP Adjustment Escrow Amount, minus (iii) the Specified Indemnity Amount, minus (iv) the Sellers’ Holdback multiplied by (b) Blocker II Seller’s Closing Date Payment Percentage Allocation, minus (c) the Blocker II Adjustment Escrow Amount, plus (d) the Closing Blocker II Cash, minus (e) the Closing Blocker II Indebtedness.

“Blocker II Merger Consideration” means an amount equal to (a) the THP Equity Value multiplied by (b) Blocker II Seller’s Closing Date Payment Percentage Allocation.

“Blocker II Closing Certificate” has the meaning set forth in Section 2.06 (Closing Certificate).

“Blocker II Pre-Closing Tax Liability Amount” means an amount equal to the sum of the accrued and unpaid Income Tax liabilities of Blocker II for (a) any Pre-Closing Tax Period (or portion thereof) for which Blocker II has not filed the applicable Tax Return as of the date hereof, separately calculated for each applicable taxing jurisdiction and each applicable taxable period and each applicable type of Income Tax (with the amount of each specific kind of Income Tax liabilities of Blocker II with respect to each applicable taxing jurisdiction for each applicable

Pre-Closing Tax Period (or portion thereof) not being less than zero); provided, that such Income Tax liabilities will be calculated (i) by excluding any deferred Income Tax liabilities or deferred Income Tax assets, (ii) by taking into account any applicable Transaction Deductions to the extent such deductions are at least “more likely than not” deductible in a Pre-Closing Tax Period (or portion of the Straddle Period ending on the Closing Date) under applicable Income Tax Law and have the result of reducing, under applicable Income Tax Law, the amount of any Income Tax liability otherwise includable in the calculation of the Blocker II Pre-Closing Tax Liability Amount (and, if applicable, applying the safe harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29 to determine the amount of any permitted deductions for any success-based fees included in Transaction Expenses or otherwise), (iii) in accordance with the past practice of Blocker II, except to the extent otherwise required by applicable Law, (iv) by excluding any Taxes arising from an election under Section 336 or 338 of the Code and any corresponding election permitted under the applicable Laws of any local, state, or non-U.S. jurisdiction made by Buyer with respect to the transactions described herein, (v) by excluding any Taxes arising from any disclosure to, or discussions with, any Governmental Authority (in each case initiated by Buyer, any Affiliate of Buyer, or, following the Closing, the Target Companies or their Subsidiaries) with respect to filing Flow-Through Tax Returns or paying Taxes of any Target Company or their Subsidiaries for any Pre-Closing Tax Period or Straddle Period, in each case, in any jurisdictions in which THP or any of its Subsidiaries did not file a Flow-Through Tax Return (or pay Taxes) for such periods, (vi) in accordance with the conventions set forth in Section 10.08(d), (vii) by taking into account any applicable estimated payments or prepayments of Income Taxes of Blocker II, (viii) to the extent the underlying liability for Income Taxes to which such estimated Taxes relate is not otherwise included in the calculation of the accrued but unpaid Income Tax liabilities of Blocker II, by including the amount of any estimated Taxes described in Schedule 5.08 that have not been fully paid in cash prior to 12:01 a.m. Eastern time on the Closing Date, and (ix) by excluding any Taxes arising from a Buyer Closing Date Transaction.

“Blocker II Redemption” has the meaning set forth in Section 9.01(b) (Operation of Business).

“Blocker II Sale” has the meaning set forth in the recitals above.

“Blocker II Seller” has the meaning set forth in the preface above.

“Blocker II Seller Closing Date Payment” has the meaning set forth in Section 2.02(a)(ii).
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Business IT Systems” means all Software, computer hardware, servers, networks, websites, databases, interfaces, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks, systems and equipment, (including telecommunications networks and systems for voice, data, and video), and information contained therein or transmitted thereby, owned or purported to be owned, leased, licensed, or used

(including through cloud-based or other third-party service providers) in the conduct of the business.

“Buyer” has the meaning set forth in the preface above.

“Buyer Blocker I Closing Calculations” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Buyer Blocker II Closing Calculations” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Buyer Closing Date Transaction” means any transaction engaged in by any Target Company on the Closing Date, which occurs after the Closing or at the direction of Buyer that is not contemplated by this Agreement and is outside the Ordinary Course of Business, including any transaction engaged in by any Target Company in connection with the financing of any obligations of Buyer or any Target Company to make a payment under this Agreement.

“Buyer Plans” has the meaning set forth in Section 10.04(b).

“Buyer THP Closing Calculations” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Cash” means, as of any date of determination with respect to a Target Company, all cash, cash equivalents and marketable securities, (a) including checks, wire transfers and drafts, in each case, issued to or deposited or available for deposit to the accounts of such Target Company, and petty cash but (b) excluding restricted cash, issued but uncleared checks, wire transfers in transit and drafts, and other deposits in cash posted with vendors, landlords, and other third parties, in each case, issued against the accounts of such Target Company, in each case, determined in accordance with the Accounting Principles.

“Certificate of Merger” has the meaning set forth in Section 2.01(f).

“Class A-1 Sellers” means the holders of Class A Units as set forth on Schedule 3.04.

“Class A-1 Unit” has the meaning set forth in the recitals above.

“Class D Sellers” means the holders of Class D Units as set forth on Schedule 3.04.

“Class D Unit” has the meaning set forth in the recitals above.

“Class E Rollover Sellers” has the meaning set forth in the recitals above.

“Class E Unit” has the meaning set forth in the recitals above.

“Class F Sellers” means the holders of Class F-1 Units and Class F-2 Units of THP as set forth on Schedule 3.04.

“Class F Unit” has the meaning set forth in the recitals above.

“Closing” has the meaning set forth in Section 2.03 (The Closing).

“Closing Balance Sheet” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Closing Blocker I Cash” means the Cash of Blocker I as of 12:01 a.m. Eastern time on the Closing Date; provided that, the Closing Blocker I Cash shall be reduced by the aggregate cash payments (if any) by Blocker I to any of the Sellers or any of their respective Affiliates or to pay Indebtedness or Transaction Expenses, in each case, that is made on the Closing Date at or after 12:01 a.m. Eastern time; provided, further, that, the actual sum of Closing Blocker I Cash shall not exceed $1,000,000.

“Closing Blocker II Cash” means the Cash of Blocker II as of 12:01 a.m. Eastern time on the Closing Date; provided that, the Closing Blocker II Cash shall be reduced by the aggregate cash payments (if any) by Blocker II to any of the Sellers or any of their respective affiliates or to pay Indebtedness or Transaction Expenses, in each case, that is made on the Closing Date at or after 12:01 a.m. Eastern time; provided, further, that, the actual sum of Closing Blocker II Cash shall not exceed $1,000,000.

“Closing Blocker I Indebtedness” means the Indebtedness of Blocker I as of immediately prior to the Closing; provided, that, with respect to Taxes, the Closing Blocker I Indebtedness shall be determined as of the end of the Closing Date.

“Closing Blocker II Indebtedness” means the Indebtedness of Blocker II as of immediately prior to the Closing; provided, that, with respect to Taxes, the Closing Blocker II Indebtedness shall be determined as of the end of the Closing Date.

“Closing Certificates” has the meaning set forth in Section 2.06(a)(iii).

“Closing Date” has the meaning set forth in Section 2.03 (The Closing).

“Closing Date Payment” has the meaning set forth in Section 2.02(a)(iii) (Payment of Closing Date Payments).

“Closing Date Payment Percentage Allocation” means, with respect to each Seller, the “Closing Date Payment Percentage Allocation” set forth opposite such Seller’s name in the Closing Date Payment Schedule, which may be updated and provided to Buyer in writing from time to time by Sellers’ Representative as a result of the payment of the Closing Date Payments, the Final Blocker I Adjustment Amount, the Final Blocker II Adjustment Amount and the Final THP Adjustment Amount, each as finally determined in accordance with ARTICLE II and including any other expense payment, indemnification payment or other payment made to or by any Seller under this Agreement (other than any payment by any Seller due to Seller’s own breach of this Agreement), in each case, so that the overall net payments made to such Seller under this Agreement (which “netting” of payments shall not take into account any payment by any Seller due to Seller’s own breach of this Agreement) are made in accordance with such Seller’s Distribution Priority; it being understood that (x) the aggregate Closing Date Payment Percentage Allocation of all Sellers at all times shall total 100%, and (y) the determination of the Closing Date Payment Percentage Allocation shall be the sole responsibility of the Sellers’ Representative, and Buyer and Merger Sub shall be entitled to conclusively rely thereon without any obligation to verify the accuracy thereof and shall have no responsibility or liability in connection with the determination of any Seller’s Closing Date Payment Percentage Allocation or the Distribution Priority.

“Closing Date Payment Schedule” has the meaning set forth in Section 2.06(b) (Closing Certificates; Closing Date Payment Schedule).

“Closing Seller Transaction Expenses” means the Seller Transaction Expenses as of immediately prior to the Closing.

“Closing Target Company Transaction Expenses” means the Target Company Transaction Expenses as of immediately prior to Closing.

“Closing THP Cash” means the Cash of THP and its Subsidiaries as of 12:01 a.m. Eastern time on the Closing Date; provided, that, the Closing THP Cash shall be reduced by the aggregate cash payments (if any) by THP and its Subsidiaries to any of the Sellers or any of their respective Affiliates or to pay Indebtedness or Transaction Expenses, in each case, that is made on the Closing Date at or after 12:01 a.m. Eastern time; provided, further, that, the actual sum of Closing THP Cash shall not exceed $3,000,000.

“Closing THP Indebtedness” means the Indebtedness of THP and its Subsidiaries as of immediately prior to the Closing.

“Closing Working Capital” means the Working Capital of THP and its Subsidiaries as of 12:01 a.m. Eastern time on the Closing Date. To the extent any asset or liability is expressly included as a component of Closing THP Indebtedness, Closing Blocker I Indebtedness, Closing Blocker II Indebtedness, Closing THP Cash, Closing Blocker I Cash, Closing Blocker II Cash, Closing Target Company Transaction Expenses or Closing Seller Transaction Expenses, the extent of which such asset or liability is expressly included in the foregoing definitions will not be included in the calculation of Closing Working Capital, so that the calculation of Closing Working Capital does not double count any asset or liability.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of October 5, 2023, by and between Compass Group Management LLC and THP.

“Continuation Period” has the meaning set forth in Section 10.04(a).

“Continuing Employee” has the meaning set forth in Section 10.04(a).

“Contract” means any legally binding written or oral agreement, contract, arrangement, lease, sublease, deed, option, commitment, warranty, note, bond, loan agreement, guaranty, mortgage, promise, undertaking, security agreement, license, indenture, or other instrument or obligation to which the party in question is a party, including any amendments and other modifications thereto.

“Credit Facilities” means that certain Credit Agreement, dated as of March 12, 2021, by and between JPMorgan Chase Bank, N.A., The Honey Pot Company (DE), LLC, a Delaware limited liability company and other loan parties thereto, as amended by that certain First Amendment to Credit Agreement dated November 22, 2022.

“D&O Insurance” has the meaning set forth in Section 10.06(b) (Directors’ and Officers’ Indemnification).

“Damages” has the meaning set forth in Section 13.02 (Indemnification).

“Disclosure Schedules” has the meaning set forth in Section 14.16 (Disclosure Schedules).

“Dispute Notice” has the meaning set forth in Section 2.07(b) (Post-Closing Adjustment).

“Distribution Priority” means (a) with respect to each THP Seller, the priority to which he, she or it is entitled to receive distributions, (b) with respect to Blocker I Seller, a portion of the priority to which VMG Holdco is entitled to receive distributions (based on Blocker I’s ownership interest in VMG Holdco immediately prior to the VMG Holdco Redemption) and (c) with respect to Blocker II Seller, the priority to which Blocker II is entitled to receive distributions, in each case, pursuant to Section 6.01 of the THP Operating Agreement.

“DLLCA” has the meaning set forth in Section 2.01(d)(iii).

“Effective Time” has the meaning set forth in Section 2.01(f).

“Employee Benefit Plan” means each (i) “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and (ii) other benefit or compensation plan, program, policy, practice, agreement or arrangement including, but not limited to, each bonus, commission or other incentive, employment, severance, termination, transaction, change-in-control, retention, salary continuation, vacation, sick leave or other paid time off, health or welfare, Code Section 125 “cafeteria” or flexible benefit, employee loan, educational assistance, fringe benefit, retiree or post-termination health or welfare, fringe benefit, profit sharing, pension, savings, retirement, deferred compensation, equity or equity-based incentive, perquisite, executive benefit or other compensation or benefit plan, program, policy, practice, agreement or arrangement (whether written or unwritten, formal or informal) that is sponsored, maintained or contributed to, or required to be contributed to, by THP or any of its Subsidiaries for the benefit of any current or former director, manager, officer, employee or independent contractor or with respect to which THP or any of its Subsidiaries has any actual or contingent liability.

“Employee Holdco” means The Honey Pot Company Employee Holdings, LLC, a Delaware limited liability company.

“Employee Holdco Redemption” has the meaning set forth in the recitals above.

“Enterprise Value” means Three Hundred Eighty Million Dollars ($380,000,000).

“Environmental Requirements” means all applicable Laws concerning protection of the environment, including all those relating to the use, generation, handling, transportation, treatment, storage, disposal, discharge, release, or cleanup of any hazardous wastes, as such Laws are enacted prior to the Closing Date and in effect as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with THP or any of its Subsidiaries, is treated at any relevant time as a single employer under Section 414(b), (c), (m), or (o) of the Code.

“Escrow Agent” means Citibank, N.A., or any other Person mutually agreed upon by Buyer and the Sellers’ Representative to serve as agent pursuant to the terms of the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be dated as of the Closing Date by and among Buyer, the Sellers’ Representative and the Escrow Agent, substantially in the form of Exhibit B attached hereto.

“Estimated Blocker I Closing Calculations” means the calculations of Estimated Blocker I Cash, the Estimated Blocker I Indebtedness and Estimated Blocker I Closing Consideration, in each case, as set forth on the Blocker I Closing Certificate delivered to Buyer pursuant to Section 2.06 (Closing Certificate).

“Estimated Blocker II Closing Calculations” means the calculations of Estimated Blocker II Cash, the Estimated Blocker II Indebtedness and Estimated Blocker II Closing Consideration, in each case, as set forth on the Blocker II Closing Certificate delivered to Buyer pursuant to Section 2.06 (Closing Certificate).

“Estimated Closing Calculations” means the Estimated THP Closing Calculations, the Estimated Blocker I Closing Calculations and the Estimated Blocker II Closing Calculations.

“Estimated THP Closing Calculations” means the calculations of Estimated Closing THP Cash, Estimated THP Indebtedness, Estimated Working Capital, Estimated Seller Transaction Expenses, Estimated Target Company Transaction Expenses and Estimated THP Closing Consideration, in each case, as set forth on the THP Closing Certificate delivered to Buyer pursuant to Section 2.06 (Closing Certificate).

“Estimated THP Closing Consideration” has the meaning set forth in Section 2.06(a)(i).

“FDA” means the United States Food and Drug Administration and any successor entity.

“Final Blocker I Adjustment Amount” has the meaning set forth in Section 2.07(c) (Post-Closing Adjustment).

“Final Blocker II Adjustment Amount” has the meaning set forth in Section 2.07(c) (Post-Closing Adjustment).

“Final THP Adjustment Amount” has the meaning set forth in Section 2.07(c) (Post-Closing Adjustment).

“Financial Statements” has the meaning set forth in Section 3.07 (Financial Statements; Books and Records).

“Flow-Through Tax Return” means any Income Tax Return filed by or with respect to any Target Company (or Subsidiary thereof) if (a) such entity is treated as a partnership, disregarded entity, or other “flow-through entity” for purposes of such Tax Return, and (b) the results of operations reflected on such Tax Returns are also reflected on the Tax Returns of a Seller or any direct or indirect owners of any Seller, including any IRS Forms 1065 (and any similar state or local Tax Returns).

“Founder Promissory Note” means those certain promissory notes set forth on Schedule 3.08(e).

“Fraud” means an actual and intentional common law fraud under the laws of the State of Delaware (and excluding, for the avoidance of doubt, promissory fraud, constructive fraud, negligent fraud, negligent misrepresentation, or equitable fraud) with respect to any of the representations and warranties in (a) ARTICLE III, ARTICLE IV, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII, in each case, as qualified by the Disclosure Schedules, in accordance with their respective express terms and limitations, and (b) any Transaction Document.

“FTC” means the United States Federal Trade Commission.

“Fundamental Representations” means the representations and warranties of: (a) THP set forth in Section 3.01 (Organization), Section 3.02 (Authorization of Transaction; Binding Effect), clause (i) of Section 3.03 (Noncontravention), Section 3.04 (Capitalization), Section 3.05

(Subsidiaries) and Section 3.06 (Broker’s Fees), (b) Blocker I set forth in Section 4.01 (Organization), Section 4.02 (Authorization of Transaction; Binding Effect), clause (i) of Section 4.03 (Noncontravention), Section 4.04 (Capitalization), Section 4.05 (Subsidiaries), Section 4.06 (Broker’s Fees) and Section 4.09 (Blocker I Operations), (c) Blocker II set forth in Section 5.01 (Organization), Section 5.02 (Authorization of Transaction; Binding Effect), clause (i) of Section 5.03 (Noncontravention), Section 5.04 (Capitalization), Section 5.05 (Subsidiaries), Section 5.06 (Broker’s Fees) and Section 5.09 (Blocker II Operations), (d) Blocker I Seller set forth in Section 6.01 (Organization), Section 6.02 (Authorization of Transaction; Binding Effect), clause (i) of Section 6.03 (Noncontravention), Section 6.04 (Ownership of Stock) and Section 6.06 (Broker’s Fees), (e) Blocker II Seller set forth in Section 7.01 (Organization), Section 7.02 (Authorization of Transaction; Binding Effect), clause (i) of Section 7.03 (Noncontravention), Section 7.04 (Ownership of Stock) and Section 7.06 (Broker’s Fees), (f) each THP Seller set forth in Section 1(a)(i), Section 1(a)(ii), Section 1(a)(iii)(A), Section 1(a)(iv), Section 1(a)(vi) and, if applicable, Section 1(a)(vii), of such THP Seller’s Joinder, and (g) Buyer and Merger Sub set forth in Section 8.01 (Organization of Buyer), Section 8.02 (Authorization of Transaction; Binding Effect), clause (i) of Section 8.03 (Noncontravention) and Section 8.04 (Broker’s Fees).

“GAAP” means United States generally accepted accounting principles as in effect as of the relevant dates thereof.

“Global Trade Laws” means (a) the trade, sanctions, export control, import, and anti-boycott Laws imposed, administered, or enforced by the U.S. government, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws administered by U.S. Customs and Border Protection, the Foreign Trade Regulations, and the economic and trade sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State; and (b) other trade, sanctions, export control, import, and anti-boycott Laws applicable to THP or its Subsidiaries (except to the extent inconsistent with U.S. Law).

“Governmental Authority” means any (a) federal, state, provincial, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, department, official, or entity and any court or other tribunal) or (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, of competent jurisdiction, including any mediator, arbitrator or arbitral body.

“Governmental Authorization” means any approval, consent, clearance, license, permit or registration issued or granted by, or otherwise obtained from, any Governmental Authority, including Healthcare Permits.

“Healthcare Laws” means (a) the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations and subregulatory guidance promulgated thereunder, (b) the Fair Packaging and Labeling Act (15 U.S.C. § 1451 et seq.) and the regulations and subregulatory guidance promulgated thereunder, (c) applicable Laws relating to the conducting of clinical research, including the International Conference on Harmonisation (ICH) Guidelines

applicable to the Business, including Good Clinical Practice E6(R2) and all applicable requirements relating to protection of human research subjects including those contained in the Federal Policy for the Protection of Human Subjects codified at 45 C.F.R. Part 46, (the “Common Rule”), 21 C.F.R. Parts 11, 50, 54, 56, 312, and 812, (d) any other applicable Laws that govern the use, development, testing, manufacturing, processing, storing, holding, importing or exporting, licensing, labeling or packaging, advertising, distributing, selling, promotion, communication, reporting, or marketing of Products, including the Federal Trade Commission Act and all implementing regulations, rules, guidance, standards or guides issued thereunder, all other applicable consumer protection laws, including those administered by the FTC or the Consumer Product Safety Commission, and state Laws requiring Healthcare Permits for such activities; (e) healthcare fraud and abuse Laws or Laws prohibiting kickbacks, referrals, and fee-splitting, Laws regulating or requiring reporting of pricing, interactions with the healthcare industry, and transparency requirements; and (f) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (Pub. L. No. 111-5), including 45 C.F.R. Parts 160, 162 and 164, their implementing regulations, including 45 C.F.R. Parts 160, 162 and 164, and related sub-regulatory guidance, all comparable Laws for any of the foregoing, and any counterpart or comparable state statutes or regulations (collectively, “HIPAA”); and the Health Breach Notification Rule, 16 CFR Part 318, including any sub-regulatory guidance issued by the FTC.

“Healthcare Permit Filings” has the meaning set forth in Section 3.03(b).

“Healthcare Permits” has the meaning set forth in Section 3.25(c).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Clearance” means expiration or termination of the applicable waiting period under the HSR Act.

“Income Tax” means any Tax that is based on, or computed with respect to, income or earnings (and any franchise, margin or similar Tax or Tax on doing business imposed in lieu thereof), however denominated, including any interest, penalty or addition thereto, and any withholding tax with respect thereto.

“Income Tax Return” means any Tax Return relating to Income Taxes.

“Indebtedness” means, with respect to any Person as of any time of determination, without duplication, all outstanding obligations and liabilities (and including all obligations and liabilities in respect of principal, accrued interest, penalties, fees, premiums and other expenses owed with respect to, and any prepayment premiums, penalties or breakage costs and fees payable as a result of the termination of, such obligations and liabilities): (a) in respect of indebtedness for borrowed money, including pursuant to the Credit Facilities; (b) evidenced by bonds, debentures, notes or similar Contracts; (c) in respect of indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any asset or property owned or held by such Person (whether or not such indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person); (d) in respect of letters of credit, surety and performance bonds, to the extent drawn (excluding, for the avoidance of doubt, any obligations under letters of credit to the extent they remain open or undrawn), and bankers’ acceptances issued for the account of such Person; (e) in respect of any “earn-out”, contingent, deferred or similar payment obligations, seller notes and any other obligations, in each case, for the deferred purchase price of property, assets, businesses, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business); (f) in respect of any capitalized liabilities under all capital and finance leases of such Person (determined in accordance with GAAP); (g) in respect of Contracts relating to interest rate protection, swap agreements, collar agreements and other hedging arrangements; (h) in respect of all obligations with respect to severance, separation and other termination-related payments with regard to any Person whose employment or other service relationship terminates on or prior to the Closing and the employer portion of any Taxes arising therefrom (which, for the avoidance of doubt, includes severance and end-of-service arrangements in respect of each Person set forth on Schedule 1.01(b)(i)); (i) in respect of bonuses, commission payments, deferred compensation, profit-sharing payments, phantom stock, phantom equity arrangements and other incentive compensation (in each case, whether accrued or not) owed to any current or former director, manager, officer, employee or independent contractor in respect of any performance period (or portion thereof) ended prior to or in progress as of the Closing, or with respect to any retention or similar bonuses awarded but not payable until as of or following the Closing (except for (i) the amounts of accruals for normal annual bonuses for employees of THP and its Subsidiaries for 2023 granted in the Ordinary Course of Business to the extent such amounts are included in the current liabilities used in the calculation of Closing Working Capital as finally determined pursuant to Section 2.07, (ii) the amounts of accruals for normal commissions for employees of THP and its Subsidiaries for 2023 granted in the Ordinary Course of Business to the extent such amounts are included in the current liabilities used in the calculation of Closing Working Capital as finally determined pursuant to Section 2.07 and (iii) any amounts taken into account as Transaction Expenses), in each case including any employer-side Taxes payable in connection therewith; (j) in respect of all unfunded or underfunded liabilities (contingent or otherwise) attributable to any deferred compensation or retirement plan; (k) to the extent that any Founder Promissory Note is cancelled or forgiven, in respect of the amount, if any, of unpaid withholding, payroll, or other Taxes of THP and its Subsidiaries with respect to any compensation income resulting from the cancellation or forgiveness of any Founder Promissory Note; (l) in respect of all amounts under all Related Party Arrangements terminated in accordance with Section 10.11; (m) the THP Pre-Closing Tax Liability Amount; (n) solely, with respect to Blocker I, the Blocker I Pre-Closing Tax Liability Amount; (o) solely, with respect to Blocker II, the Blocker II Pre-Closing Tax Liability Amount; and (p) in respect of guarantees of any of the foregoing obligations described in the foregoing clauses (a) through (o).

“Indemnified Matters” means the matters described on Schedule 1.01(c).

“Instructions” has the meaning set forth in Section 2.05(b).

“Intellectual Property Rights” means all rights, title and interest in and to all intellectual property rights of any kind and nature, however denominated, throughout the world, including: (a) utility patents, design patents, industrial designs, and patent applications; (b) registered and unregistered trademarks, service marks, trade names, brand names, slogans, corporate names, trade dress, logos, design rights, and similar indicia of origin, and applications, registrations and renewals thereof, together with all of the goodwill associated therewith; (c) copyrights, works of authorship, copyrightable works, and all applications and registrations therefore and any and all moral rights and rights of publicity; (d) trade secrets, know-how, confidential or proprietary information, algorithms, formulas, data, databases, confidential business information, customer lists, customer contact and registration information, customer purchasing histories, and any other information that derives independent economic value, whether actual or potential, from not being generally publicly known (“Trade Secrets”); (e) domain names and social media accounts and handles; (f) any of the foregoing rights in Software; (g) all similar or equivalent rights arising under Law or Contract.

“Inventory” all of THP’s and its Subsidiaries’ raw materials, works-in-process, supplies, packaging materials, finished goods, products and other inventory of items held for sale.

“IRS” means the United States Internal Revenue Service.

“Item of Dispute” has the meaning set forth in Section 2.07(b) (Post-Closing Adjustment).

“Knowledge” means the actual knowledge, after reasonable inquiry, of the Persons set forth on Schedule 1.01(d).

“Law” means all laws, statutes, codes, regulations, judgments, orders, injunctions, decrees, ordinances and any other legal requirement of the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision of any Governmental Authority.

“Lease” means any lease, sublease, license, concession or other agreement (written or oral), pursuant to which THP or any of its Subsidiaries holds any rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.

“Leased Real Property” has the meaning set forth in Section 3.10(b) (Real Property).

“Lien” means any mortgage, pledge, lien, encumbrance, charge, claim, license, option, covenant, right of first refusal, right of first offer, other security interest or other title or transfer restrictions of any kind or nature whatsoever (other than restrictions on transfer generally arising under applicable federal and state securities Laws).

“Limited Guaranty” has the meaning set forth in Section 8.08(a).

“Material Adverse Effect” means a change, effect, event, matter, circumstance, occurrence, result, condition, act, omission, development, or state of facts (each an “Effect” and collectively, “Effects”) that individually or in the aggregate with any other Effect or Effects, has had or would reasonably be expected to have a materially adverse effect on (i) the business, assets, financial condition or results of operations of the Target Companies and its Subsidiaries, taken as a whole, or (ii) the ability of the Target Companies or Sellers, taken as a whole, to perform their respective obligations under this Agreement, any other Transaction Document to which it is or will be a party or consummate the Transactions; provided, however, that for purposes of clause (i) only, none of the following adverse Effects (either alone or in combination) will be deemed in themselves to constitute, and none of the following will be taken into account in determining whether there has been, or will be, a Material Adverse Effect: (a) general business or economic conditions affecting the industry or industries in which the Target Companies operate, including the capital, credit or financial markets in general or the markets in which the Target Company or any of its Subsidiaries operate; (b) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including an act of terrorism; (c) the expressly permitted disclosure of the fact that Buyer is the prospective acquirer of the Target Companies; (d) the announcement or pendency of this Agreement or the transactions expressly permitted hereby; (e) any changes in applicable Law or GAAP, or the interpretation thereof, after the date hereof; (f) any acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement; (g) any earthquakes, hurricanes, floods, pandemics or other natural disasters; or (h) the failure by any Target Company to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (although this clause (h) shall not apply to the adverse Effects that may have given rise or contributed to any such failure); except, in the case of the foregoing clauses (a), (b), (e), (f) and (g), to the extent such Effects would have an adverse and disproportionate effect on the Target Companies and its Subsidiaries relative to other businesses operating in the industry in which the businesses of the Target Companies and its Subsidiaries operate.

“Material Contract” has the meaning set forth in Section 3.13(b) (Contracts and Commitments).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” means the THP Merger Consideration, the Blocker I Merger Consideration and the Blocker II Merger Consideration.

“Merger Sub” has the meaning set forth in the preface above.

“Non-Recourse Parties” has the meaning set forth in Section 14.17 (Non-Recourse).

“Ordinary Course of Business” means the ordinary course of business of the normal day-to-day operations of the Target Companies and its Subsidiaries, consistent with past practice and custom (including with respect to quantity and frequency).

“Organizational Documents” means with respect to any Person (other than an individual), (a) the certificate or articles of incorporation, association, organization or formation (together with any memorandum of association) and any limited liability company, operating, partnership agreement or other similar agreement adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, stockholders, registration rights, voting, equity holders and similar agreements to which such Person is a party, or by which such Person is bound, relating to the organization or governance of such Person, in each case, as amended or supplemented from time to time.

“Outside Date” has the meaning set forth in Section 12.01(f) (Termination).

“Overall Percentage Allocation” means, with respect to each Seller, the “Overall Percentage Allocation” set forth opposite such Seller’s name in the Closing Date Payment Schedule, which may be updated and provided to Buyer in writing from time to time by Sellers’ Representative as a result of the payment of the Closing Date Payments, the Final Blocker I Adjustment Amount, the Final Blocker II Adjustment Amount and the Final THP Adjustment Amount, each as finally determined in accordance with ARTICLE II and/or Sellers’ Holdback and including any other expense payment, indemnification payment or other payment made to or by any Seller under this Agreement (other than any payment by any Seller due to Seller’s own breach of this Agreement), in each case, so that the overall net payments made to such Seller under this Agreement (which “netting” of payments shall not take into account any payment by any Seller due to Seller’s own breach of this Agreement) are made in accordance with such Seller’s Distribution Priority; it being understood that (x) the aggregate Overall Percentage Allocation of all Sellers at all times shall total 100%, and (y) the determination of the Overall Percentage Allocation shall be the sole responsibility of the Sellers’ Representative, and Buyer and Merger Sub shall be entitled to conclusively rely thereon without any obligation to verify the accuracy thereof and shall have no responsibility or liability in connection with the determination of any Seller’s Overall Percentage Allocation or the Distribution Priority.

“Owned IP Rights” means any Intellectual Property Rights owned or purported to be owned by THP or any of its Subsidiaries.

“Parent” has the meaning set forth in Section 8.08(a) (Parent Guaranty).

“Party” and “Parties” have the meanings set forth in the preface above.

“Paying Agent” means Citibank, N.A.

“Paying Agent Agreement” means the Paying Agent Agreement to be dated as of the Closing Date by and among Buyer, the Sellers’ Representative and the Paying Agent, substantially in the form of Exhibit G attached hereto.

“Payoff Letters” has the meaning set forth in Section 2.02(c) (Payment of Closing Consideration, Indebtedness, Transaction Expenses and Sellers’ Holdback).

“Per Diem Taxes” has the meaning set forth in Section 10.08(b) (Straddle Period).

“Permitted Liens” means (a) statutory Liens for Taxes, assessments and other governmental levies, fees or charges not yet due and payable or the amount or validity of which the taxpayer is contesting in good faith by appropriate proceedings for which adequate reserves have been made on the Financial Statements in accordance with GAAP and for which adequate accruals or reserves have been established, in each case, which are not, individually or in the aggregate, material; (b) cashiers’, landlords’, mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, contractors’ and warehousemen’s Liens and similar statutory Liens incurred in the Ordinary Course of Business for amounts which are not yet due and payable and which are not, individually or in the aggregate, material or which are being contested in good faith by appropriate proceedings; (c) zoning, building codes and other land use Laws regulating the use or occupancy of Leased Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Leased Real Property and which are not violated in any material respect by the current use or occupancy of such Leased Real Property or the operation of any of the Target Companies and its Subsidiaries; (d) purchase money Liens securing rental payments under capital lease arrangements; (e) non-exclusive licenses of Intellectual Property Rights granted by the Target Companies or any of their Subsidiaries in the Ordinary Course of Business; (f) easements, covenants, conditions, rights-of-way, restrictions and other similar charges and encumbrances of record and other encroachments and title and survey defects, none of which materially interfere with the Ordinary Course of Business of the Target Companies or their Subsidiaries or materially detract from the use, occupancy, value or marketability of title of the assets subject thereto; (g) Liens identified on title policies or preliminary title reports that, individually or in the aggregate, does not materially adversely affect the value or the continued use of any Leased Real Property; and (h) other Liens arising in the Ordinary Course of Business and not incurred in connection with the incurrence of Indebtedness.

“Person” means an individual, a partnership, a corporation, a limited liability company, a business trust, an association, a joint stock company, and estate, a trust, a joint venture, an unincorporated organization, Governmental Authority, or other entity, of whatever nature.

“Personal Information” means any data or information in any form, either alone or in combination with other information reasonably available to THP, that (a) relates or may reasonably be linked to an identifiable natural person or household, (b) can be used to authenticate an individual (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or personal identification numbers, financial account numbers, credit report information, biometric or health data, answers to security questions, or any other applicable personal identifiers) or (c) constitutes “personal data,” “personal information,” “personally identifiable information,” “sensitive personal data,” or any analogous term under applicable Privacy Requirements.

“Post-Closing Payments Percentage Allocation” means, with respect to each Seller, the “Post-Closing Payments Percentage Allocation” set forth opposite such Seller’s name in the Closing Date Payment Schedule, which may be updated and provided to Buyer in writing from time to time by Sellers’ Representative as a result of the payment of the Closing Date Payments, the Final Blocker I Adjustment Amount, the Final Blocker II Adjustment Amount and the Final THP Adjustment Amount, each as finally determined in accordance with ARTICLE II and/or Sellers’ Holdback and including any other expense payment, indemnification payment or other payment made to or by any Seller under this Agreement (other than any payment by any Seller due to Seller’s own breach of this Agreement), in each case, so that the overall net payments made to such Seller under this Agreement (which “netting” of payments shall not take into account any payment by any Seller due to Seller’s own breach of this Agreement) are made in accordance with such Seller’s Distribution Priority; it being understood that (x) the aggregate Post-Closing Payments Percentage Allocation of all Sellers at all times shall total 100%, and (y) the determination of the Post-Closing Payments Percentage Allocation shall be the sole responsibility of the Sellers’ Representative, and Buyer and Merger Sub shall be entitled to conclusively rely thereon without any obligation to verify the accuracy thereof and shall have no responsibility or liability in connection with the determination of any Seller’s Post-Closing Payments Percentage Allocation or the Distribution Priority.

“Post-Closing Tax Period” means any taxable period (or portion thereof) that begins on or after the day that is immediately following the Closing Date.

“Pre-Closing Redemptions” has the meaning set forth in Section 9.01(b) (Operation of Business).

“Pre-Closing Tax Period” means any Tax period (or portion thereof) ending on or before the Closing Date.

“Previous Benefit Plans” has the meaning set forth in Section 10.04(c).

“Privacy Requirements” means (a) applicable Legal Requirements regulating the Processing of Personal Information (including but not limited to the Health Insurance Portability and Accountability Act (HIPAA), the Health Information Technology for Economic and Clinical Health Act (HITECH Act), California’s Confidentiality of Medical Information Act (CMIA), Canada’s Personal Information Protection and Electronic Documents Act (PIPEDA), Canada’s Anti-Spam Legislation (CASL) and other national or provincial privacy laws, Australia’s Privacy Act of 1988, the California Consumer Privacy Act (CCPA) and other comprehensive state privacy laws, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, the Telephone Consumer Protection Act (TCPA), and Laws governing auto-renewal, negative option contracts, and unfair or deceptive trade acts or practices, each as amended and including any regulations promulgated thereunder, in each case as and to the extent applicable to the operation of THP), and (b) contractual obligations, self-regulatory standards, written policies or notices or terms of use of THP that are related to privacy, information security, data protection or the Processing of Personal Information in each case as and to the extent applicable to the operation of THP.

“Process” or “Processing” means any operation or set of operations which is performed on data, including Personal Information or sets of Personal Information, whether or not by automated means, such as the receipt, access, acquisition, collection, recording, organization, compilation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, safeguarding, security, disposal, erasure or destruction.

“Product” means each of the products or offerings being developed, manufactured, packaged, labeled, distributed, imported, exported, handled, marketed, or sold by, or to the Knowledge of THP, on behalf of THP and its Subsidiaries prior to the Closing Date.

“Proposed Adjustment Amount” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Proposed Blocker I Adjustment Amount” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Proposed Blocker II Adjustment Amount” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Proposed THP Adjustment Amount” has the meaning set forth in Section 2.07(a) (Post-Closing Adjustment).

“Protected Seller Communications” has the meaning set forth in Section 10.05 (Provision Respecting Representation of the Sellers).

“PTE Election” means an election under applicable state or local Income Tax Law made by or with respect to any Target Company pursuant to which such Target Company will incur or otherwise be liable for any state or local Income Tax liability under applicable state or local Income Tax that would have been borne (in whole or in part) by the direct or indirect equity owners of such Target Company had no such election been made (e.g., any “Specified Income Tax Payment” as defined by IRS Notice 2020-75).

“PTE Election Notice” has the meaning set forth in Section 10.08(d)(vi).

“Purchase Price Allocation Schedule” has the meaning set forth in Section 10.08(i)(i) (Tax Treatment; Allocation).

“R&W Insurance Policy” means that certain buyer-side representation and warranty insurance policy to be issued to Buyer or an Affiliate thereof by the R&W Insurer in connection with the Transactions.

“R&W Insurance Policy Costs” means the premium, underwriting fees, due diligence expenses, and any other fees, costs, or expenses due and payable pursuant to the terms of the R&W Insurance Policy.

“R&W Insurer” means Euclid Transactional, LLC as managing general agent for the insurers under the R&W Insurance Policy.

“Real Property Lease” has the meaning set forth in Section 3.10(b).

“Redemption Facilitation Transaction” has the meaning set forth in Section 9.01(b) (Operation of Business).

“Reference Balance Sheet Date” has the meaning set forth in Section 3.07(a) (Financial Statements; Books and Records).

“Registered IP” means issued patents, registered industrial designs, registered copyrights and registered trademarks granted under the authority of any Governmental Authority and all applications for any of the foregoing, and domain name registrations.
“Related Party” means any present equityholder (direct or indirect), director, officer, manager, employee, member, partner, or Affiliate of THP or its Subsidiaries, or, to the Knowledge of THP, any spouse, sibling, parent or lineal descendent of such Person (whether related by blood, marriage or adoption).

“Related Party Arrangement” has the meaning set forth in Section 3.20(c).

“Releasee” has the meaning set forth in Section 14.18.

“Releasor” has the meaning set forth in Section 14.18.

“Representative” means, with respect to any Person, such Person’s Affiliates, and its and its Affiliate’s respective directors, officers, partners, members, equityholders, managers, trustees, employees, independent contractors, agents, advisors or other representatives, including legal counsel, accountants and financial advisors.

“Required THP Sellers” means the holders of Units set forth on Schedule 1.01(e).

“Restricted THP Sellers” means the Sellers set forth on Schedule 1.01(f).

“Rollover Sellers” has the meaning set forth in the recitals above.

“Rollover Transactions” has the meaning set forth in the recitals above.

“Sample Working Capital” means an illustrative sample determination of the Working Capital of THP and its Subsidiaries as of November 30, 2023 and as set forth on Exhibit C. For the avoidance of doubt, the Sample Working Capital is for illustrative purposes only and shall not be binding on the Parties.

“Sanctioned Party” means any Person (a) included on one or more of the Sanctioned Party Lists; (b) located, organized, or ordinarily resident in a country, territory, or region that is the subject of sanctions administered by OFAC that broadly prohibit business or dealings with such country, territory, or region; (c) owned or controlled by, or acting on behalf of, any of the foregoing; or (d) with whom U.S. Persons are otherwise prohibited from transacting under Global Trade Laws.

“Sanctioned Party Lists” means the list of sanctioned parties maintained by the United Nations; the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identifications List, and other lists administered by OFAC; the U.S. Denied Persons List, the U.S. Entity List, the U.S. Unverified List, and the Military End User List, all administered by the U.S. Department of Commerce; the consolidated list of Persons, Groups and Entities Subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy; the HM Treasury Consolidated List of Financial Sanctions Targets in the UK; and similar lists of restricted parties maintained by other relevant Governmental Authorities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any (a) unauthorized or unlawful acquisition, access, loss of, or misuse (by any means) of Sensitive Data; (b) phishing, ransomware, denial of service (DoS) or other cyberattack that results in a monetary loss or a business disruption; or (c) other act or omission that compromises the security, integrity, or confidentiality of Sensitive Data or Business IT Systems.

“Seller” has the meaning set forth in the preface above.

“Seller Tax Matter” means (a) amending, filing, or re-filing a Flow-Through Tax Return of any Target Company (or of any of their Subsidiaries) for any Pre-Closing Tax Period or Straddle Period; (b) extending or waiving the applicable statute of limitations with respect to any Flow-Through Tax Return of any Target Company (or of any of their Subsidiaries) for a Pre-Closing Tax Period or a Straddle Period; (c) filing any ruling request with any Governmental Authority that relates to any Flow-Through Tax Returns of any Target Company (or of any of their Subsidiaries) for a Pre-Closing Tax Period or Straddle Period; and (d) making or revoking a Tax election on any Flow-Through Tax Return filed after the Closing Date with respect to any Pre-Closing Tax Period or a Straddle Period that is reasonably expected to materially and adversely affect the Taxes or Tax Returns of any Target Company, any of their Subsidiaries, or any direct or indirect owner of any such entity for any Pre-Closing Tax Period or Straddle Period, other than any such Tax election to the extent made in the Ordinary Course of Business solely with respect to the post-Closing portion of a Straddle Period.

“Seller Transaction Expenses” means, without duplication, all fees, costs and expenses of the Sellers and their respective Affiliates incurred in connection with this Agreement and the transactions contemplated hereby, which have not otherwise been paid at or prior to Closing. For the avoidance of doubt, “Seller Transaction Expenses” shall exclude, (a) the R&W Insurance Policy Costs and all fees, costs and expenses incurred by any Person in connection with the D&O

Insurance (including the amount of any applicable surplus lines, premiums, premium Tax and any other similar applicable Tax, fee or surcharge, the underwriting fee and the broker fee), (b) any filing fees incurred in connection with seeking HSR Clearance and (c) any fees, costs and expenses that are Target Company Transaction Expenses.

“Sellers’ Holdback” has the meaning set forth in Section 14.01(e).

“Sellers’ Representative” has the meaning set forth in the preface above.

“Sensitive Data” means all (a) Personal Information, (b) Protected Health Information, (c) other confidential or proprietary business information or trade secret information and (d) confidential or proprietary customer data for which THP is required to keep confidential or secure under applicable Law or Contract.

“Software” means all software, computer programs and applications (in any format, including source code and object code), algorithms and systems, including all related documentation, specifications, designs, technology, manuals and designs supporting the foregoing.

“Specified Escrow Account” means the account maintained by the Escrow Agent into which the Specified Escrow Amount and any additional amounts are deposited.

“Specified Escrow Amount” has the meaning set forth in Schedule 13.02.

“Stock” has the meaning set forth in the recitals above.

“Straddle Period” has the meaning set forth in Section 10.08(b) (Straddle Period).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Surviving Company” has the meaning set forth in Section 2.01(g).

“Target Companies” has the meaning set forth in the preface above.

“Target Company Transaction Expenses” means, without duplication, any Transfer Taxes borne by the Target Companies and allocable to the Sellers pursuant to Section 10.08(c), and all fees, costs and expenses of the Target Companies with respect to: (a) any transaction, retention, or change-in-control payments, bonuses, benefits, or similar payments to any current or former director, manager, officer, employee, consultant or other service providers arising or resulting from, triggered by or otherwise payable or owing in connection with, this Agreement or the Transaction Documents or any of the transactions contemplated by this Agreement (whether or not such amounts, bonuses, benefits or similar payments do not become payable until the occurrence of a termination of employment or other event occurring after the Closing (except for termination of employment by any Target Company or its Subsidiaries after the Closing without cause) and, for the avoidance of doubt, the consummation of the transactions contemplated by this Agreement is also necessary to trigger such amounts, bonuses, benefits or similar payments), in each case, which have not otherwise been paid by the Target Companies at or prior to Closing, in each case including the employer portion of any Taxes arising therefrom (but excluding any amount taken into account as Indebtedness, (b) all costs, commissions, fees and expenses of any Target Company incurred in connection with the negotiation, preparation, execution and/or delivery of this Agreement or any of the Transaction Documents, any offering or marketing materials or the consummation of the transactions contemplated hereby, including any investment banking, accounting, consulting, broker, finder, advisory, attorney and other professional and other costs, fees and expenses (including any costs, fees or expenses owing or payable to Perella Weinberg Partners L.P. or any of its Affiliates), (c) one half (50%) of all fees, costs and expenses of the D&O Insurance as set forth in Section 10.06(b)), (d) one half (50%) of any filing fees incurred in connection with seeking HSR Clearance, (e) one half (50%) of all fees, costs and expenses associated with the Paying Agent Agreement and (f) the Company Trip (as defined in Schedule 3.18). For the avoidance of doubt, “Target Company Transaction Expenses” shall exclude the R&W Insurance Policy Costs.

“Tax” and “Taxes” means any taxes, charges, fees, levies or any other similar assessments imposed by a Governmental Authority (including income, receipts, ad valorem, value added, excise, real or personal property, sales, occupation, service, stamp, transfer, registration, natural resources, severance, premium, windfall or excess profits, environmental, customs, duties, use, licensing, withholding, employment, social security, unemployment, disability, payroll, share, capital, surplus, alternative, minimum, add-on minimum, estimated, franchise or any other similar taxes, charges, fees, levies or other similar assessments imposed by a Governmental Authority), whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, fines, penalties, assessments, deficiencies or additions thereto, whether disputed or not.

“Tax Benefit” shall equal the actual reduction in Income Taxes payable in the Tax year the Damages were incurred or in the immediately succeeding Tax year, by either Blocker I or Blocker II in the case of a recovery by the Buyer, or by the Sellers in the case of a recovery by the Sellers; provided, that such reduction in Income Taxes payable is calculated by comparing (i) the applicable Taxes payable were no such Damages to occur, and (ii) the applicable Taxes payable when considering the Damages that were incurred.
“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“THP” has the meaning set forth in the preface above.

“THP Adjustment Escrow Account” means the account maintained by the Escrow Agent into which the THP Adjustment Escrow Amount and any additional amounts are deposited.

“THP Adjustment Escrow Amount” means Four Million Dollars ($4,000,000).

“THP Closing Consideration” means an amount equal to (a) (i) the THP Equity Value, minus (ii) the THP Adjustment Escrow Amount, minus (iii) the Specified Indemnity Amount, minus (iv) the Sellers’ Holdback, multiplied by (b) the aggregate Closing Date Payment Percentage Allocation of all THP Sellers.

“THP Closing Certificate” has the meaning set forth in Section 2.06 (Closing Certificate).

“THP Equity Value” means an amount equal to (a) the Enterprise Value, plus (b) Closing THP Cash, minus (c) Closing THP Indebtedness, minus (d) Closing Seller Transaction Expenses, minus (e) the Closing Target Company Transaction Expenses, plus (f) the amount, if any, by which Closing Working Capital is greater than the Working Capital Upper Limit, minus (g) the amount, if any, by which Closing Working Capital is less than the Working Capital Lower Limit.

“THP Merger Consideration” means an amount equal to (a) the THP Equity Value multiplied by (b) the aggregate Closing Date Payment Percentage Allocation of all THP Sellers.

“THP Operating Agreement” means that certain Operating Agreement of THP, dated as of July 22, 2020, by and among, THP and the THP Sellers, as amended by that certain Amendment No. 1, dated December 15, 2020.

“THP Pre-Closing Tax Liability Amount” means an amount equal to (1) the sum of the accrued and unpaid Income Tax liabilities of THP and each of its Subsidiaries for (a) any Pre-Closing Tax Period (or portion thereof) for which THP or each of its Subsidiaries has not filed the applicable Tax Return as of the date hereof, separately calculated for THP and each of its Subsidiaries for each applicable taxing jurisdiction and each applicable taxable period and each applicable type of Income Tax (with the amount of each specific kind of Income Tax liabilities of THP and each of its Subsidiaries with respect to each applicable taxing jurisdiction for each applicable Pre-Closing Tax Period (or portion thereof) not being less than zero); provided, that such Income Tax liabilities will be calculated (i) by taking into account any applicable Transaction Deductions to the extent such deductions are “more likely than not” deductible in a Pre-Closing Tax Period under applicable Income Tax Law and have the result of reducing, under applicable Income Tax Law, the amount of any Income Tax liability otherwise includable in the calculation of the THP Pre-Closing Tax Liability Amount (and, if applicable, applying the safe harbor election set forth in Internal Revenue Service Revenue Procedure 2011-29 to determine the amount of any permitted deductions for any success-based fees included in Transaction Expenses or otherwise), (ii) in accordance with the past practice of THP and each of its

Subsidiaries, except to the extent otherwise required by applicable Law, (iii) by excluding any Taxes arising from any disclosure to, or discussions with, any Governmental Authority (in each case initiated by Buyer, any Affiliate of Buyer, or, following the Closing, the Target Companies or their Subsidiaries) with respect to filing Flow-Through Tax Returns or paying Taxes of any Target Company or their Subsidiaries for any Pre-Closing Tax Period or Straddle Period, in each case, in any jurisdictions in which THP or any of its Subsidiaries did not file a Flow-Through Tax Return (or pay Taxes) for such periods, (iv) in accordance with the conventions set forth in Section 10.08(d), (v) by taking into account any applicable estimated payments or prepayments of Income Taxes of THP and each of its Subsidiaries, (vi) by excluding any Taxes arising from a Buyer Closing Date Transaction and (vii) by including any accrued and unpaid Income Tax liabilities of THP and each of its Subsidiaries arising from, without duplication, (A) any PTE Election made prior to the Closing Date and (B) any PTE Election specified in a PTE Election Notice provided to Buyer in accordance with the procedures set forth in Section 10.08(d)(vi), plus (2) the product of (x) the amount of taxable income for any Post-Closing Tax Period solely attributable to THP filing an IRS Form 3115 relating to inventory cost capitalization under Section 263A of the Code with respect to THP’s tax year ended December 31, 2022 multiplied by (y) 26%.

“THP Seller” means each holder of Units, other than Blocker I and Blocker II.

“THP Seller Closing Date Payment” has the meaning set forth in Section 2.02(a)(iii) (Payment of Closing Date Payments).

“Topco” has the meaning set forth in the recitals above.

“Transaction Deductions” means any deduction permitted for Income Tax purposes, that is attributable to (a) Target Company Transaction Expenses or other expenses of the Target Companies that would have been Target Company Transaction Expenses but for the fact that they were paid prior to the Closing and (b) any fees, expenses, and interest (including amounts treated as interest for Income Tax purposes) that were incurred by or on behalf of the Target Companies in connection with the Indebtedness or Working Capital (or payment thereof).

“Transaction Documents” means, collectively, this Agreement, the Joinders, the Letters of Transmittal, the Escrow Agreement, the Paying Agent Agreement, the Confidentiality Agreement, the Limited Guaranty, the Rollover Agreements, the Restrictive Covenant Agreements, the Certificate of Merger and all of the certificates, instruments, agreements, and documents contemplated by or required to be delivered by or pursuant to any of the foregoing.

“Transaction Expenses” means, without duplication, all Target Company Transaction Expenses and all Seller Transaction Expenses.

“Transactions” means the transactions contemplated by the Transaction Documents, including the Blocker I Sale, the Blocker II Sale, and the Merger.

“Transfer Taxes” has the meaning set forth in Section 10.08(c) (Transfer Taxes).

“Unaudited Financial Statements” has the meaning set forth in Section 3.07 (Financial Statements; Books and Records).

“Unitholder Consent” means a consent duly executed and delivered by the Required THP Sellers, in the form attached hereto as Exhibit H.

“Units” has the meaning set forth in the recitals above.

“VMG Equity Reorganization” has the meaning set forth in the recitals.

“VMG GP” has the meaning set forth in the recitals.

“VMG Holdco” has the meaning set forth in the recitals.

“VMG Holdco Redemption” has the meaning set forth in the recitals.

“VMG Splitter” has the meaning set forth in the recitals.

“WARN Act” means the Worker Adjustment and Restraining Notification Act of 1988, as amended.

“Working Capital” means, as of any date of determination, the difference between (a) the current assets of THP and its Subsidiaries as of such date, excluding any Cash of THP and its Subsidiaries, and (b) the current liabilities of THP and its Subsidiaries as of such date, excluding any Indebtedness of THP and its Subsidiaries and Transaction Expenses in the case of each of clauses (a) and (b), determined on a consolidated basis without duplication in accordance with the definitions set forth herein, the Accounting Principles and illustrated on the same basis as the Sample Working Capital. In addition, (x) any Transfer Taxes, as of any date of determination, and all Income Tax assets and Income Tax liabilities shall be excluded from the calculation of Working Capital as of such date and (y) Transaction Expenses shall be excluded from the calculation of Working Capital.

“Working Capital Lower Limit” means Twenty Six Million Thirty Thousand Dollars ($26,030,000).

“Working Capital Upper Limit” means Twenty Eight Million Seven Hundred Seventy Thousand Dollars ($28,770,000).

“Union” means a labor union, works council, trade union, or other employee representative body.
ARTICLE II
PURCHASE AND SALE; MERGER

Section 2.01    Merger Consideration; Closing Consideration; Purchase and Sale of the Stock; Merger.

(a)    The aggregate consideration for all of the Blocker I Stock shall be an amount equal to the Blocker I Merger Consideration, as adjusted pursuant to Section 2.07.
(b)    The aggregate consideration for all of the Blocker II Stock shall be an amount equal to the Blocker II Merger Consideration, as adjusted pursuant to Section 2.07.
(c)    The aggregate consideration for all of the Units shall be an amount equal to the THP Merger Consideration, as adjusted pursuant to Section 2.07.

(d)    Timing. As of the Closing (and, for the avoidance of doubt, following the consummation of the VMG Equity Reorganization), upon the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur:

(i)    First, Blocker I Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Blocker I Seller, all of the Blocker I Stock held by the Blocker I Seller for and in consideration of an amount equal to the Estimated Blocker I Closing Consideration;

(ii)    Second, concurrent with the Blocker I Sale, Blocker II Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Blocker II Seller, all of the Blocker II Stock held by the Blocker II Seller for and in consideration of an amount equal to the Estimated Blocker II Closing Consideration; and

(iii)    Third, immediately following the consummation of the Blocker I Sale and the Blocker II Sale, and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the terms of this Agreement, Merger Sub shall be merged with and into THP, with THP being the Surviving Company in the Merger.

(e)    VMG Equity Reorganization. The Parties acknowledge and agree that Blocker I shall, and shall cause VMG Splitter, VMG GP and VMG Holdco to, at any time prior to the Closing, engage in one or more transactions in order to give effect to the VMG Equity Reorganization.

(f)    Filing of the Certificate of Merger; Surviving Company. At the Closing, THP shall cause a certificate of merger, substantially in the form attached hereto as Exhibit D (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware and will make all other filings or recordings required by the DLLCA to effect the Merger. The Merger will become effective at such time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such other time as is specified therein and agreed to by Buyer and THP (the “Effective Time”).

(g)    Effect of the Merger. At the Effective Time, the separate limited liability company existence of Merger Sub shall cease, and THP shall be the surviving limited liability company in the Merger (the “Surviving Company”) and shall continue its limited liability company existence under the laws of the State of Delaware and shall succeed to and assume all of the rights and obligations of THP and Merger Sub in accordance with the DLLCA. For the avoidance of doubt, unless otherwise specified, for purposes of this Agreement, the Blocker I Sale and the Blocker II Sale shall occur at the Closing and immediately prior to the Effective Time.

(h)    Organizational Documents. At the Effective Time, by virtue of the Merger and without any further action on the part of Buyer, Merger Sub, THP, the Surviving Company or the holders of any equity interests of any of the foregoing, the certificate of formation of the Surviving Company will be the certificate of formation of THP as in effect immediately prior to the Effective Time and will continue to be the certificate of formation of the Surviving Company until amended in accordance with the DLLCA and the limited liability company agreement of the Surviving Company. At the Effective Time, the limited liability company agreement of the Surviving Company will be the limited liability company agreement of Merger Sub as in effect immediately prior to the Effective Time.

(i)    Directors, Managing Member and Officers. The managers of Merger Sub, as of the Effective Time, shall be the managers of the Surviving Company until their respective successors are duly elected and qualified in the manner provided in the certificate of formation and limited liability company agreement of the Surviving Company or until their earlier resignation or removal or as otherwise provided by applicable Law. The officers of Merger Sub, as of the Effective Time, shall be the officers of the Surviving Company until their successors are duly elected and qualified in the manner provided in the certificate of formation and limited liability company agreement of the Surviving Company or until their earlier resignation or removal or as otherwise provided by applicable law.

(j)    Effect on Units. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, THP or the holders of any equity interests of any of the foregoing, the books and records of THP will be closed and thereafter no further transfers of any of the equity securities will be reflected therein and:

(i)    all of the equity securities that are owned by THP or any of its Subsidiaries shall be cancelled and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor. Any other equity securities of THP outstanding as of immediately prior to the Effective Time and not specifically addressed by the subclauses of this Section 2.01(j) shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor;

(ii)    all of the Units that are owned by Blocker I shall remain issued and outstanding and no cash or other consideration shall be delivered or deliverable in exchange therefor (other than the Blocker I Seller’s right to its applicable portion (as set forth on the Closing Date Payment Schedule) of (x) any disbursements in respect of Blocker I Stock (if any) from the funds held in the Blocker I Adjustment Escrow Account and other payments from Buyer if and when made in accordance with Section 2.07(d) (Post-Closing Adjustment), (y) the Specified Escrow Amount in accordance with Article XIII, and (z) any disbursements in respect of Blocker I Stock (if any) from the funds held in the Sellers’ Holdback if and when made in accordance with Section 14.01(e));

(iii)    all of the Units that are owned by Blocker II shall remain issued and outstanding and no cash or other consideration shall be delivered or deliverable in exchange therefor (other than the Blocker II Seller’s right to its applicable portion (as set forth on the Closing Date Payment Schedule) of (x) any disbursements in respect of Blocker II Stock (if any) from the funds held in the Blocker II Adjustment Escrow Account and other payments from Buyer if and when made in accordance with Section 2.07(d) (Post-Closing Adjustment), (y) the Specified Escrow Amount in accordance with Article XIII, and (z) any disbursements in respect of Blocker II Stock (if any) from the funds held in the Sellers’ Holdback if and when made in accordance with Section 14.01(e));

(iv)    all of the Units that are owned by any THP Seller shall, with respect to such THP Seller, be automatically converted into the right to receive: (A) an amount in cash (without interest) equal to the product of (1) the Estimated THP Closing Consideration multiplied by (2) such THP Seller’s Closing Date Payment Percentage Allocation; (B) the applicable portion (as set forth on the Closing Date Payment Schedule) of the amount owed in respect of a Unit (if any) in respect of any payments from Buyer if and when made in accordance with Section 2.07(d) (Post-Closing Adjustment); (C) the applicable portion (as set forth on the Closing Date Payment Schedule) of any disbursements in respect of a Unit (if any) from the funds held in the THP Adjustment Escrow Account if and when made in accordance with Section 2.07(d) (Post-Closing Adjustment); (D) the applicable portion (as set forth on the Closing Date Payment Schedule) of any disbursements in respect of a Unit (if any) from the funds held in the Specified Escrow Account in accordance with Article XIII, and (E) the applicable portion (as set forth on the Closing Date Payment Schedule) of any disbursements in respect of a Unit (if any) from the funds held in the Sellers’ Holdback if and when made in accordance with Section 14.01(e); and

(v)    all of the equity securities of Merger Sub that are issued and outstanding immediately prior to the Effective Time will automatically be converted into and become equity securities of the Surviving Company, such that the equity securities of the Surviving Company held by Buyer, Blocker I and Blocker II will constitute 100% of the outstanding equity securities of the Surviving Company immediately following the Effective Time.

(k)    From and after the Effective Time, the holders of Units or other equity securities of THP outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided in this Agreement or by applicable Law.

Section 2.02    Transactions at Closing.

(a)     Payment of Closing Date Payments.

(i)    At the Closing, Buyer shall pay (or cause to be paid) to Blocker I Seller (via the Paying Agent pursuant to Section 2.05), by wire transfer of immediately available funds from Buyer to the accounts designated in writing by the Blocker I Seller to the Paying Agent, an amount equal to the Estimated Blocker I Closing Consideration as set forth on the Closing Date Payment Schedule (such amount, the “Blocker I Seller Closing Date Payment”) for further distribution by the Paying Agent to Blocker I Seller in accordance with (x) Blocker I Seller’s Closing Date Payment Percentage Allocation set forth on the Closing Date Payment Schedule and (y) Section 2.05. In the event the Blocker I Seller Closing Date Payment is adjusted by the Sellers’ Representative in connection with any other payments to or from Blocker I Seller pursuant to this Agreement, including (i) any disbursements in respect of Blocker I Stock (if any) from the funds held in the Blocker I Adjustment Escrow Account or other payments by Buyer to Blocker I Seller (whether via the Paying Agent, Escrow Agent or otherwise) if and when made in accordance with Section 2.07(d) (Post-Closing Adjustment) or (ii) any disbursements in respect of Blocker I Stock (if any) from the funds held in the Sellers’ Holdback if and when made in accordance with Section 14.01(e), the Sellers’ Representative shall pay such adjustment to Blocker I Seller in accordance with Blocker I Seller’s Post-Closing Payments Percentage Allocation.

(ii)    At the Closing, Buyer shall pay (or cause to be paid) to Blocker II Seller (via the Paying Agent pursuant to Section 2.05), by wire transfer of immediately available funds from Buyer to the accounts designated in writing by the Blocker II Seller to the Paying Agent, an amount equal to the Estimated Blocker II Closing Consideration as set forth on the Closing Date Payment Schedule (such amount, the “Blocker II Seller Closing Date Payment”) for further distribution by the Paying Agent to Blocker II Seller in accordance with (x) Blocker II Seller’s Closing Date Payment Percentage Allocation set forth on the Closing Date Payment Schedule and (y) Section 2.05. In the event the Blocker II Seller Closing Date Payment is adjusted by the Sellers’ Representative in connection with any other payments to or from Blocker II Seller pursuant to this Agreement, including (i) any disbursements in respect of Blocker II Stock (if any) from the funds held in the Blocker II Adjustment Escrow Account or other payments by Buyer to Blocker II Seller (whether via the Paying Agent, Escrow Agent or otherwise) if and when made in accordance with Section 2.07(d) (Post-Closing Adjustment) or (ii) any disbursements in respect of Blocker II Stock (if any) from the funds held in the Sellers’ Holdback if and when made in accordance with Section 14.01(e), the Sellers’ Representative shall pay such adjustment to Blocker II Seller in accordance with Blocker II Seller’s Post-Closing Payments Percentage Allocation.

(iii)    At the Closing, Buyer shall pay (or cause to be paid) to the Paying Agent, by wire transfer of immediately available funds from Buyer to the accounts designated in writing by the Paying Agent, an amount equal to the Estimated THP Closing Consideration as set forth on the Closing Date Payment Schedule (such amount, the “THP Seller Closing Date Payment” and, together with the Blocker I Seller Closing Date Payment and the Blocker II Seller Closing Date Payment, the “Closing Date Payments”), for further distribution to each THP Seller in accordance with such THP Seller’s Closing Date Payment Percentage Allocation set forth on the Closing Date Payment Schedule and with Section 2.05. In the event the THP Seller Closing Date Payment is adjusted by the Sellers’ Representative in connection with any other payments to or from the THP Sellers pursuant to this Agreement, including (i) any disbursements in respect of a Unit (if any) from the funds held in the THP Adjustment Escrow Account or other payments by Buyer to the Paying Agent if and when made in accordance with Section 2.07(d) (Post-Closing Adjustment) or (ii) any disbursements in respect of a Unit (if any) from the funds held in the Sellers’ Holdback if and when made in accordance with Section 14.01(e), the Sellers’ Representative shall pay such adjustment to each THP Seller in accordance with such THP Seller’s Post-Closing Payments Percentage Allocation (via the Paying Agent pursuant to Section 2.05). Any payments made by Buyer or the Paying Agent to any THP Seller hereunder shall be reduced by the amount of any outstanding loan (together with accrued and unpaid interest thereon) due by such THP Seller to THP or any of its Subsidiaries.

(b)     At the Closing, Buyer shall deposit with the Escrow Agent (i) an amount in cash equal to the THP Adjustment Escrow Amount, (ii) an amount in cash equal to the Blocker I Adjustment Escrow Amount, (iii) an amount in cash equal to the Blocker II Adjustment Escrow Amount, and (iv) an amount in cash equal to the Specified Escrow Amount, which amounts shall be held and maintained by the Escrow Agent in four separate and segregated escrow accounts, being the THP Adjustment Escrow Account, the Blocker I Adjustment Escrow Account, the Blocker II Adjustment Escrow Account and Specified Escrow Account, respectively, and in each case to be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement. The THP Adjustment Escrow Amount, Blocker I Adjustment Escrow Amount Blocker II

Adjustment Escrow Amount and the Specified Escrow Amount, and all earnings thereon shall be held, invested and disbursed as specified in and pursuant to the terms and conditions of the Escrow Agreement and in accordance with the terms in this Agreement.

(c)    Payment of Indebtedness, Transactions Expenses and Sellers’ Holdback.

(i)    At the Closing, Buyer shall repay, or cause to be repaid, all Estimated THP Indebtedness, Estimated Blocker I Indebtedness and Estimated Blocker II Indebtedness owed by each Target Company, as applicable, in each case, set forth on Schedule 2.02(c)(i) and evidenced on each of the payoff letters (“Payoff Letters”), which Payoff Letters shall be in form and substance reasonably satisfactory to Buyer and otherwise indicate (x) the instructions for the repayment of such Indebtedness at the Closing and (y) that the applicable lender has agreed to release and terminate all Liens in respect of such Indebtedness relating to the assets and properties of the Target Companies and their Subsidiaries, as applicable, upon receipt of the amounts indicated in such Payoff Letters.

(ii)    At the Closing, Buyer shall pay, or cause to be paid, on behalf of the Sellers and the Target Companies, as applicable, (A) the Seller Transaction Expenses included in the Estimated Seller Transaction Expenses and the Target Company Transaction Expenses included in the Estimated Target Company Transaction Expenses, respectively, (net of any applicable withholding or compensatory payments which will be made through payroll in the Ordinary Course of Business) to the applicable payee, (B) all compensatory payments or withholding and related employment Taxes to the applicable Target Company to be timely remitted to the appropriate Governmental Authority (if applicable) in the Ordinary Course of Business and (C) the Sellers’ Holdback to the Sellers’ Representative to cover the Sellers’ Representative’s out-of-pocket costs and expenses in accordance with Section 14.01(e) (Sellers’ Representative). THP shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to deliver to Buyer invoices from each payee of Seller Transaction Expenses and Target Company Transaction Expenses (other than employees), which shall include the total amount of the Estimated Seller Transaction Expenses and the Estimated Target Company Transaction Expenses owed to such payee and payment instructions, together with a valid and duly executed IRS Form W-9 (or equivalent) from such payee.

(iii)    The Parties acknowledge that the Indebtedness of the Target Companies as of immediately prior to the Closing, the Seller Transaction Expenses and the Target Company Transaction Expenses are obligations of the Sellers and Target Companies, as applicable, incurred on or before the Closing, and nothing in this Agreement shall be deemed to make them obligations of Buyer. Payment of such Indebtedness, Seller Transaction Expenses and Target Company Transaction Expenses by Buyer (whether directly or indirectly) on behalf of Sellers and the Target Companies on the Closing is being made for convenience only.

Section 2.03    The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place, commencing at 10:00 a.m. Eastern time, or remotely via electronic transmission of related documentation (such as by use of .pdf), on (i) the second (2nd) Business Day following the satisfaction of all conditions (or waiver by the Party entitled to benefit from such conditions) to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions that by their nature are to be satisfied by the delivery of documents or the taking of actions at the Closing, but subject to the satisfaction or waiver (by the Party entitled to benefit from such conditions) of those conditions at such time) or (ii) such other date as the Sellers’ Representative and Buyer may mutually determine (the date on which the Closing actually occurs, the “Closing Date”).

Section 2.04    Deliveries at the Closing. At the Closing, the Parties shall deliver each of the following:

(a)     Blocker I Seller shall deliver to Buyer an assignment, in a form reasonably satisfactory to Buyer, with respect to the Blocker I Stock.

(b)    Blocker II Seller shall deliver to Buyer, in a form reasonably satisfactory to Buyer, an assignment with respect to the Blocker II Stock.

(c)    THP shall have provided to Buyer a properly completed and executed certificate of non-foreign status in a form that complies with Temporary Treasury Regulation Section 1.1445-11T(d)(2).

(d)    Each of Blocker I Seller and Blocker II Seller shall have provided a properly completed IRS Form W-9 to Buyer.

(e)    Each Party shall deliver each item required to be delivered by it pursuant to Section 11.01, Section 11.02 and Section 11.03.

Section 2.05    Seller Payments; Letters of Transmittal.

(a)    Pursuant to Section 2.02(a), at the Closing, Buyer shall deposit the Closing Date Payments with the Paying Agent to be held by the Paying Agent and distributed in accordance with this Section 2.05. Thereafter, (i) any THP Seller entitled to receive any portion of the THP Seller Closing Date Payment, (ii) Blocker I Seller in respect of the Blocker I Seller Closing Date Payment, and (iii) Blocker II Seller in respect of the Blocker II Seller Closing Date Payment, in each case shall look only to the Paying Agent (subject to abandoned property, escheat or other similar Laws) for payment (A) to the THP Sellers in respect of any portion of the THP Seller Closing Date Payment, (B) to Blocker I Seller in respect of the Blocker I Seller Closing Date Payment and (C) to Blocker II Seller in respect of the Blocker II Seller Closing Date Payment, as applicable.

No interest shall accrue or be paid on any portion of the THP Seller Closing Date Payment payable to any THP Seller upon the delivery of Letters of Transmittal.

(b)    With respect to each Seller that (i) delivers a Joinder and a letter of transmittal in the form attached hereto as Exhibit E (a “Letter of Transmittal”) to the Paying Agent, in each case, duly completed and validly executed in accordance with the instructions thereto, and (ii) delivers the applicable IRS Form W-9 to the Paying Agent on or prior to the Closing Date, such Seller shall be entitled to receive, in exchange therefor, the rights contemplated for such Seller in Section 2.01(j)(iv) after the consummation of the Merger (but not before the Effective Time), and the Paying Agent shall release to each Seller, promptly after the receipt and confirmation of the deliverables contemplated by this Section 2.05(b), (A) the applicable portion of the THP Seller Closing Date Payment due to such THP Seller pursuant to Section 2.01(j)(iv) and Section 2.02(a)(iii) and the Closing Date Payment Schedule, (B) the Blocker I Seller Closing Date Payment due to Blocker I Seller pursuant to Section 2.01(j)(ii) and Section 2.02(a)(i) and (C) the Blocker II Seller Closing Date Payment due to Blocker II Seller pursuant to Section 2.01(j)(iii) and Section 2.02(a)(ii). Within five (5) Business Days following the date hereof, to the extent not delivered prior to the date hereof, THP shall, or shall instruct the Paying Agent to, send (x) each THP Seller a Joinder and a Letter of Transmittal and instructions by which each THP Seller shall receive the applicable portion of the THP Seller Closing Date Payment in connection with the Merger, (y) to Blocker I Seller a Letter of Transmittal and instructions by which each Blocker I Seller shall receive the Blocker I Seller Closing Date Payment and (z) to Blocker II Seller a Letter of Transmittal and instructions by which each Blocker II Seller shall receive the Blocker II Seller Closing Date Payment (the “Instructions”). The Instructions will convey to each Seller and THP Sellers the requirements and documents that such Seller and THP Sellers must deliver in order to receive its THP Seller Closing Date Payment, Blocker I Seller Closing Date Payment or Blocker II Seller Closing Date Payment, as applicable. For the avoidance of doubt, no Seller or THP Seller shall be entitled to any portion of the THP Seller Closing Date Payment, Blocker I Seller Closing Date Payment or Blocker II Seller Closing Date Payment, as applicable, or any other amounts hereunder unless and until such Seller or THP Seller has delivered a duly executed and completed Joinder and Letter of Transmittal to the Paying Agent, together with all tax reporting information required or reasonably requested by the Paying Agent, in accordance with this Section 2.05(b).

(c)    Without limiting the generality of the foregoing, except as expressly contemplated hereby, THP shall not directly or indirectly (though any of its Subsidiaries or otherwise) pay or provide any consideration or any other amounts (including any termination, cancellation or other fees or amounts) in connection with the acquisition, termination, settlement or cancellation of any securities in connection with the Merger and other transactions contemplated by this Agreement. Upon the receipt of any Joinders or Letters of Transmittal duly executed by any THP Seller prior to the Closing, THP shall promptly send a copy of such duly executed Joinders and Letters of Transmittal to Buyer and the Paying Agent.

Section 2.06    Closing Certificates; Closing Date Payment Schedule.

(a)    At least three (3) Business Days prior to the Closing:

(i)    the Sellers’ Representative shall deliver, or shall have delivered, to Buyer a definitive closing payment schedule (the “THP Closing Certificate”), duly certified by an officer of THP, as setting forth good faith estimated calculations of: (A) the Closing THP Cash (the “Estimated Closing THP Cash”), Closing THP Indebtedness (the “Estimated THP Indebtedness”), Closing Working Capital (the “Estimated Working Capital”), Closing Seller Transaction Expenses (the “Estimated Seller Transaction Expenses”), Closing Target Company Transaction Expenses (the “Estimated Target Company Transaction Expenses”), and the resulting THP Closing Consideration based on the foregoing estimates (the “Estimated THP Closing Consideration”), which THP Closing Certificate shall include reasonable detail and supporting documentation relating to the amounts included in the THP Closing Certificate;

(ii)    the Blocker I Seller shall deliver, or shall have delivered, to Buyer a definitive closing payment schedule (the “Blocker I Closing Certificate”), duly certified by an officer of Blocker I, as setting forth good faith estimated calculations of: (A) the Closing Blocker I Cash (the “Estimated Blocker I Cash”), Closing Blocker I Indebtedness (the “Estimated Blocker I Indebtedness”), and the resulting Blocker I Closing Consideration based on the foregoing estimates (the “Estimated Blocker I Closing Consideration”), which Blocker I Closing Certificate shall include reasonable detail and supporting documentation relating to the amounts included in the Blocker I Closing Certificate; and

(iii)    the Blocker II Seller shall deliver, or shall have delivered, to Buyer a definitive closing payment schedule (the “Blocker II Closing Certificate”, together with the THP Closing Certificate and the Blocker I Closing Certificate, the “Closing Certificates”), duly certified by an officer of Blocker II, as setting forth good faith estimated calculations of: (A) the Closing Blocker II Cash (the “Estimated Blocker II Cash”), Closing Blocker II Indebtedness (the “Estimated Blocker II Indebtedness”), and the resulting Blocker II Closing Consideration based on the foregoing estimates (the “Estimated Blocker II Closing Consideration”), which Blocker II Closing Certificate shall include reasonable detail and supporting documentation relating to the amounts included in the Blocker II Closing Certificate.

(b)    Concurrent with the delivery of the THP Closing Certificate, the Sellers’ Representative shall deliver, or shall have delivered, to Buyer a written schedule (the “Closing Date Payment Schedule”) setting forth (A) the number of shares of Stock and/or Units held by each Seller, (B) the Closing Date Payment Percentage Allocation, Post-Closing Payments Percentage Allocation and Overall Percentage Allocation of each Seller as of the Closing Date and (C) the portion of the Closing Date Payments payable to each Seller and the Paying Agent on the Closing Date. Notwithstanding anything to the contrary herein, Buyer shall be entitled to conclusively and definitively rely, without any obligation to investigate or verify the accuracy, inaccuracy or correctness thereof, on the information provided by the Sellers’ Representative in the Closing Date Payment Schedule. The Sellers’ Representative shall prepare the Closing Date Payment Schedule in accordance with each Target Company’s Organizational Documents and applicable Law, the Distribution Priority and applicable Law, which Closing Date Payment Schedule shall be binding on and enforceable against each Seller. The Target Companies, the Sellers and the Sellers’ Representative shall provide Buyer with a reasonable opportunity to review the Closing Certificates and the Closing Date Payment Schedule, shall cooperate in good faith to answer any questions and resolve any issues raised by Buyer in connection with their review of the Closing Certificates and the Closing Date Payment Schedule, including providing Buyer with reasonable access, during normal business hours and in such a manner as not to interfere unreasonably with the business operations of the Target Companies and their Subsidiaries, to all books, records and personnel of the Target Companies and their Subsidiaries reasonably requested by Buyer related to the Closing Certificates and the Closing Date Payment Schedule; provided, that nothing herein shall require Buyer, the Target Companies or their respective Affiliates to disclose any information to Sellers’ Representative if such disclosure would (x) jeopardize any attorney-client, work product privilege or other legal privilege or (y) contravene any applicable Law. The Target Companies, the Sellers and the Sellers’ Representative shall consider in good faith the views and revisions of Buyer in connection with such review of the Closing Certificates and the Closing Date Payment Schedule (and to the extent the Target Companies, the Sellers and the Sellers’ Representative agrees with such revisions, the Closing Certificates and the Closing Date Payment Schedule shall be modified to include such revisions).

(c)    The Estimated Closing Calculations shall be determined in accordance with the provisions of the Agreement.

Section 2.07    Post-Closing Adjustment.

(a)    Within ninety (90) days after the Closing Date, Buyer shall prepare and deliver to the Sellers’ Representative, a balance sheet of Blocker I, a balance sheet of Blocker II, and a consolidated balance sheet of THP and its Subsidiaries, in each case, together with such reasonable detail and supporting documentation relating thereto (the “Closing Balance Sheet”), which shall reflect Buyer’s good faith calculations of (A) (1) the Closing THP Cash, Closing THP Indebtedness, Closing Working Capital, Closing Seller Transaction Expenses, Closing Target Company Transaction Expenses, and the resulting THP Closing Consideration based on the foregoing calculations (the “Buyer THP Closing Calculations”), (2) Closing Blocker I Cash, Closing Blocker I Indebtedness, and the resulting Blocker I Closing Consideration based on the foregoing calculations (the “Buyer Blocker I Closing Calculations”), and (3) Closing Blocker II Cash, Closing Blocker II Indebtedness, and the resulting Blocker II Closing Consideration based on the foregoing calculations (the “Buyer Blocker II Closing Calculations”), and (B) each

Proposed Adjustment Amount (as defined below), in each case of clause (A) and (B), determined in accordance with the definitions set forth herein and the Accounting Principles (to the extent applicable). The “Proposed Adjustment Amount” shall mean, (x) with respect to the THP Closing Consideration, an amount equal to (which may be a positive or negative number) Buyer’s determination of THP Closing Consideration as set forth on the Closing Balance Sheet delivered pursuant to this Section 2.07(a) minus Estimated THP Closing Consideration as set forth in the THP Closing Certificate delivered pursuant to Section 2.06(a)(i) (the “Proposed THP Adjustment Amount”), (y) with respect to the Blocker I Closing Consideration, an amount equal to (which may be a positive or negative number) Buyer’s determination of Blocker I Closing Consideration as set forth on the Closing Balance Sheet delivered pursuant to this Section 2.07(a) minus the Estimated Blocker I Closing Consideration as set forth in the Blocker I Closing Certificate delivered pursuant to Section 2.06(a)(ii) (the “Proposed Blocker I Adjustment Amount”), and (z) with respect to the Blocker II Closing Consideration, an amount equal to (which may be a positive or negative number) Buyer’s determination of Blocker II Closing Consideration as set forth on the Closing Balance Sheet delivered pursuant to this Section 2.07(a) minus the Estimated Blocker II Closing Consideration as set forth in the Blocker II Closing Certificate delivered pursuant to Section 2.06(a)(iii) (the “Proposed Blocker II Adjustment Amount”). Notwithstanding anything herein to the contrary, (A) the Proposed THP Adjustment Amount owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the THP Adjustment Escrow Amount, (B) the Proposed Blocker I Adjustment Amount owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the Blocker I Adjustment Escrow Amount and (C) the Proposed Blocker II Adjustment Amount owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the Blocker II Adjustment Escrow Amount.

(b)    If the Sellers’ Representative disagrees with any of the Buyer THP Closing Calculation, Buyer Blocker I Closing Calculation, Buyer Blocker II Closing Calculation or any Proposed Adjustment Amounts thereof, in each case, as reflected on the Closing Balance Sheet because such amounts were not calculated in accordance with this Agreement, the Sellers’ Representative may, within forty-five (45) days after receipt of the Closing Balance Sheet, deliver a written notice (the “Dispute Notice”) to Buyer setting forth in reasonable detail its calculation of each disputed amount (each an “Item of Dispute”) and setting forth the reasons why Buyer’s calculations thereof were not in accordance with the terms of this Agreement. In preparing its Dispute Notice, the Sellers’ Representative shall have access, during normal business hours and in such a manner as not to interfere unreasonably with the business operations of the Target Companies and their Subsidiaries, to all books, records and personnel reasonably requested by the Sellers’ Representative related to the Closing Balance Sheet, in each case, to the extent relevant and reasonably necessary for the preparation of the Closing Balance Sheet; provided, that nothing herein shall require Buyer, the Target Companies or their respective Affiliates to disclose any information to Sellers’ Representative if such disclosure would (x) jeopardize any attorney-client, work product privilege or other legal privilege or (y) contravene any applicable Law. If Buyer does not receive the Dispute

Notice within forty-five (45) days after receipt by the Sellers’ Representative of the Closing Balance Sheet, the Closing Balance Sheet shall be conclusive and binding upon each of the Parties. If Buyer receives the Dispute Notice from the Sellers’ Representative within forty-five (45) days after receipt of the Closing Balance Sheet, Buyer and the Sellers’ Representative shall use commercially reasonable efforts to resolve each Item of Dispute set forth in the Dispute Notice delivered by the Sellers’ Representative, and, if any Item of Dispute is so resolved, the Closing Balance Sheet shall be modified to the extent necessary to reflect such resolution. If any Item of Dispute remains unresolved as of the twentieth (20th) day after delivery by the Sellers’ Representative of a Dispute Notice, Buyer and the Sellers’ Representative shall jointly retain BDO USA, LLP or, if such firm is unable or unwilling to act in such capacity, such other nationally recognized accounting firm as may be mutually agreed upon in writing by Buyer and the Sellers’ Representative (the “Accounting Firm”) to resolve such remaining disagreement. Buyer and the Sellers’ Representative shall request that the Accounting Firm render a determination as to each unresolved Item of Dispute within thirty (30) days after its retention, and Buyer, the Sellers’ Representative, the Target Companies and their respective Representatives shall cooperate fully with the Accounting Firm so as to enable it to make such determination as quickly and accurately as practicable, including the provision by Buyer and the Target Companies of all relevant books and records and work papers (including those of accountants) relating to the Closing Balance Sheet and all other items reasonably requested by the Accounting Firm. The Federal Rules of Evidence Rule 408 shall apply with respect to any communications and other correspondence after Buyer’s delivery of the Closing Balance Sheet to the Sellers’ Representative, Blocker I Seller and Blocker II Seller, and any subsequent communications related to the Closing Balance Sheet or the Dispute Notices following therefrom. The Accounting Firm shall consider only those items and amounts that were set forth in the Closing Balance Sheet and the Dispute Notices and that remain unresolved by Buyer and the Sellers’ Representative. In resolving any Item of Dispute, the Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either Person or less than the smallest value for such item claimed by either Person. The Accounting Firm’s determination(s) shall be made in accordance with the Accounting Principles (to the extent applicable) and the definitions of Closing THP Cash, Closing Blocker I Cash, Closing Blocker II Cash, Closing THP Indebtedness, Closing Blocker I Indebtedness, Closing Blocker II Indebtedness, Closing Seller Transaction Expenses, Closing Target Company Transaction Expenses and Closing Working Capital included in this Agreement. Except in the case of Fraud or manifest error, the Accounting Firm’s determination of each Item of Dispute submitted to it shall be in writing, shall conform with this Section 2.07 and shall be conclusive and binding upon each of the Parties, and the Closing Balance Sheet shall be modified to the extent necessary to reflect such determination(s). The Accounting Firm shall provide a determination of the Proposed Adjustment Amounts; provided, however, that (A) the Proposed THP Adjustment Amount owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the THP Adjustment Escrow Amount, (B) the Proposed Blocker I Adjustment Amount owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the Blocker I Adjustment Escrow Amount and (C) the Proposed Blocker II Adjustment Amount owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the Blocker II Adjustment Escrow Amount. The Accounting Firm shall act as an expert only and not as an arbitrator, and shall allocate its fees, costs and expenses between Buyer, on the one hand, and the Sellers’ Representative, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each such Party bears to the amount actually contested by such Party.

(c)    The final determination of the Proposed THP Adjustment Amount, the Proposed Blocker I Adjustment Amount and/or the Proposed Blocker II Adjustment Amount, each of which may be a positive or negative number, shall (i) with respect to the Blocker I Closing Consideration, be equal to the amount agreed to as the Proposed Blocker I Adjustment Amount at any time in writing by Buyer and the Sellers’ Representative; (ii) with respect to the Blocker II Closing Consideration, be equal to the amount agreed to as the Proposed Blocker II Adjustment Amount at any time in writing by Buyer and the Sellers’ Representative; (iii) with respect to the THP Closing Consideration, be equal to the amount agreed to as the Proposed THP Adjustment Amount at any time in writing by Buyer and the Sellers’ Representative; (iv) if a Closing Balance Sheet is not delivered by Buyer within the time period required by Section 2.07(a) and a Dispute Notice is not delivered by the Sellers’ Representative within the time period required by Section 2.07(b), be $0; (v) if a Closing Balance Sheet is delivered by Buyer within the time period required by Section 2.07(a) and the Dispute Notice is not delivered by the Sellers’ Representative to Buyer within the time period required by Section 2.07(b), be the Proposed Adjustment Amounts set forth in the Closing Balance Sheet; or (iv) be the Proposed Adjustment Amounts calculated using the THP Closing Consideration, the Blocker I Closing Consideration and/or the Blocker II Closing Consideration, as finally determined or adjusted based on the Items of Dispute pursuant to the written determination of the Accounting Firm made in accordance with the provisions of Section 2.07(b), in lieu of Buyer’s determination of the THP Closing Consideration, the Blocker I Closing Consideration and/or the Blocker II Closing Consideration. The final determination of the Proposed THP Adjustment Amount with respect to the THP Closing Consideration (the “Final THP Adjustment Amount”), to the extent owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the THP Adjustment Escrow Amount, the final determination of the Proposed Blocker I Adjustment Amount with respect to the Blocker I Closing Consideration (the “Final Blocker I Adjustment Amount”), to the extent owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the Blocker I Adjustment Escrow Amount, and the final determination of the Proposed Blocker II Adjustment Amount with respect to the Blocker II Closing Consideration (the “Final Blocker II Adjustment Amount”), to the extent owing by Sellers to Buyer, or by Buyer to the Sellers, as the case may be, shall not exceed the Blocker II Adjustment Escrow Amount.

(d)    Payments. Within five (5) days after the determination of the Final Blocker I Adjustment Amount, the Final Blocker II Adjustment Amount and the Final THP Adjustment Amount, as applicable:

(i)    (A) if the Final THP Adjustment Amount is a positive number, Buyer shall pay (or cause to be paid) to the account(s) designated in writing by the Paying Agent, an amount in cash equal to the lesser of (x) the Final THP Adjustment Amount and (y) an amount equal to the THP Adjustment Escrow Amount, and (B) Buyer and Sellers’ Representative shall direct the Escrow Agent to pay to the account designated in writing by the Sellers’ Representative to be distributed in accordance with Section 2.02(a), an amount in cash equal to the remaining balance of the THP Adjustment Escrow Account, if any;

(ii)    if the Final THP Adjustment Amount is a negative number, Buyer and the Sellers’ Representative shall direct the Escrow Agent to pay (A) to the account designated in writing by Buyer, an amount in cash from the THP Adjustment Escrow Account equal to the lesser of (x) the absolute value of the Final THP Adjustment Amount and (y) the THP Adjustment Escrow Amount, and (B) to the account designated in writing by Sellers’ Representative to be distributed in accordance with Section 2.02(a), an amount in cash equal to the remaining balance of the THP Adjustment Escrow Account, if any;

(iii)    (A) if the Final Blocker I Adjustment Amount is a positive number, Buyer shall pay (or cause to be paid) to the account(s) designated in writing by the Paying Agent, an amount in cash equal to the lesser of (x) the Final Blocker I Adjustment Amount and (y) an amount equal to the Blocker I Adjustment Escrow Amount, and (B) Buyer and Sellers’ Representative shall direct the Escrow Agent to pay to the account designated in writing by the Sellers’ Representative to be distributed in accordance with Section 2.02(a), an amount in cash equal to the remaining balance of the Blocker I Adjustment Escrow Account, if any;

(iv)    if the Final Blocker I Adjustment Amount is a negative number, Buyer and the Sellers’ Representative shall direct the Escrow Agent to pay (A) to the account designated in writing by Buyer, an amount in cash from the Blocker I Adjustment Escrow Account equal to the lesser of (x) the absolute value of the Final Blocker I Adjustment Amount and (y) the Blocker I Adjustment Escrow Amount, and (B) to the account designated in writing by Sellers’ Representative to be distributed in accordance with Section 2.02(a), an amount in cash equal to the remaining balance of the Blocker I Adjustment Escrow Account, if any;

(v)    (A) if the Final Blocker II Adjustment Amount is a positive number, Buyer shall pay (or cause to be paid) to the account(s) designated in writing by the Paying Agent, an amount in cash equal to the lesser of (x) the Final Blocker II Adjustment Amount and (y) an amount equal to the Blocker II Adjustment Escrow Amount, and (B) Buyer and Sellers’ Representative shall direct the Escrow Agent to pay to the account designated in writing by the Sellers’ Representative to be distributed in accordance with Section 2.02(a), an amount in cash equal to the remaining balance of the Blocker II Adjustment Escrow Account, if any; or

(vi)    if the Final Blocker II Adjustment Amount is a negative number, Buyer and the Sellers’ Representative shall direct the Escrow Agent to pay (A) to the account designated in writing by Buyer, an amount in cash from the Blocker II Adjustment Escrow Account equal to the lesser of (x) the absolute value of the Final Blocker II Adjustment Amount and (y) the Blocker II Adjustment Escrow Amount, and (B) to the account designated in writing by Sellers’ Representative to be distributed in accordance with Section 2.02(a), an amount in cash equal to the remaining balance of the Blocker II Adjustment Escrow Account, if any.

Section 2.08    Withholding Rights. Each of the Target Companies, their Subsidiaries and their respective affiliates, agents and designees, as applicable, the Sellers’ Representative, Blocker I Seller, Blocker II Seller and the Escrow Agent, and any other applicable withholding agent shall be entitled to deduct and withhold from any payment under this Agreement or the Escrow Agreement such Taxes as it is required to deduct or withhold under Law with respect to the making of such payment or any other Tax withholding obligation with respect to the transactions contemplated by this Agreement. In the event any of the Target Companies, their Subsidiaries or their respective affiliates, agents or designees intend to make any deduction or withholding (other than any deduction or withholding arising from (x) payments that are compensatory for Income Tax purposes, or (y) payments arising from any Person failing to deliver an IRS Form W-9 pursuant to Sections 2.04 or 2.05), it will notify the Sellers’ Representative at least five (5) Business Days prior to such payment and the Parties will use commercially reasonable efforts to eliminate or reduce any such deduction or withholding. To the extent that amounts are so withheld or deducted, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made. Notwithstanding anything to the contrary herein, any compensatory amounts payable pursuant to or as contemplated by this Agreement shall be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THP

As a material inducement to Buyer and Merger Sub to enter into this Agreement, THP represents and warrants to Buyer and Merger Sub, as follows:

Section 3.01    Organization. THP and its Subsidiaries are each a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. THP and its Subsidiaries are each duly qualified or licensed as a foreign corporation to do business and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.02    Authorization of Transaction; Binding Effect.

(a)    THP and each of its Subsidiaries have full limited liability company power and authority to own, lease, license and operate its properties and assets and to carry on its business as is presently conducted. THP and its Subsidiaries each have the full limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document by THP and each of its Subsidiaries, as applicable, and the performance by THP and its Subsidiaries of their obligations hereunder and thereunder have been duly authorized by all requisite limited liability company action, and no other limited liability company act or proceedings on the part of THP or any of its Subsidiaries is necessary to authorize this Agreement and each other Transaction Document to which it is or will be a party. THP and each of its Subsidiaries has made available to Buyer true, complete and correct copies of its Organizational Documents, each as currently in effect.

(b)    This Agreement and each other Transaction Document to which THP or any of its Subsidiaries is or will be a party have been duly authorized, have been or will be at or prior to the Closing executed and delivered by THP and/or its Subsidiaries, as applicable, and each constitutes the valid and legally binding obligation of THP and/or its Subsidiaries, as applicable, enforceable against THP and/or its Subsidiaries, as applicable, in accordance with their terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles).

Section 3.03    Noncontravention.

(a)    Except for the HSR Clearance and as set forth on Schedule 3.03(a), neither the execution and the delivery of this Agreement and each Transaction Document to which THP or its Subsidiaries is or will be a party, nor the consummation of the Transactions, will (i) conflict with or violate any provision of THP’s or its Subsidiaries’ Organizational Documents, (ii) conflict with or violate any Law or other restriction of any Governmental Authority to which THP or its Subsidiaries is subject, (iii) conflict with, result in a breach of, constitute a default under, require notice to or consent from any Person under, give rise to a Lien under, or result in the acceleration of, any Material Contract or any rights or obligations thereunder or (iv) result in the creation or imposition of any Lien upon any of the property or assets of THP or its Subsidiaries.

(b)    Except for HSR Clearance, and any filings, notices, consent, or approvals required in connection with the Healthcare Permits set forth on Schedule 3.03(b) (“Healthcare Permit Filings”), the execution and delivery of this Agreement or any

Transaction Document by THP or its Subsidiaries or the consummation of the Transactions do not require any filing, notice, consent or approval of, or notice to, any Governmental Authority.

Section 3.04    Capitalization.

(a)    All of the authorized, issued and outstanding equity interests of THP, including (i) the number and class of such equity interests and (ii) the record and beneficial holder thereof, are set forth on Schedule 3.04(a). All of such equity interests of THP are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with THP’s Organizational Documents and all state and federal securities Laws. Except as set forth on Schedule 3.04(a), there is no contract, agreement or other arrangement pursuant to which THP has granted or may be required to grant any warrant, right, option, conversion privilege, unit purchase plan, put, call or other contractual obligation relating to the offer, issuance, purchase or redemption, exchange, conversion, voting or transfer of any shares of its equity interests or other securities convertible into or exchangeable for equity interests of THP (now, in the future or upon the occurrence of any contingency) or that provides for any equity appreciation or similar right. THP has not violated any purchase option, call option, right of first refusal, preemptive, subscription or other similar rights of any Person in connection with the issuance, repurchase, or redemption of any of its equity interests.

(b)    Schedule 3.04(b) sets forth a schedule of each outstanding incentive equity or equity-based award issued by Employee Holdco, THP or any of its Subsidiaries (each, an “Equity Award”), including (i) the name of the holder thereof, (ii) the type of award (e.g., profits interest, phantom equity interest, option, restricted unit, equity appreciation rights), (iii) the issuing entity and the number and class of equity interests underlying such award, (iv) the grant date, (v) the distribution threshold, base price, or exercise price, as applicable, and (vi) the vesting terms (including any accelerated vesting potentially triggered by the transaction contemplated by this Agreement). Each Equity Award that is or was intended to qualify as a “profits interest” for federal income Tax purposes satisfies or satisfied the requirements of Revenue Procedures 93-27 and 2001-43, and each such Equity Award that is or was subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code is or was subject to a valid election under Section 83(b) of the Code. No equity or equity-based awards have been promised or communicated to any current or former current or former director, manager, officer, employee or independent contractor that have not been, or will not be, satisfied in full as of the Closing.

Section 3.05    Subsidiaries. All of THP’s Subsidiaries are set forth on Schedule 3.05. All of the authorized, issued and outstanding equity interests of each Subsidiary of THP, including (i) the number and class of such equity interests, and (ii) the record and beneficial holder thereof are set forth on Schedule 3.05. All of the issued and outstanding equity interests of THP’s Subsidiaries are duly authorized, validly issued, fully paid, non-assessable, were issued in compliance with THP’s Subsidiaries’ Organizational Documents and all state and federal securities Laws, and are held of record by the Persons as set forth on Schedule 3.05. Except as set forth on Schedule 3.05, there is no contract, agreement or other arrangement pursuant to which any THP or any of its Subsidiaries has granted or may be required to grant any warrant, right, option, conversion privilege, stock purchase plan, put, call or other contractual obligation relating to the offer, issuance, purchase or redemption, exchange, conversion, voting or transfer of any shares of its capital stock or other securities convertible into or exchangeable for capital stock of THP’s Subsidiaries (now, in the future or upon the occurrence of any contingency) or that provides for any stock appreciation or similar right. None of THP’s Subsidiaries have violated any purchase option, call option, right of first refusal, preemptive, subscription or other similar rights of any Person in connection with the issuance, repurchase, or redemption of any of its equity interests.

Section 3.06    Broker’s Fees. Except for the fees and expenses of Perella Weinberg Partners L.P. whose fees will be Transaction Expenses hereunder, neither THP nor its Subsidiaries have any liability or obligation to pay any fees, commissions, or similar compensation to any broker, finder, agent, or similar intermediary with respect to the Transactions or any alternative transaction for which Buyer, Merger Sub, or any Target Company or its Subsidiaries could become liable or obligated.
Section 3.07    Financial Statements.
(a)    Schedule 3.07 sets forth: (i) the true and complete audited consolidated balance sheet of THP and its Subsidiaries as of December 31, 2021 and December 31, 2022 and the related statements of income, changes in members’ equity, operations, deficit and cash flow for the fiscal years ended on such dates (the “Audited Financial Statements”), and (ii) the true and complete unaudited consolidated balance sheet of THP and its Subsidiaries as of November 30, 2023 (the “Reference Balance Sheet Date”) and the related statement of income, changes in members’ equity, operations, deficit and cash flow for the eleven (11)-month period ended on such date (the “Unaudited Financial Statements” and, collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including the notes thereto) (x) present fairly the financial position of THP and its Subsidiaries and the results of operations of THP and its Subsidiaries as of the respective dates thereof and for the periods covered thereby in all material respects and (y) were prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject, in the case of Unaudited Financial Statements (in which GAAP was applied in connection with such calculation but which might not be presented in accordance with GAAP), to the exclusion of footnotes, normal year-end adjustments and other presentation items, none of which are material individually or in the aggregate.

(b)    THP and each of its Subsidiaries (a) makes and keeps books and records, which, in reasonable detail, accurately and fairly reflect, in all material respects, the transactions of the business of THP and its Subsidiaries, (b) maintains a system of internal accounting controls sufficient, in all material respects, to provide reasonable assurances (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are being made in accordance with appropriate authorizations of management and the board of managers or similar governing body of THP and its Subsidiaries and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of THP and its Subsidiaries.

(c)    The accounts receivable and other receivables reflected on the Unaudited Financial Statements and the accounts receivable and other receivables arising after the Reference Balance Sheet Date (a) have arisen from bona fide transactions entered into by THP or its Subsidiaries involving the sale of goods or rendering of services in the Ordinary Course of Business, (b) consist only valid, undisputed claims of THP or its Subsidiaries not subject to claims of set-off or other defense or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business and (c) subject to a reserve for bad debts shown in the Unaudited Financial Statements or, with respect to the accounts receivable and other receivables arising after the Reference Balance Sheet Date, on the accounting records of THP and its Subsidiaries, to THP’s Knowledge, are fully collectible in the Ordinary Course of Business.

(d)    All of the Inventory reflected in the Unaudited Financial Statements was purchased in the Ordinary Course of Business. All of the Inventory is fit for its intended use, is free and clear of all Liens (other than Permitted Liens) and is of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established.

Section 3.08    Absence of Changes. (x) Since the Reference Balance Sheet Date until the date of this Agreement, there has not been any Material Adverse Effect, and (y) without limiting the generality of the foregoing, since Reference Balance Sheet Date until the date of this Agreement, except as set forth on Schedule 3.08(b), THP and its Subsidiaries have not:

(a)    (i) entered into, accelerated, amended or modified any Contract that is or would constitute a Material Contract, other than in the Ordinary Course of Business, or (ii) terminated or cancelled any Contract that is or would constitute a Material Contract;

(b)    experienced any damage, destruction, or loss to any of its assets or property involving at least $100,000 individually or $250,000 in the aggregate and not covered by insurance;

(c)    other than as required pursuant to applicable Law or pursuant to an Employee Benefit Plan as in effect on the date hereof: (i) increased the compensation (including bonuses) payable or paid to any current or former director, manager, officer, employee or independent contractor, other than any increases in base compensation with respect to any non-officer employee whose annual base compensation is not in excess of $150,000 per year (after giving effect to such increase), (ii) granted any new entitlement to any compensation or benefit or (iii) materially increased any benefits under any

Employee Benefit Plan, other than in connection with the annual renewal of broad-based Employee Benefit Plans in the Ordinary Course of Business;

(d)    made any capital expenditure (or series of related capital expenditures) involving more than $100,000 individually, or more than $250,000 in the aggregate;

(e)    made any capital investment in, any loan to, or any acquisition, merger or consolidation of the securities or assets of, any other Person (other than THP or its Subsidiaries), business of any Person or division thereof;

(f)    made any change in any method of accounting or accounting practice or policy, other than such changes required by GAAP or pursuant to any pronouncements issued by the Financial Accounting Standards Board;

(g)    directly or indirectly (including through Employee Holdco) granted any options, restricted units, restricted equity units, profits interests, phantom equity interests, equity appreciation rights, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its equity interests;

(h)    incurred, assumed, or guaranteed any loans, or Indebtedness of any kind other than Indebtedness that is incurred in the Ordinary Course of Business pursuant to existing credit facilities, or pursuant to arrangements solely among or between THP and its Subsidiaries;

(i)    amended, repeal or otherwise modify THP’s or its Subsidiaries’ Organizational Documents;

(j)    implemented any reduction in force or layoff affecting twenty-five (25) or more employees, or taken any action that would constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice law;

(k)    sold, transferred, leased, mortgaged, pledged, licensed, abandoned, allowed to lapse, subjected to any Lien (other than Permitted Liens), or otherwise disposed of any material portion of its assets or property (tangible or intangible), taken as a whole, except for THP’s distributions of Cash to its equityholders in compliance with the THP Operating Agreement or sales or dispositions of Inventory in the Ordinary Course of Business;

(l)    failed to maintain in effect the insurance policies listed on Schedule 3.14;

(m)    adopted a plan of merger, consolidation, reorganization, liquidation, or dissolution or filed a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law;

(n)    instituted, settled, or compromised any pending or threatened Action by or against THP or its Subsidiaries with (i) outstanding payment obligations of THP or its Subsidiaries in excess of $10,000 individually or $100,000 in the aggregate or (ii) any ongoing requirements or restrictions on the THP or its Subsidiaries;

(o)    (i) sold, assigned, abandoned, permitted to lapse, transferred or licensed (other than non-exclusive licenses in the Ordinary Course of Business) any material Intellectual Property Rights or (ii) disclosed any material Trade Secrets to any Person, other than pursuant to a written confidentiality agreement that requires such Person to protect the confidentiality of such information;

(p)    hired, engaged, or terminated the employment or engagement (other than for cause) of any director, manager, officer, employee or independent contractor whose annual base salary is in excess of $150,000 per year;

(q)    negotiated, modified, amended, extended, or entered into any collective bargaining agreement or any other contract with any Union, or recognized or certified any Union or group of employees of THP and its Subsidiaries as the bargaining representative for such employees;

(r)    implemented any layoffs affecting, placed on unpaid leave or furlough, or reduced the hours or weekly pay of, twenty-five (25) or more employees;

(s)    entered into, adopted, amended, modified or terminated any Employee Benefit Plan, except as (x) required by Law, (y) pursuant to the terms of such Employee Benefits Plan or (y) in connection with the annual renewal of broad-based Employee Benefit Plans in the Ordinary Course of Business;

(t)    effected any recapitalization, reclassification, non-cash dividend, equity split, or similar change in THP’s or its Subsidiaries’ capitalization (provided, that, for the avoidance of doubt, dividends or redemptions of Cash in compliance with the THP Operating Agreement are excluded); or

(u)    entered into any contract, commitment or arrangement to do any of the actions referred to in clauses (a)-(t) above (except as otherwise required or permitted by the terms of this Agreement).

Section 3.09    Legal Compliance.

(a)    Schedule 3.09(a) contains a true, correct and complete list of the Governmental Authorizations that are material for the current operation of its business, and all such Governmental Authorizations are valid and in full force and effect, and there are no facts or circumstances that would reasonably be expected to result in a termination, revocation, suspension, or material modification of any such Governmental Authorizations.

(b)    THP and each of its Subsidiaries is, and has been for the past three (3) years, in compliance in all material respects with all Laws applicable to the ownership and operation of its assets and business, including such Laws that require it to possess permits, licenses, registrations and Governmental Authorizations.

(c)    No action, demand, order or, to THP’s Knowledge, investigation by any Governmental Authority which is applicable to, or otherwise affects, THP or its Subsidiaries or their respective business or assets, properties or rights is pending, or to THP’s Knowledge, threatened, nor has any Governmental Authority indicated an intention in writing to conduct the same.

(d)    For the past three (3) years, neither THP nor its Subsidiaries have received any written, or to THP’s Knowledge, oral, notice or communication of any noncompliance with any such Laws applicable to the ownership and operation of its assets and business.

Section 3.10    Real Property.

(a)    THP and its Subsidiaries do not currently own and have never in the past owned any real property.

(b)    Schedule 3.10(b) sets forth a true, correct and complete list of the street addresses or a brief description of all real property leased, sub-leased, licensed, sub-licensed, or otherwise used or occupied by THP and each of its Subsidiaries (each, a “Leased Real Property”), including listing the corresponding name, date and parties to such lease, sub-lease, license, sub-license, or other use or occupancy agreement together with all amendments, modifications and guaranties (each, a “Real Property Lease”) for each of the Leased Real Property.

(c)    Neither THP nor any of its Subsidiaries have assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Leased Real Property.

(d)    Neither THP nor any of its Subsidiaries have received any written notice or any threatened in writing, eminent domain taking affecting any Leased Real Property and to the Knowledge of THP, there is not otherwise any pending or threatened eminent domain or taking.

(e)    The buildings, plants, structures, facilities, furniture, fixtures, machinery, equipment, vehicles and leasehold improvements included in or at the Leased Real Property are reasonably adequate for the uses to which they are being put, are structurally sound and in good operating condition and repair (reasonable wear and tear excepted) and none of the foregoing are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.11    Tax Matters.

(a)    THP and its Subsidiaries have properly and timely filed with the appropriate Governmental Authorities all Income Tax Returns and all other material Tax Returns which are required to be filed by them, and all such Tax Returns are true, complete and correct in all material respects. All material amounts of Taxes owed by THP or any of its Subsidiaries that are due and payable (whether or not shown on any Tax Return) have been paid in full.

(b)    THP and its Subsidiaries are not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for any material Taxes (other than Permitted Liens) on any of the properties or assets of THP or any of its Subsidiaries.

(c)    All material amounts of Taxes that THP and its Subsidiaries were required to withhold or collect have been withheld or collected and have been properly and timely paid over in the appropriate amounts to the proper Governmental Authorities, and THP and its Subsidiaries have complied in all material respects with all associated information reporting and backup withholding provisions of applicable Law.

(d)    THP and its Subsidiaries have not received from any Governmental Authority any written notice of reassessment, deficiency, claim, adjustment or proposed adjustment or any other written notice indicating an intent to open an audit or other review in connection with any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no pending audits, examinations, or administrative or judicial proceedings regarding any Taxes of THP or any of its Subsidiaries.

(e)    None of THP or its Subsidiaries has current waivers or extensions in effect with respect to any statute of limitations in respect of any Taxes or has agreed to a Tax assessment or deficiency that has not been paid or otherwise satisfied.

(f)    No written claim has ever been made by a Governmental Authority in a jurisdiction where THP or any of its Subsidiaries does not file a specific type of Tax Returns that THP or any of its Subsidiaries is or may be subject to such specific type of taxation by, or required to file a specific type of Tax Return with, that jurisdiction which claim has not been fully resolved.

(g)    None of THP or its Subsidiaries has ever been a member of an Affiliated Group (other than such an Affiliated Group with respect to which THP or its Subsidiaries was the common parent).

(h)    None of THP or its Subsidiaries is liable for any material amount of Taxes of any other Person (other than THP or its Subsidiaries) pursuant to Treasury Regulation 1.1502-6 (or any similar provision of applicable Law) or as a transferee or successor, or by contract (other than a customary commercial contract entered into in the Ordinary Course of Business and not principally relating to Taxes).

(i)    None of THP or its Subsidiaries is party to or bound by any Tax sharing agreement, Tax allocation, Tax distribution, Tax indemnification, or Tax gross-up, other than any such agreement: (i) as to which only THP or its Subsidiaries are party; or (ii) which is a customary commercial contract entered into in the Ordinary Course of Business not primarily related to Taxes.

(j)    None of THP or its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(k)    None of THP or its Subsidiaries has requested or received a ruling from any Governmental Authority or signed any binding Contract with any Governmental Authority.

(l)    None of THP or its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any: (i) change in its method of accounting, or its use of an improper method of accounting for a taxable period ending on or prior to the Closing Date (including, for the avoidance of doubt, any adjustment under Section 481(a) of the Code); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any other Tax Law) entered into by it prior to the Closing; (iii) installment sale or open transaction disposition made prior to or on the Closing Date; (iv) deferred revenue, advanced payment, prepaid or deposit amount received or accrued on or prior to the Closing Date.

(m)    THP is, and at all times since formation has been, properly treated as a partnership for United States federal, state and local Income Tax purposes and each Subsidiary of THP is classified as a disregarded entity whose regarded owner is THP, for U.S. federal and applicable state and local Income Tax purposes.

(n)    Since December 31, 2022, none of THP or its Subsidiaries has (i) made (outside of the Ordinary Course of Business), changed or rescinded any material Tax election, (ii) changed any annual Tax accounting period or any material method of Tax accounting, (iii) settled or compromised any claim or assessment with respect to any material amount of Taxes, (iv) entered into any closing agreement with a taxing authority, (v) entered into an agreement waiving any right to a claim a refund of Taxes, (vi) filed any amended Tax Return relating to any material amount of Taxes or material Tax filing position or (vii) incurred any non de minimis amount of Taxes outside of the Ordinary Course of Business.

(o)    None of THP or its Subsidiaries has (i) any material amount of liability with respect to any escheat or unclaimed property obligations or (ii) made a PTE Election.

Section 3.12    Intellectual Property.

(a)    Schedule 3.12(a) identifies (i) each item of Registered IP that are Owned IP Rights as of the date hereof, including the jurisdiction in which such Registered IP has been registered or filed, the registered owner of such Registered IP, and the applicable registration, application or serial number, (ii) all material unregistered trademarks owned by THP or its Subsidiaries, and (iii) social media accounts and handles owned or registered to THP and its Subsidiaries. All such Registered IP required to be set forth on Schedule 3.12(a) is valid, subsisting and enforceable.

(b)    Except as set forth on Schedule 3.12(b)(i), THP or its Subsidiaries owns, free and clear of any Lien other than Permitted Liens, or licenses or otherwise has the valid and enforceable right to use, all of the Intellectual Property Rights used in or necessary for the operation of the business of THP and each of its Subsidiaries as currently conducted, THP and each of its Subsidiaries shall continue to so own, license or otherwise have the valid and enforceable right to use all such Intellectual Property Rights that are material to the business of THP and each of its Subsidiaries immediately following the Closing to the same extent as prior to the Closing. Except as set forth Schedule 3.12(b)(ii), THP and each of its Subsidiaries own, have full access to, and have all rights to manufacture and to contract manufacture with any Person, all product formulas for any Products that are owned or purported to be owned by THP or its Subsidiaries.

(c)    Except as set forth on Schedule 3.12(c), (i) none of THP or any of its Subsidiaries, nor the conduct of their business (including the products and services of THP and its Subsidiaries), is infringing, violating or misappropriating, nor in the past six (6) years has infringed, violated, or misappropriated, any Intellectual Property Rights of any third party, and (ii) to the Knowledge of THP, no third party is infringing, violating or misappropriating any Owned IP Rights, or has, in the past six (6) years, infringed, violated or misappropriated any Owned IP Rights.

(d)    No Action is pending or threatened against THP or its Subsidiaries, and in the past six (6) years, no written, or to THP’s Knowledge, oral, notice has been received by THP or its Subsidiaries (i) alleging that THP or its Subsidiaries, or the conduct of their business, is or was infringing, violating, or misappropriating any Intellectual Property Rights of any third party or (ii) contesting the use, ownership or validity of any Owned IP Rights (excluding non-final office actions received in the Ordinary Course of Business from the U.S. Patent and Trademark Office or other similar Governmental Authority in connection with the prosecution of any application for Registered IP required to be listed on Schedule 3.12(a)).

(e)    THP and its Subsidiaries (i) take and have taken reasonable steps to protect the confidentiality of all (A) material Trade Secrets and (B) other material confidential information that is Owned IP Rights, including requiring all Persons having access thereto to execute enforceable written non-disclosure agreements that require each such Person to protect the confidentiality of such information and (ii) require each founder and current and former employee, and except as set forth on Schedule 3.12(b)(ii), consultant and contractor of THP or any of its Subsidiaries who creates or develops material Intellectual Property Rights for or on behalf of THP or any of its Subsidiaries to execute enforceable written agreements assigning to THP or such Subsidiary all of such Person’s rights, title and interests in such material Intellectual Property Rights. There has not been any unauthorized disclosure of, unauthorized access to, or misappropriation of any material Trade Secrets or other material confidential information included in the Owned IP Rights and neither THP nor any of its Subsidiaries has breached any obligations of confidentiality that it owes or has owed to any third party.

(f)    THP and each of its Subsidiaries (i) are in material compliance with all applicable Laws related to the marketing and advertising of their business (including the products and services of THP and its Subsidiaries) and have not engaged in any false, deceptive, unfair, or misleading advertising or promotional practices under the Laws of any jurisdiction in which they operate or market any of their products or services in the past three (3) years, (ii) have not received written notice from any Person, or been involved in any Action, alleging unfair competition or unfair trade practices by THP or any of its Subsidiaries pursuant to the Laws of any jurisdiction, or (iii) have not received any written notices or been subject to any investigations from the United States Federal Trade Commission (“FTC”) or any other Governmental Authority or any advocacy or monitoring group regarding their marketing, advertising, or promotional practices.

(g)    (i) THP and each of its Subsidiaries lawfully own, lease, license or otherwise have the right to use all Business IT Systems, (ii) such Business IT Systems are in good working condition and are sufficient in all material respects for the operation of their business as currently conducted, (iii) THP and its Subsidiaries will continue to have such rights in any Business IT Systems that are material to the business of THP and its Subsidiaries as currently conducted immediately after the Closing to the same extent as prior to the Closing, and (iv) to the Knowledge of THP, the Business IT systems do not contain any viruses, bugs, vulnerabilities, faults or other disabling code that could (A) significantly disrupt or adversely affect the functionality or integrity of any Business IT System, or (B) enable or assist any Person to access without authorization any Business IT System or to maliciously disable, maliciously encrypt, or erase any Software, hardware, or data. In the past three (3) years, there has been no malfunction, failure, or continued substandard performance, or other impairment of the Business IT Systems that resulted in a material disruption or damage to the business of THP or any of its Subsidiaries. THP and each of its Subsidiaries have taken commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Business IT Systems owned, used or controlled by THP and its Subsidiaries, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements. None of THP or any of its Subsidiaries are in material breach of any contractual obligation relating to any Business IT Systems. Except as set forth on Schedule 3.12(g), in the last three (3) years, none of THP nor any of its Subsidiaries have been subjected to an audit of any kind in connection with any license or other contractual obligation pursuant to which THP or any of its Subsidiaries uses any third-party Software, nor has received any written, or to THP’s Knowledge, oral, notice of intent to conduct any such audit.

Section 3.13    Contracts and Commitments.

(a)    Schedule 3.13(a) sets forth a true and complete list as of the date hereof of each of the following agreements or Contracts, including all amendments and supplements thereto, whether written or oral, to which THP or its Subsidiaries is bound or a party thereto:

(i)    any employment agreement or employment or engagement contract with any director, manager, officer, employee, consultant or independent contractor of THP or its Subsidiaries that provides for payments by THP or its Subsidiaries in excess of $150,000 per annum and is not terminable by THP or its Subsidiaries upon notice of ninety (90) days or less without incurring any severance or other liability;

(ii)    any collective bargaining agreement or other contract with any Union;

(iii)    any contract or agreement with any director, manager, officer, employee, consultant or independent contractor with respect to change of control;

(iv)    any agreement or Contract with a Key Customer or Key Supplier;

(v)    any lease or similar agreement under which (A) THP or its Subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (B) THP or its Subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by THP or its Subsidiaries, in each case which provides for future payments by THP or its Subsidiaries in excess of $100,000 per annum and is not terminable by THP or its Subsidiaries upon notice of sixty (60) days or less for a cost of less than $100,000;

(vi)    any agreement or Contract under which THP or its Subsidiaries has borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others (other than Contracts evidencing liabilities with respect to deposits, accounts and trade payables made in the Ordinary Course of Business);

(vii)    any other agreement, Contract, lease or license, in each case not included in clauses (i)-(vi) foregoing or set forth on Schedule 3.13(a), to which THP or its Subsidiaries is a party or by or to which any of its assets are bound or subject, which provides for future payments by THP or its Subsidiaries in excess of $100,000 per annum and is not terminable by THP or its Subsidiaries upon notice of sixty (60) days or less for a cost of less than $100,000 (other than warranty obligations in the Ordinary Course of Business, purchase orders, and Leases);

(viii)    any joint venture, partnership, strategic alliance, administrative or management services agreement, or similar agreement among THP or its Subsidiaries otherwise establishing any joint venture, partnership, strategic alliance, or other collaboration;

(ix)    any Contract (A) requiring THP or its Subsidiaries to conduct business exclusively (in whole or in part) with any Person, (B) containing a “most favored nation” clause or similar pricing provision in favor of the counterparty, (C) prohibiting any THP or its Subsidiaries from competing with the counterparty or any other Person, or limiting the ability of THP or its Subsidiaries from competing in any line of business or geographic area, or (D) otherwise restricting any business activity (including the solicitation, hiring or engagement of any Person or the solicitation of any customer) of THP or any of its Subsidiaries;

(x)    any Contract relating to the acquisition by THP or its Subsidiaries of a business (whether via sale of equity, sale of substantially all of the assets of a Person, merger, or otherwise) in the three (3) year period prior to the date hereof;

(xi)    any Contract with any Governmental Authority;

(xii)    any Contract granting any outstanding general or special powers of attorney executed by or on behalf of THP or its Subsidiaries;

(xiii)    any Contract under which THP or its Subsidiaries has advanced or loaned an amount to any of its Affiliates or employees other than in the Ordinary Course of Business;

(xiv)    (A) any Contract under which THP or any of its Subsidiaries grants or obtains any license or other rights with respect to any Intellectual Property Rights (other than (1) non-exclusive licenses for off-the-shelf Software with total payments by THP or any of its Subsidiaries of less than $50,000, (2) non-exclusive licenses of Intellectual Property Rights granted by THP or any of its Subsidiaries granted to their customers, contractors, or other service providers in the Ordinary Course of Business where such license is merely incidental to the transaction contemplated in such Contract), (3) confidentiality and non-disclosure agreements entered into with employees, contractors, or influencers of THP or any of its Subsidiaries in the Ordinary Course of Business without material deviations from THP or its Subsidiaries’ standard form employee, contractor, or influencer agreements, and (4) non-exclusive licenses of, or consents to use, Intellectual Property Rights granted to THP or any of its Subsidiaries by customers, contractors, influencers, or other service providers of THP or any of its Subsidiaries in the Ordinary Course of Business where such license is merely incidental to the transaction contemplated in such Contract and (B) exclusive licenses of Intellectual Property Rights;

(xv)    any Real Property Lease;

(xvi)    any Contract or other arrangement (A) that THP or its Subsidiaries have been awarded or granted based on a qualification as a small business, disadvantaged business, minority owned business, or any other similar status (“Preferential Status”) or (B) under which such contract counterparty has a right to terminate, decrease the rate of purchasing, directly or indirectly increase fees charged to THP or its Subsidiaries, decline to provide services or products, or otherwise provide less favorable terms to THP or its Subsidiaries as the result of any loss of or change to Preferential Status; and

(xvii)    any Contract providing for any commitment to do any of the foregoing described in clauses (i) through (xviii).

(b)    THP has delivered to, or made available for inspection by, Buyer a true, correct and complete copy of each Contract listed on Schedule 3.13(a), in each case including all amendments thereto (collectively, the “Material Contracts”). THP has delivered to Buyer a written summary setting forth all of the material terms and conditions of each oral contract required to be listed on Schedule 3.13(a). Except as disclosed on Schedule 3.13(b), THP and its Subsidiaries has each performed all obligations required to be performed by it as of the date hereof under the Material Contracts to which it is a party and is not, with or without the lapse of time or the giving of notice, or both, in material breach or default of any Material Contract. Each of the Material Contracts is a valid and legally binding obligation of THP and its Subsidiaries, as applicable, enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles). No party to any Material Contract has exercised any termination rights with respect thereto

(or provided written notice of intent to exercise such termination rights). No other party to any Material Contract has given written or, to the Knowledge of THP, verbal, notice to THP or its Subsidiaries of such party’s intent to terminate, materially modify, or not to renew any Material Contract.

Section 3.14    Insurance. Schedule 3.14 lists each insurance policy maintained by THP and its Subsidiaries, including those covering public and product liability, personnel, directors, managers and officers of THP and its Subsidiaries, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy, the name of the insurer, the type of coverage, term of policy, limits of liability and annual premium. All such insurance policies are in full force and effect, all premiums with respect thereto have been or will be paid when due, and none of THP nor its Subsidiaries is in default in any respect regarding its obligations under any of such insurance policies, except for failures to be in full force and effect and defaults which would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, there are no material Actions pending under any such policies as to which the respective insurers have denied or disputed coverage.

Section 3.15    Litigation. Except as set forth on Schedule 3.15, there is no, and for the past three (3) years there has been no, Action pending or, to the Knowledge of THP, threatened against or affecting THP or its Subsidiaries, their properties, assets or operations, at law or in equity that (a) involves more than $25,000 individually or in the aggregate; (b) would be reasonably likely to result in material liability to THP or its Subsidiaries or result in injunctive relief or any other equitable remedy with respect to THP or its Subsidiaries; or (c) would reasonably be expected to affect the operations of THP or its Subsidiaries in any material respect, or prevent or materially delay the consummation of the Transactions.

Section 3.16    Assets.

(a)    Ownership of Assets. Except for Inventory sold or otherwise disposed of in the Ordinary Course of Business since the Reference Balance Sheet Date or Assets set forth on Schedule 3.16(a), each of THP and its Subsidiaries has sole and exclusive, good, valid and marketable title to, or, in the case of property held under a lease or other Contract, an enforceable leasehold interest in, or right to use, all of its Assets (but excluding Intellectual Property which is the subject of Section 3.12), free and clear of all Liens (other than Permitted Liens and any Liens that will be released at or prior to the Closing). All Assets that constitute tangible personal property has been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

(b)    Sufficiency of Assets. The Assets comprise all of the assets, properties and rights of every type and description, whether real or personal, tangible or intangible, (i) used in and material to the operation of the business of THP and its Subsidiaries as currently conducted and (ii) necessary and sufficient for the continued conduct of the business of THP and its Subsidiaries as of immediately following the Closing in substantially the same manner as conducted prior to the Closing.

Section 3.17    Labor Matters.

(a)    Sellers have provided to Buyer a complete and accurate list of all employees and independent contractors of THP and its Subsidiaries, and sets forth for each such individual the following: (i) name; (ii) title or position; (iii) whether full- or part-time and whether treated as an employee or independent contractor; (iv) work location (e.g., state); (v) current annual base compensation rate; and (vi) leave status (and, if on leave, the anticipated return date, if known). No executive of THP or any of its Subsidiaries, or employee or independent contractor of THP or any of its Subsidiaries earning annual base compensation in excess of $100,000, (A) has given written, or to THP’s Knowledge, oral, notice of termination of employment or otherwise disclosed plans to terminate employment with THP or any of its Subsidiaries within the twelve (12) month period following the date hereof, (B) is employed or engaged under a non-immigrant work visa or other work authorization that is limited in duration or (C) has been the subject of any sexual or other type of discrimination, harassment, or similar misconduct allegations during his or her tenure at THP or any of its Subsidiaries.

(b)    Except as set forth on Schedule 3.17(b), neither THP nor any of its Subsidiaries is party or otherwise subject to any collective bargaining agreement, collective bargaining relationship or other contract with any Union and no such contract is being negotiated. No employee of THP or any of its Subsidiaries is represented by a Union with respect to employment with THP or any of its Subsidiaries. No petition has been filed or proceedings instituted by or on behalf of an employee or group of employees of THP or any of its Subsidiaries with any Governmental Authority seeking recognition of a bargaining representative and, to the Knowledge of THP, no demand for recognition of a bargaining representative of any employees of THP or any of its Subsidiaries has been made by, or on behalf of, any Union, and there have been no such efforts or demands at any time in the past three (3) years. There are no labor disruptions or activities (including any work slowdown, lockout, stoppage, demand or petition for recognition, labor organizing effort or drive, handbilling, picketing or strike) pending, or to the Knowledge of THP, threatened against THP or any of its Subsidiaries, and there have been no such disruptions or activities for the past three (3) years.

(c)    Each of THP and its Subsidiaries is, and for the past (4) years has been, in compliance in all material respects with all Laws relating to labor or employment, including provisions thereof relating to wages, hours, classification and payment of employees and independent contractors, equal opportunity, employment discrimination, disability rights, immigration, plant closure or mass layoff issues, affirmative action, leaves of absence, occupational health and safety, workers compensation and unemployment insurance, collective bargaining and the payment of social security and other Taxes. There are no Actions pending or, to the Knowledge of THP, threatened against THP or its Subsidiaries (i) before the U.S. Equal Employment Opportunity

Commission or any other Governmental Authority or arbitrator concerning or relating to any labor, safety or employment matters or (ii) brought by any current or former applicant, employee or independent contractor of THP or any of its Subsidiaries, and to the Knowledge of THP, there have been no such Actions in the past four (4) years.

Section 3.18    Employee Benefits.

(a)    Schedule 3.18(a) sets forth a true and complete list of each material Employee Benefit Plan. For each Employee Benefit Plan, THP and its Subsidiaries have made available to Buyer copies of (i) such Employee Benefit Plan, including all material amendments thereto (or, in the case of an unwritten Employee Benefit Plan, a written summary of the material terms); (ii) the current summary plan description; (iii) the most recent annual report filed with any Governmental Authority (e.g., Form 5500); (iv) the most recent IRS determination, opinion, or advisory letter issued with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code; and (v) non-routine correspondence concerning audits or investigations by the IRS, Department of Labor, or other Governmental Authority, in any case, within the last six years.

(b)    Each Employee Benefit Plan, including any associated trust or fund, has been established, maintained, funded, operated and administered in all material respects in compliance with applicable Laws, including ERISA and the Code. Any Employee Benefit Plan that is intended be “qualified”, within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the IRS upon which THP and its Subsidiaries are entitled to rely, and to the Knowledge of THP, nothing has occurred that could reasonably be expected to adversely affect such qualification or exemption or otherwise result in material liability to THP or any of its Subsidiaries.

(c)    Each of THP and its Subsidiaries has made all contributions and paid all premiums in full, or such contributions have been properly accrued, in respect of each Employee Benefit Plan in a timely fashion in accordance with the terms of each Employee Benefit Plan and applicable Laws.

(d)    None of THP, any of its Subsidiaries or any of their respective ERISA Affiliates has ever maintained, sponsored, contributed to (or been obligated to contribute to), or has otherwise had any liability (contingent or otherwise) with respect to any: (i) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210(a) of ERISA, or (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. Except as required under Section 4980B of the Code or other applicable Law, no Employee Benefit Plan or other arrangement provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment.

(e)    Each of THP and its Subsidiaries is in compliance in all material respects with all applicable requirements of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act and all regulations thereunder, as may be amended from time to time (the “Affordable Care Act”). No Tax or penalty under the Affordable Care Act, including Sections 4980D and 4980H of the Code, is outstanding or has accrued or would reasonably be expected to be incurred with respect to any Employee Benefit Plan.

(f)    There is no pending or, to the Knowledge of THP, threatened Action (other than any routine claim for benefits) with respect to any Employee Benefit Plan or arrangement with any independent contractor or consultant that would result in liability to THP or its Subsidiaries. No Employee Benefit Plan is or, within the prior six (6) years, has been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under a government-sponsored amnesty, voluntary compliance, self-correction or similar program.

(g)    Each Employee Benefit Plan and other arrangement that is subject to the requirements of Section 409A of the Code has at all relevant times complied, in all material respects, in form and in operation with such requirements.

(h)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will: (i) result in the payment to any current or former director, manager, officer, employee or independent contractor of THP or any of its Subsidiaries (or the dependents or beneficiaries thereof); (ii) result in the acceleration of the time of payment, funding or vesting of any compensation or benefits to any director, manager, officer, employee or independent contractor (or any dependent or beneficiary thereof) under an Employee Benefit Plan or otherwise; (iii) limit or restrict the ability of Buyer or its Affiliates to merge, amend or terminate any Employee Benefit Plan or arrangement with any independent contractor or consultant; or (iv) result in any “excess parachute payment” within the meaning of Section 280G of the Code or the imposition of any Tax under Section 4999 of the Code. Neither THP nor any of its Subsidiaries has any obligation to gross up or reimburse any Tax payments, including under Section 4999 or Section 409A of the Code.

Section 3.19    Environmental Matters. Except as set forth on Schedule 3.19:

(a)    THP and its Subsidiaries are in material compliance with Environmental Requirements.

(b)    THP and its Subsidiaries possess all material Governmental Authorizations required pursuant to Environmental Requirements for their operations in the Ordinary Course of Business. THP and its Subsidiaries are in compliance with all such permits in all material respects. Each such Governmental Authorization is in full force and effect, an no Action is pending or threatened, the effect of which would reasonably be expected to suspend, materially modify, or terminate any such Governmental Authorization.

(c)    THP’s and its Subsidiaries’ actions have not caused an unpermitted release of hazardous wastes on the Leased Real Property.

(d)    Neither THP nor its Subsidiaries have, within the last three (3) years preceding the date hereof, received any written notice of violation of or noncompliance with Environmental Requirements or any material liability arising under Environmental Requirements or any investigation, remediation, or corrective obligation, relating to such Person or its respective facilities, the subject of which is unresolved through payment or cure.

(e)    THP has made available to Buyer true and complete copies of all material environmental reports and audits pertaining to the Leased Real Property or any other real property currently or formerly owned, leased, or operated by THP or its Subsidiaries, or relating to the compliance of THP or its Subsidiaries with any Environmental Requirement that are within THP or its Subsidiaries’ possession or control.

Section 3.20    Affiliate Transactions. Except as set forth on Schedule 3.20, and except for employment arrangements in the Ordinary Course of Business and the Employee Benefit Plans, no Related Party (a) owns any material interest in, controls or is an equityholder (direct or indirect), director, officer, employee, manager, member, or partner of, any Person that is a competitor, supplier or customer, of THP or its Subsidiaries, (b) has any interest in or rights to any material Assets used in the businesses of THP or its Subsidiaries, or (c) is a party to any Contract with THP or its Subsidiaries (any such Contract in this clause (c), a “Related Party Arrangement”).

Section 3.21    No Undisclosed Liabilities. Except as set forth on Schedule 3.21, neither THP nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated or whether due or to become due or otherwise, including any off balance sheet liabilities) except for liabilities and obligations (a) adequately set forth on, or reserved against in, the Unaudited Financial Statements, (b) that are immaterial and incurred in the Ordinary Course of Business subsequent to the Reference Balance Sheet Date, (c) appropriately disclosed in this Agreement or the Disclosure Schedules hereto, (d) arising in connection with this Agreement and the transactions contemplated hereby, or (e) as would not, individually or in the aggregate, have a material impact on the business or financial condition of THP and its Subsidiaries taken as a whole.

Section 3.22    Customers and Suppliers. Schedule 3.22 contains a true and complete list of (a) the ten (10) largest customers and brokers (based on gross sales) of THP and its Subsidiaries, collectively, as of the twelve (12) month period ended on December 31, 2023 (the “Key Customers”) and (b) the ten (10) largest suppliers and manufacturers (based on gross expenditures) of THP and its Subsidiaries, collectively, as of the twelve (12) month period ended on December 31, 2023 (the “Key Suppliers”). To the Knowledge of THP, THP and its

Subsidiaries have not received any notification, written or otherwise, that any of the Key Customers or Key Suppliers identified on Schedule 3.22 will materially reduce its supply or purchase of products or services, as applicable, with THP or its Subsidiaries, or materially change the terms (whether related to payment, price, or otherwise) with respect to the business relationship between such Key Customer or Key Supplier, on one hand, and THP or its Subsidiaries, on the other hand.

Section 3.23    Product Liability; Product Warranty. Except as set forth on Schedule 3.23, THP and its Subsidiaries are not a party to any Action, and, to the Knowledge of THP, there is not any pending or threatened Action, relating to alleged defects in the products manufactured or provided by THP or its Subsidiaries or the failure of any such products to meet the warranty specifications applicable thereto, except where such defects or failure to meet warranty specifications would not have a material impact on the business of THP or its Subsidiaries. There are no pending, or to the Knowledge of THP, threatened recalls for the products of THP or its Subsidiaries, other than product returns in the Ordinary Course of Business.

Section 3.24    Privacy and Data Security.

(a)    Except as set forth on Schedule 3.24, THP and its Subsidiaries (i) comply, and has at all times in the previous three (3) years materially complied, with all applicable Privacy Requirements and (ii) has adopted and published complete and accurate privacy notices and policies, which are accurate and have not contained any material omissions of THP and its Subsidiaries’ privacy practices or practices concerning the Processing of Personal Information.

(b)    THP and its Subsidiaries have implemented and maintain written internal information security program and data privacy policies comprising administrative, physical, and technical safeguards, including data backup, incident response, disaster recovery and business continuity plans and procedures that are (i) designed to protect the security, confidentiality, integrity and availability of the THP and its Subsidiaries’ Business IT Systems and Sensitive Data and (ii) materially consistent with THP and its Subsidiaries’ Privacy Requirements.

(c)    THP and its Subsidiaries contractually obligates all third parties Processing Sensitive Data on its behalf to comply with all applicable Privacy Requirements, and implement and maintain a reasonable information privacy and security program designed to protect the privacy, availability, confidentiality, integrity and security of all Sensitive Data Processed on behalf of THP or its Subsidiaries against any Security Incident as well as all systems from authorized access or use.

(d)    In the previous three (3) years, THP and its Subsidiaries have not (i) experienced any Security Incident, or (ii) received any written notice or written threat of any Action (including any investigation by a Governmental Authority), or alleged or suspected violation of any Privacy Requirement.

(e)    Neither THP nor any of its Subsidiaries is (i) regulated by a HIPAA as a “covered entity” or “business associate” as those terms are defined under HIPAA or (ii) enters into business associate agreements (as described in 45 C.F.R. §§ 164.502(e) and 164.504(e)).

Section 3.25    Regulatory Matters.

(a)    THP and each of its Subsidiaries, and all Products being developed, tested, investigated, manufactured, held, distributed, packaged, labeled, marketed, advertised, imported, exported, and sold by, or to the Knowledge of THP, on behalf of THP or its Subsidiaries, are, and has been during the past three (3) years, in compliance with all applicable Governmental Authorizations, including Healthcare Permits, and Healthcare Laws applicable to the ownership and operation of its assets and business.

(b)    There are no Actions pending or, to the Knowledge of THP, threatened against THP or its Subsidiaries, before any Governmental Authority, including the FDA, the FTC, or any comparable state, federal or foreign Governmental Authority alleging non-compliance, or liability of, THP and its Subsidiaries under any applicable Healthcare Laws.

(c)    THP and its Subsidiaries hold and are in compliance with, and have held and have been in compliance with during the past three (3) years, the terms of such Governmental Authorizations required under applicable Healthcare Laws for the conduct of their respective businesses as currently conducted, including those Governmental Authorizations to permit the design, development, testing, assembly, manufacture, labeling, advertising, sale, shipment, wholesale, distribution, import, export and promotion of their Products, a complete list of which is set forth on Schedule 3.25(c) (“Healthcare Permits”). All such Healthcare Permits are, and have been during the past three (3) years, valid and in full force and effect, and there are no facts or circumstances that would reasonably be expected to result in a termination, revocation, suspension, or material modification of any such Healthcare Permit.

(d)    None of THP, its Subsidiaries, any director or officer of THP or its Subsidiaries, or any employee or, to the Knowledge of THP, agent of THP or its Subsidiaries: (i) has been or is debarred pursuant to 21 U.S.C. § 335a, disqualified pursuant to 21 C.F.R. §§ 312.70 and 812.119, or debarred, excluded or suspended from participation in any “federal health care program” (as that term is defined pursuant to 42 U.S.C. § 1320a-b(f)) or any federal procurement program, (ii) has been convicted of any crime or engaged in any conduct that could result in any such debarment, disqualification, exclusion or suspension; or (iii) has been a party to any corporate integrity agreement, individual integrity agreement, deferred prosecution agreement, monitoring agreement, other similar written agreement, in each case, entered into with or imposed by a Governmental Authority.

(e)    During the past three (3) years, neither THP nor its Subsidiaries, nor any manufacturer, contract manufacturer, co-packer, or distributor of Products, has received (i) any Form 483, warning or untitled letter, or similar written notice with respect to or concerning the Products, (ii) requests or requirements to make changes to any Products or manufacturing processes or procedures related to any Products, or (iii) any other written notice or communication alleging or asserting non-compliance with any applicable Governmental Authorizations, including Healthcare Permits, or Healthcare Laws with respect to any Products from FDA, FTC, or any comparable Governmental Authority.

(f)    There are no administrative or regulatory actions, FDA warning letters, FDA notice of violation letters, or other similar written notices, complaints or inquiries made by the FDA or any comparable Governmental Authority against THP or its Subsidiaries asserting that the testing, quality review, distribution, marketing or sale of the Products is not in compliance with any applicable Healthcare Laws.

(g)    During the past three (3) years, all applications, submissions, information and data related to any Product submitted or utilized as the basis for any request to any Governmental Authority by THP or its Subsidiaries, or on behalf of THP or its Subsidiaries, were true and correct in all material respects as of the date of such submission or request, and any material updates, changes, corrections or modifications to such applications, submissions, information or data required under applicable Law have been submitted to the necessary Governmental Authorities. During the past three (3) years, neither THP nor any of its Subsidiaries has committed any act, made any statement, or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies, set forth in any applicable Laws.

(h)    During the past three (3) years, all preclinical and clinical studies, and other studies and tests conducted by or on behalf of THP or its Subsidiaries, have been, and if still pending are being, conducted in compliance with all applicable Healthcare Laws, and no such studies have been terminated or suspended prior to completion for safety, lack of efficacy, or other non-business reasons.

(i)    Except as set forth on Schedule 3.25(i), during the past three (3) years, no Product distributed or sold by or on behalf of THP or its Subsidiaries has been seized, detained, withdrawn, recalled, enjoined against, subject to a suspension of manufacturing or distribution, or subject to a field notification, field correction, or safety alert, and there are no facts or circumstances reasonably likely to cause (i) any such seizure, detention, withdrawal, recall, enjoinment, suspension, field notification, field correction, or safety alert, or (ii) any change in the marketing classification or labeling of any such Product.

(j)    During the past three (3) years, neither THP nor its Subsidiaries has engaged in any unfair competition or trade practices, any false, deceptive, unfair or misleading advertising or promotional practices, or violations of consumer protections under any applicable Law, including Healthcare Laws. THP and its Subsidiaries are in material compliance with (i) all applicable Laws related to the marketing and advertising of their products and business, and (ii) all social media regulations, policies, and guidance established by FDA, FTC, and other Governmental Authorities. Except as set forth on Schedule 3.25(j), THP and its Subsidiaries have not received any notifications or been subject to any investigations from FDA, FTC, or other Governmental Authorities regarding advertising or promotional practices with respect to any Products.

(k)    All Products, and to the Knowledge of THP, ingredients manufactured, distributed, sold or promoted by or on behalf of THP and its Subsidiaries are, and have been for the past three (3) years, promoted in compliance with all applicable Law, and such representations are truthful, adequately substantiated, not misleading, and supported by third-party certifications to the extent applicable.

Section 3.26    Anti-Corruption and Global Trade Laws. During the past three (3) years, neither THP nor any of its Subsidiaries nor any director, officer, employee, or other Person acting on behalf of THP or any of its Subsidiaries: (a) has offered, promised, provided, received, solicited, or authorized the provision or receipt of any money or other thing of value, directly or indirectly, to or from any Person to improperly influence official action or secure an improper advantage, or has otherwise violated any Anti-Corruption Law; (b) has established or maintained any fund or asset that has not been recorded in THP’s or any of its Subsidiaries’ corporate records for an illegal purpose, or has made any false or fictitious entries on the books and records of THP or any of its Subsidiaries; (c) is or has been a Sanctioned Party, has engaged in any dealings or transactions (directly or knowingly indirectly) with or for the benefit of any Sanctioned Party, or has otherwise violated any Global Trade Law; or (d) has been party to any voluntary or directed disclosures or actual or threatened legal proceedings or enforcement actions relating to any breach or suspected breach of Anti-Corruption Laws or Global Trade Laws.

Section 3.27    No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE III OR ANY OTHER TRANSACTION DOCUMENT, NONE OF THP, ITS SUBSIDIARIES, NOR ANY OTHER PERSON ACTING ON BEHALF OF THP OR ITS SUBSIDIARIES MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. THP ACKNOWLEDGES THAT, (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE IV, ARTICLE V, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I, BLOCKER I SELLER, NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I OR BLOCKER I SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (B) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED ARTICLE VI, ARTICLE VII, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER II, BLOCKER II SELLER, NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER II OR BLOCKER II SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, AND (C) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VIII OR ANY OTHER TRANSACTION

DOCUMENT, NONE OF BUYER, MERGER SUB NOR ANY OTHER PERSON ACTING ON BEHALF OF BUYER OR MERGER SUB MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) NOTHING IN THIS SECTION 3.27 SHALL IN ANY WAY LIMIT ANY OF THE REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) THE PROVISIONS OF THIS SECTION 3.27 SHALL NOT, AND SHALL NOT BE DEEMED OR CONSTRUED TO, WAIVE, LIMIT OR RELEASE ANY CLAIMS RELATING TO FRAUD.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING BLOCKER I

As a material inducement to Buyer and Merger Sub to enter into this Agreement, each of Blocker I and Blocker I Seller represents and warrants to Buyer and Merger Sub as follows:

Section 4.01    Organization of Blocker I. Blocker I is a corporation duly incorporated and validly existing under the Laws of Delaware. Blocker I is not in violation of any of the provisions of its Organizational Documents.

Section 4.02    Authorization of Transaction; Binding Effect.

(a)    Blocker I has full corporate power and authority to own, lease and operate its assets and to carry on its business as is presently conducted. Blocker I has the full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which Blocker I is or will be a party and the performance by Blocker I of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action, and no other corporate act or proceedings on the part of Blocker I is necessary to authorize this Agreement and each other Transaction Document to which it is or will be a party. Blocker I has made available to Buyer and Merger Sub a true, complete and correct copy of its Organizational Documents as is currently in effect.

(b)    This Agreement and each other Transaction Document to which Blocker I is or will be a party have been duly authorized, have been or will prior to or at the Closing be executed and delivered by Blocker I and constitutes the valid and legally binding obligation of Blocker I, enforceable against Blocker I in accordance with their terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles)

Section 4.03    Noncontravention. Except for the HSR Clearance and as set forth on Schedule 4.03, neither the execution and the delivery of this Agreement and each Transaction Document to which Blocker I is or will be a party, nor the consummation of the Transactions, will (i) conflict with or violate any provision of Blocker I’s Organizational Documents, (ii) conflict with or violate any Law or other restriction of any Governmental Authority to which Blocker I is subject or (iii) conflict with, result in a breach of, constitute a default under, require notice to or consent from any Person under, or result in the acceleration of, any Contract to which Blocker I is a party. Except for the HSR Clearance, the execution and delivery of this Agreement, and each Transaction Document to which Blocker I is or will be a party, by Blocker I does not require any consent or approval of any Governmental Authority.

Section 4.04    Capitalization. All of the authorized, issued and outstanding share capital of Blocker I is set forth on Schedule 4.04. All of the issued and outstanding Shares of Blocker I are duly authorized, validly issued, fully paid, non-assessable, were issued in compliance with Blocker I’s Organizational Documents and all state and federal securities Laws, and are held of record by Blocker I Seller free and clear of all Liens as set forth on Schedule 4.04. Except as set forth on Schedule 4.04, there is no Contract or other arrangement pursuant to which Blocker I has granted or may be required to grant any warrant, right, option, conversion privilege, share purchase plan, put, call or other contractual obligation relating to the offer, issuance, purchase or redemption, exchange, conversion, voting or transfer of any shares of its share capital or other securities convertible into or exchangeable for share capital of Blocker I (now, in the future or upon the occurrence of any contingency) or that provides for any stock appreciation or similar right. Blocker I has not violated any purchase option, call option, right of first refusal, preemptive, subscription or other similar rights of any Person in connection with the issuance, repurchase, or redemption of any of its equity interests.

Section 4.05    Subsidiaries. Blocker I has no Subsidiaries and was formed for the sole purpose of holding an indirect equity interest in THP.

Section 4.06    Broker’s Fees. Except for the fees and expenses of Perella Weinberg Partners L.P. whose fees will be Transaction Expenses hereunder, Blocker I does not have any liability or obligation to pay any fees, commissions, or similar compensation to any broker, finder, agent, or similar intermediary with respect to the Transactions or any alternative transaction for which Buyer, Merger Sub, or any Target Company or its Subsidiaries could become liable or obligated.

Section 4.07    Financial Statements.

(a)    Schedule 4.07(a) sets forth the unaudited balance sheet of Blocker I as of December 31, 2022 for the fiscal year ended on such date (the “Blocker I Financial Statements”). The Blocker I Financial Statements (including the notes thereto) present fairly the financial position of Blocker I as of the date thereof and for the period covered thereby in all material respects.

(b)    Except as set forth on Schedule 4.07(b), on the Closing Date, Blocker I will have no liabilities other than fees and expenses of advisors and income tax liabilities in respect of its then existing direct ownership interest in THP and liabilities and obligations under this Agreement and the Transaction Documents.

Section 4.08    Blocker I Tax Matters.

(a)    Blocker I has properly and timely filed with the appropriate Governmental Authority all Income Tax Returns that are required to be filed by it and all other material Tax Returns which are required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects. All material amounts of Taxes owed by Blocker I that are due and payable (whether or not shown on any Tax Return) have been paid in full.

(b)    Blocker I is not currently the beneficiary of any extension of time with which to file any Tax Return. There are no Liens for any material Taxes (other than Permitted Liens) on any of the properties or assets of Blocker I.

(c)    All material amounts of Taxes that Blocker I was required to withhold or collect have been properly and timely paid over in the appropriate amounts to the proper Governmental Authorities, and Blocker I has complied in all material respects with all associated information reporting and backup withholding provisions of applicable Law.

(d)    Blocker I has not received from any Governmental Authority any written notice of assessment or proposed assessment, deficiency, claim, adjustment or proposed adjustment or any other written notice indicating an intent to open an audit or other review in connection with any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no pending audits, examinations, or administrative or judicial proceedings regarding any Taxes of Blocker I.

(e)    Blocker I has no current waivers or extensions in effect with respect to any statute of limitations in respect of any Taxes or has agreed to a Tax assessment or deficiency that has not been paid or otherwise satisfied.

(f)    No written claim has ever been made by a Governmental Authority in a jurisdiction where Blocker I does not file a specific type of Tax Return that Blocker I is or may be subject to such specific type of taxation by, or required to file a specific type of Tax Return with, that jurisdiction which claim has not been fully resolved.

(g)    Blocker I has never been a member of an Affiliated Group.

(h)    Blocker I is not liable for any material amount of Taxes of any other Person pursuant to Treasury Regulation 1.1502-6 (or any similar provision of applicable Law) or as a transferee or successor, or by contract (other than a customary commercial contract entered into in the Ordinary Course of Business and not principally relating to Taxes).

(i)    Blocker I is not party to or bound by any Tax sharing agreement, Tax allocation, Tax distribution, Tax indemnification, or Tax gross-up, other than any such customary commercial contract entered into in the Ordinary Course of Business and not primarily related to Taxes.

(j)    Blocker I has not, since the date that is two years prior to the date hereof, distributed stock of another corporation nor has had its stock distributed by another corporation in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Code or any similar provision of state, local or foreign Tax law.

(k)    Blocker I has not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(l)    Blocker I has not requested or received a ruling from any Governmental Authority or signed any binding Contract with any Governmental Authority.

(m)    Blocker I will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any: (i) change in its method of accounting, or its use of an improper method of accounting by for a taxable period ending on or prior to the Closing Date (including, for the avoidance of doubt, any adjustment under Section 481(a) of the Code); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any other Tax Law) entered into by it prior to the Closing; (iii) installment sale or open transaction disposition made prior to or on the Closing Date; (iv) deferred revenue, advanced payment, prepaid or deposit amount received or accrued on or prior to the Closing Date.

(n)    Blocker I is, and at all times since formation has been, properly treated as a corporation for United States federal, state and local Income Tax purposes.

(o)    Since December 31, 2022, Blocker I has not (i) made (outside of the Ordinary Course of Business), changed or rescinded any material Tax election, (ii) changed any annual Tax accounting period or any material method of Tax accounting, (iii) settled or compromised any claim or assessment with respect to any material amount of Taxes, (iv) entered into any closing agreement with a taxing authority, (v) entered into an agreement waiving any right to a claim a refund of Taxes, (vi) filed any amended Tax Return relating to any material amount of Taxes or material Tax filing position or (vii) incurred any non de minimis amount of Taxes outside of the Ordinary Course of Business.

(p)    Blocker I does not have any material amount of liability with respect to any escheat or unclaimed property obligations.

Section 4.09    Blocker I Operations; No Liabilities or Obligations. Blocker I is a holding company and was formed for the sole purpose of investing, directly or indirectly, in THP and has never owned, and does not own, and will not own as of the Closing Date, any assets except for direct and indirect equity interests of THP or a Person directly or indirectly holding equity interests of THP and cash. Since the date of its formation, Blocker I (i) has not carried on any business or conducted any operations other than, directly or indirectly, acquiring and holding equity interests of THP, (ii) is not, and has not been, party to any Contract other than this Agreement, and (iii) has no, and has never had any, employees. Except for liabilities incident to its formation and organization, direct or indirect investment in equity interests of THP, maintenance of its existence (including any actions taken with respect to Taxes of Blocker I in the ordinary course of business), and in connection with transactions contemplated hereby, Blocker I does not have any and has not incurred any liabilities or obligations.

Section 4.10    Litigation. There is no Action pending or threatened against Blocker I, nor are there any facts making the commencement of any Action reasonably likely. Blocker I is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or any arbitrator.

Section 4.11    No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE IV OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. BLOCKER I ACKNOWLEDGES THAT (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE III OR ANY OTHER TRANSACTION DOCUMENT, NONE OF THP, ITS SUBSIDIARIES, NOR ANY OTHER PERSON ACTING ON BEHALF OF THP OR ITS SUBSIDIARIES MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (B) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VI OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I SELLER NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (C) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE V, ARTICLE VII, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER II, BLOCKER II SELLER NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER II OR BLOCKER II SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, AND (D) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VIII OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BUYER, MERGER SUB NOR ANY OTHER PERSON ACTING ON BEHALF OF BUYER OR MERGER SUB MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS

AGREEMENT, (I) NOTHING IN THIS SECTION 4.11 SHALL IN ANY WAY LIMIT ANY OF THE REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) THE PROVISIONS OF THIS SECTION 4.11 SHALL NOT, AND SHALL NOT BE DEEMED OR CONSTRUED TO, WAIVE, LIMIT OR RELEASE ANY CLAIMS RELATING TO FRAUD.
ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING BLOCKER II

As a material inducement to Buyer and Merger Sub to enter into this Agreement, each of Blocker II and Blocker II Seller represents and warrants to Buyer and Merger Sub as follows:

Section 5.01 Organization of Blocker II. Blocker II is a corporation duly incorporated and validly existing under the Laws of Delaware. Blocker II is not in violation of any of the provisions of its Organizational Documents.

Section 5.02 Authorization of Transaction; Binding Effect.

(a)    Blocker II has full corporate power and authority to own, lease and operate its assets and to carry on its business as is presently conducted. Blocker II has the full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which Blocker II is or will be a party and the performance by Blocker II of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action and no other corporate act or proceedings on the part of Blocker II is necessary to authorize this Agreement and each other Transaction Document to which it is or will be a party. Blocker II has made available to Buyer and Merger Sub a true, complete and correct copy of its Organizational Documents as is currently in effect.

(b)    This Agreement and each other Transaction Document to which Blocker II is or will be a party have been duly authorized, have been or will prior to or at the Closing be executed and delivered by Blocker II and constitutes the valid and legally binding obligation of Blocker II, enforceable against Blocker II in accordance with their terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles).
Section 5.03    Noncontravention. Except for the HSR Clearance and as set forth on Schedule 5.03, neither the execution and the delivery of this Agreement and each Transaction Document to which Blocker II is or will be a party, nor the consummation of the Transactions, will (i) conflict with or violate any provision of Blocker II’s Organizational Documents, (ii)

conflict with or violate any Law or other restriction of any Governmental Authority to which Blocker II is subject or (iii) conflict with, result in a breach of, constitute a default under, require notice to or consent from any Person under, or result in the acceleration of, any Contract to which Blocker II is a party. Except for the HSR Clearance, the execution and delivery of this Agreement, and each Transaction Document to which Blocker II is or will be a party, by Blocker II does not require any consent or approval of any Governmental Authority.

Section 5.04    Capitalization. All of the authorized, issued and outstanding share capital of Blocker II is set forth on Schedule 5.04. All of the issued and outstanding Shares of Blocker II are duly authorized, validly issued, fully paid, non-assessable, were issued in compliance with Blocker II’s Organizational Documents and all state and federal securities Laws, and are held of record by Blocker II Seller free and clear of all Liens, as set forth on Schedule 5.04. Except as set forth on Schedule 5.04, there is no Contract or other arrangement pursuant to which Blocker II has granted or may be required to grant any warrant, right, option, conversion privilege, share purchase plan, put, call or other contractual obligation relating to the offer, issuance, purchase or redemption, exchange, conversion, voting or transfer of any shares of its share capital or other securities convertible into or exchangeable for share capital of Blocker II (now, in the future or upon the occurrence of any contingency) or that provides for any stock appreciation or similar right. Blocker II has not violated any purchase option, call option, right of first refusal, preemptive, subscription or other similar rights of any Person in connection with the issuance, repurchase, or redemption of any of its equity interests.

Section 5.05    Subsidiaries. Blocker II has no Subsidiaries and was formed for the sole purpose of holding a direct equity interest in THP.

Section 5.06    Broker’s Fees. Except for the fees and expenses of Perella Weinberg Partners L.P. whose fees will be Transaction Expenses hereunder, Blocker II does not have any liability or obligation to pay any fees, commissions, or similar compensation to any broker, finder, agent, or similar intermediary with respect to the Transactions or any alternative transaction for which Buyer, Merger Sub, or any Target Company or its Subsidiaries could become liable or obligated.

Section 5.07    Financial Statements.

(a)    Schedule 5.07(a) sets forth the unaudited balance sheet of Blocker II as of December 31, 2022 for the fiscal year ended on such date (the “Blocker II Financial Statements”). The Blocker II Financial Statements (including the notes thereto) present fairly the financial position of Blocker II as of the date thereof and for the period covered thereby in all material respects.

(b)    Except as set forth on Schedule 5.07(b), on the Closing Date, Blocker II will have no liabilities other than fees and expenses of advisors and income tax liabilities in respect of its then existing direct ownership interest in THP and liabilities and obligations under this Agreement and the Transaction Documents.

Section 5.08    Blocker II Tax Matters.

(a)    Blocker II has properly and timely filed with the appropriate Governmental Authority all Income Tax Returns that are required to be filed by it and all other material Tax Returns which are required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects. All material amounts of Taxes owed by Blocker II that are due and payable (whether or not shown on any Tax Return) have been paid in full.

(b)    Blocker II is not currently the beneficiary of any extension of time with which to file any Tax Return. There are no Liens for any material Taxes (other than Permitted Liens) on any of the properties or assets of Blocker II.

(c)    All material amounts of Taxes that Blocker II was required to withhold or collect have been properly and timely paid over in the appropriate amounts to the proper Governmental Authorities, and Blocker II has complied in all material respects with all associated information reporting and backup withholding provisions of applicable Law.

(d)    Blocker II has not received from any Governmental Authority any written notice of assessment or proposed assessment, deficiency, claim, adjustment or proposed adjustment or any other written notice indicating an intent to open an audit or other review in connection with any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no pending audits, examinations, or administrative or judicial proceedings regarding any Taxes of Blocker II.

(e)    Blocker II has no current waivers or extensions in effect with respect to any statute of limitations in respect of any Taxes or has agreed to a Tax assessment or deficiency that has not been paid or otherwise satisfied.

(f)    No written claim has ever been made by a Governmental Authority in a jurisdiction where Blocker II does not file a specific type of Tax Return that Blocker II is or may be subject to such specific type of taxation by, or required to file a specific type of Tax Return with, that jurisdiction which claim has not been fully resolved.

(g)    Blocker II has never been a member of an Affiliated Group.

(h)    Blocker II is not liable for any material amount of Taxes of any other Person pursuant to Treasury Regulation 1.1502-6 (or any similar provision of applicable Law) or as a transferee or successor, or by contract (other than a customary commercial contract entered into in the Ordinary Course of Business and not principally relating to Taxes).

(i)    Blocker II is not party to or bound by any Tax sharing agreement, Tax allocation, Tax distribution, Tax indemnification, or Tax gross-up, other than any such customary commercial contract entered into in the Ordinary Course of Business and not primarily related to Taxes.

(j)    Blocker II has not, since the date that is two years prior to the date hereof, distributed stock of another corporation nor has had its stock distributed by another corporation in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Code or any similar provision of state, local or foreign Tax law.

(k)    Blocker II has not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

(l)    Blocker II has not requested or received a ruling from any Governmental Authority or signed any binding Contract with any Governmental Authority.

(m)    Blocker II will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Post-Closing Tax Period as a result of any: (i) change in its method of accounting, or its use of an improper method of accounting by for a taxable period ending on or prior to the Closing Date (including, for the avoidance of doubt, any adjustment under Section 481(a) of the Code); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of any other Tax Law) entered into by it prior to the Closing; (iii) installment sale or open transaction disposition made prior to or on the Closing Date; (iv) deferred revenue, advanced payment, prepaid or deposit amount received or accrued on or prior to the Closing Date.

(n)    Blocker II is, and at all times since formation has been, properly treated as a corporation for United States federal, state and local Income Tax purposes.

(o)    Since December 31, 2022, Blocker II has not (i) made (outside of the Ordinary Course of Business), changed or rescinded any material Tax election, (ii) changed any annual Tax accounting period or any material method of Tax accounting, (iii) settled or compromised any claim or assessment with respect to any material amount of Taxes, (iv) entered into any closing agreement with a taxing authority, (v) entered into an agreement waiving any right to a claim a refund of Taxes, (vi) filed any amended Tax Return relating to any material amount of Taxes or material Tax filing position or (vii) incurred any non de minimis amount of Taxes outside of the Ordinary Course of Business.

(p)    Blocker II does not have any material amount of liability with respect to any escheat or unclaimed property obligations.

Section 5.09    Blocker II Operations; No Liabilities or Obligations. Blocker II is a holding company and was formed for the sole purpose of investing, directly or indirectly, in THP and has never owned, and does not own, and will not own as of the Closing Date, any assets except for direct and indirect equity interests of THP or a Person directly or indirectly holding equity interests of THP and cash. Since the date of its formation, Blocker II (i) has not carried on any business or conducted any operations other than, directly or indirectly, acquiring and holding equity interests of THP, (ii) is not, and has not been, party to any Contract other than this Agreement, and (iii) has no, and has never had any, employees. Except for liabilities incident to its formation and organization, direct or indirect investment in equity interests of THP, maintenance of its existence (including any actions taken with respect to Taxes of Blocker II in the ordinary course of business), and in connection with transactions contemplated hereby, Blocker II does not have any and has not incurred any liabilities or obligations.

Section 5.10    Litigation. There is no Action pending or threatened against Blocker II, nor are there any facts making the commencement of any Action reasonably likely. Blocker II is not subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or any arbitrator.

Section 5.11    No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE V OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER II NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER II MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. BLOCKER II ACKNOWLEDGES THAT, (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE III OR ANY OTHER TRANSACTION DOCUMENT, NONE OF THP, ITS SUBSIDIARIES, NOR ANY OTHER PERSON ACTING ON BEHALF OF THP OR ITS SUBSIDIARIES MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (B) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE IV, ARTICLE VI, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I, BLOCKER I SELLER, NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I OR BLOCKER I SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (C) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VII OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER II SELLER NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER II SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, AND (D) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VIII OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BUYER, MERGER SUB NOR ANY OTHER PERSON ACTING ON BEHALF OF BUYER OR MERGER SUB MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) NOTHING IN THIS SECTION 5.11 SHALL IN ANY WAY LIMIT ANY OF THE REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) THE PROVISIONS OF THIS SECTION 5.11 SHALL NOT, AND SHALL NOT BE DEEMED OR CONSTRUED TO, WAIVE, LIMIT OR RELEASE ANY CLAIMS RELATING TO FRAUD.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES REGARDING BLOCKER I SELLER

As a material inducement to Buyer and Merger Sub to enter into this Agreement, Blocker I Seller represents and warrants to Buyer and Merger Sub, solely as to itself as follows:

Section 6.01    Organization of Blocker I Seller. Blocker I Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware. Blocker I Seller is not in violation of any of the provisions of its Organizational Documents.

Section 6.02    Authorization of Transaction; Binding Effect.

(a)    Blocker I Seller has the full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which Blocker I Seller is or will be a party and the performance by Blocker I Seller of its obligations hereunder and thereunder have been duly authorized by all requisite limited partnership action, and no other limited partnership act or proceedings on the part of Blocker I Seller is necessary to authorize this Agreement and each other Transaction Document to which it is or will be a party. Blocker I Seller has made available to Buyer and Merger Sub a true, complete and correct copy of its Organizational Documents as is currently in effect.

(b)    This Agreement and each other Transaction Document to which Blocker I Seller is or will be a party have been duly authorized, have been or will prior to or at the Closing be executed and delivered by Blocker I Seller and constitutes the valid and legally binding obligation of Blocker I Seller, enforceable against Blocker I Seller in accordance with their terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles).

Section 6.03    Noncontravention. Except for the HSR Clearance, neither the execution and the delivery of this Agreement and each Transaction Document to which Blocker I Seller is or will be a party, nor the consummation of the Transactions, will (i) in the case of any entity, conflict with or violate any provision of Blocker I Seller’s Organizational Documents, (ii) conflict with or violate any Law or other restriction of any Governmental Authority to which Blocker I Seller is subject or (iii) conflict with, result in a breach of, constitute a default under, require notice to or consent from any Person under, or result in the acceleration of, any Contract to which Blocker I Seller is a party, except, in the case of clauses (ii) and (iii), where the violation, conflict, breach, default or acceleration would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay Blocker I Seller’s ability to consummate the transactions contemplated by this Agreement. Except for the HSR Clearance, the execution and delivery of this Agreement, and each Transaction Document to which Blocker

I Seller is or will be a party, by Blocker I Seller does not require any consent or approval of any Governmental Authority.

Section 6.04    Ownership of Stock and Units. Blocker I Seller is the record owner of all of the Blocker I Stock, and has good and marketable title to the Blocker I Stock, free and clear of any and all Liens, other than restrictions under applicable securities Laws. The Blocker I Stock will be sold, transferred and conveyed to Buyer, subject to the terms of this Agreement and pursuant to the procedures set forth in this Agreement, free and clear of all Liens, other than restrictions under applicable securities Laws.

Section 6.05    Litigation. Blocker I Seller is not a party to any Action, nor to the Knowledge of Blocker I Seller, is any Action threatened against Blocker I Seller, by or before any Governmental Authority, except as would not reasonably be expected to prevent, materially delay or materially impair Blocker I Seller’s ability to consummate the transactions contemplated by this Agreement.

Section 6.06    Broker’s Fees. Except for the fees and expenses of Perella Weinberg Partners L.P. whose fees will be Transaction Expenses hereunder, Blocker I Seller does not have any liability or obligation to pay any fees, commissions, or similar compensation to any broker, finder, agent, or similar intermediary with respect to the Transactions or any alternative transaction for which Buyer, Merger Sub, or any Target Company or its Subsidiaries could become liable or obligated.

Section 6.07    No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE VI OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I SELLER NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. BLOCKER I SELLER ACKNOWLEDGES THAT (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE III OR ANY OTHER TRANSACTION DOCUMENT, NONE OF THP, ITS SUBSIDIARIES, NOR ANY OTHER PERSON ACTING ON BEHALF OF THP OR ITS SUBSIDIARIES MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (B) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE IV, ARTICLE VI, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I, BLOCKER I SELLER, NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I OR BLOCKER I SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (C) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VII OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER II SELLER NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER II SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, AND (D) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VIII OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BUYER, MERGER SUB NOR ANY OTHER PERSON ACTING

ON BEHALF OF BUYER OR MERGER SUB MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) NOTHING IN THIS SECTION 6.07 SHALL IN ANY WAY LIMIT ANY OF THE REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) THE PROVISIONS OF THIS SECTION 6.07 SHALL NOT, AND SHALL NOT BE DEEMED OR CONSTRUED TO, WAIVE, LIMIT OR RELEASE ANY CLAIMS RELATING TO FRAUD.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES REGARDING BLOCKER II SELLER

As a material inducement to Buyer and Merger Sub to enter into this Agreement, Blocker II Seller represents and warrants to Buyer and Merger Sub, solely as to itself as follows:

Section 7.01    Organization of Blocker II Seller. Blocker II Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of Delaware. Blocker II Seller is not in violation of any of the provisions of its Organizational Documents.

Section 7.02    Authorization of Transaction; Binding Effect.

(a)    Blocker II Seller has the full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which Blocker II Seller is or will be a party and the performance by Blocker II Seller of its obligations hereunder and thereunder have been duly authorized by all requisite limited partnership action, and no other limited partnership act or proceedings on the part of Blocker II Seller is necessary to authorize this Agreement and each other Transaction Document to which it is or will be a party. Blocker II Seller has made available to Buyer and Merger Sub a true, complete and correct copy of its Organizational Documents as is currently in effect.

(b)    This Agreement and each other Transaction Document to which Blocker II Seller is or will be a party have been duly authorized, have been or will prior to or at the Closing be executed and delivered by Blocker II Seller and constitutes the valid and legally binding obligation of Blocker II Seller, enforceable against Blocker II Seller in accordance with their terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles).

Section 7.03    Noncontravention. Except for the HSR Clearance, neither the execution and the delivery of this Agreement and each Transaction Document to which Blocker II Seller is or will be a party, nor the consummation of the Transactions, will (i) conflict with or violate any provision of Blocker II Seller’s Organizational Documents, (ii) conflict with or violate any Law or other restriction of any Governmental Authority to which Blocker II Seller is subject or (iii) conflict with, result in a breach of, constitute a default under, require notice to or consent from any Person under, or result in the acceleration of, any Contract to which Blocker II Seller is a party. Except for the HSR Clearance, the execution and delivery of this Agreement, and each Transaction Document to which Blocker II Seller is or will be a party, by Blocker II Seller does not require any consent or approval of any Governmental Authority.

Section 7.04    Ownership of Stock and Units. Blocker II Seller is the record owner of all of the Blocker II Stock, and has good and marketable title to the Blocker II Stock, free and clear of any and all Liens, other than restrictions under applicable securities Laws. The Blocker II Stock will be sold, transferred and conveyed to Buyer, subject to the terms of this Agreement and pursuant to the procedures set forth in this Agreement, free and clear of all Liens, other than restrictions under applicable securities Laws.

Section 7.05    Litigation. Blocker II Seller is not a party to any Action, nor to the Knowledge of Blocker II Seller, is any Action threatened against Blocker II Seller, by or before any Governmental Authority, except as would not reasonably be expected to prevent, materially delay or materially impair Blocker II Seller’s ability to consummate the transactions contemplated by this Agreement.

Section 7.06    Broker’s Fees. Blocker II Seller does not have any liability or obligation to pay any fees, commissions, or similar compensation to any broker, finder, agent, or similar intermediary with respect to the Transactions or any alternative transaction for which Buyer, Merger Sub, or any Target Company or its Subsidiaries could become liable or obligated.

Section 7.07    No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE VII OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER II SELLER NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER II SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. BLOCKER II SELLER ACKNOWLEDGES THAT (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE III OR ANY OTHER TRANSACTION DOCUMENT, NONE OF THP, ITS SUBSIDIARIES, NOR ANY OTHER PERSON ACTING ON BEHALF OF THP OR ITS SUBSIDIARIES MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (B) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE IV, ARTICLE VI, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I, BLOCKER I SELLER, NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I OR BLOCKER I SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (C) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE V OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER II NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER II MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, AND

(D) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VIII OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BUYER, MERGER SUB NOR ANY OTHER PERSON ACTING ON BEHALF OF BUYER OR MERGER SUB MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) NOTHING IN THIS SECTION 7.07 SHALL IN ANY WAY LIMIT ANY OF THE REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) THE PROVISIONS OF THIS SECTION 7.07 SHALL NOT, AND SHALL NOT BE DEEMED OR CONSTRUED TO, WAIVE, LIMIT OR RELEASE ANY CLAIMS RELATING TO FRAUD.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

As a material inducement to the Sellers and the Target Companies to enter into and perform their respective obligations under this Agreement, each of Buyer and Merger Sub represents and warrants to the Sellers and the Target Companies as follows:

Section 8.01    Organization of Buyer and Merger Sub. Buyer is a Delaware corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 8.02    Authorization of Transaction; Binding Effect.

(a)    Each of Buyer and Merger Sub has full organizational power and authority to carry on its business as is presently conducted, to execute and deliver this Agreement and each Transaction Document to which Buyer and Merger Sub, as applicable, is or will be party and to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement by each of Buyer and Merger Sub and the performance by each of Buyer and Merger Sub of its obligations hereunder have been duly authorized by all requisite organizational action, and no other corporate or limited liability company act on the part of Buyer or Merger Sub is necessary to authorize this Agreement and each Transaction Document to which Buyer or Merger Sub is or will be a party.

(b)    This Agreement and each other Transaction Document to which Buyer and Merger Sub is or will be a party have been duly authorized, have been or will be executed and delivered by Buyer and Merger Sub as applicable, and constitutes the valid and legally binding obligation of Buyer and Merger Sub, enforceable against Buyer and Merger Sub, as applicable, in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles).

Section 8.03    Noncontravention. Except for the HSR Clearance, neither the execution and the delivery of this Agreement and each Transaction Document to which Buyer and Merger Sub, as applicable, is a party, nor the consummation of the Transactions, will (i) violate any provision of the Organizational Documents of Buyer or Merger Sub, (ii) violate any Law or other restriction of any Governmental Authority to which Buyer or Merger Sub is subject or (iii) conflict with, result in a breach of, constitute a default under, require notice to or consent from any Person under, or result in the acceleration of, any contract to which Buyer or Merger Sub is a party or by which its assets are bound. Except for the HSR Clearance, the execution and delivery of this Agreement by Buyer and Merge Sub do not require any consent or approval of any Governmental Authority.

Section 8.04    Broker’s Fees. Neither Buyer nor Merger Sub has any liability or obligation to pay any fees, commissions, or similar compensation to any broker, finder, agent, or similar intermediary with respect to the Transactions for which the Target Companies (prior to the Closing) or the Sellers could become liable or obligated.

Section 8.05    Financing. Buyer will have as of the Closing sufficient funds to enable Buyer to consummate on a timely basis the transactions contemplated by this Agreement and to pay all of Buyer’s and Merger Sub’s related fees and expenses. In no event shall the receipt or availability of any funds or financing by or to Buyer or any of its Affiliates or any other financing be a condition to Buyer’s or Merger Sub’s obligation to consummate the transactions contemplated hereunder. Assuming (a) the satisfaction of the conditions set forth in ARTICLE XI hereof and (b) the accuracy of the representations and warranties in ARTICLE III through ARTICLE V, as of immediately after the Closing, Buyer and its Subsidiaries, taken as a whole, (i) will not be rendered insolvent by performance of their obligations under this Agreement and the transactions contemplated hereby, (ii) not have an unreasonably small amount of capital for the business in which they are engaged, and (iii) will not, as a result of the consummation of this Agreement and the transactions contemplated hereby, have debts beyond its ability to pay as such debts mature. Buyer’s obligations under this Agreement (subject to all appliable terms, conditions and qualifications contained therein), including but not limited to its obligation to pay the Merger Consideration, are not subject to any financing condition and are not contingent upon the results of efforts, if any, of Buyer or its Affiliates to obtain financing in connection with the transactions contemplated hereby.

Section 8.06    Litigation. As of the date hereof, there are no Actions pending or, to Buyer’s or Merger Sub’s knowledge, threatened against or affecting Buyer or Merger Sub, at law or in equity, or before or by any Governmental Authority, which could adversely affect Buyer’s or Merger Sub’s performance under this Agreement or the Transaction Documents or the consummation of the Transactions.

Section 8.07    Investment Intent; Restricted Securities. Buyer is purchasing the Stock and Units solely for its own account, for investment purposes only, and not with a view to, or any present intention of, reselling or otherwise distributing the Stock or Units, or dividing its participation herein with others. Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer understands and acknowledges that (a) none of the Stock or Units have been registered under the Securities Act or any state or foreign securities Laws, in reliance upon specific exemptions thereunder for transactions not involving any public offering, (b) none of the Stock or Units is traded or tradable on any securities exchange or over‑the‑counter, and (c) the Stock and Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws.

Section 8.08    Limited Guaranty.

(a)    Buyer has delivered a true and complete copy of the fully executed Limited Guaranty from Compass Group Diversified Holdings, LLC, a Delaware limited liability company (“Parent”), pursuant to which Parent has agreed to guarantee certain of the obligations of Buyer under this Agreement, a copy of which is attached hereto as Exhibit F.

(b)    Parent has full organizational power and authority to execute and deliver the Limited Guaranty and to perform its obligations thereunder. The execution and delivery of the Limited Guaranty by Parent and the performance by Parent of its obligations thereunder have been duly authorized by all requisite organizational action. The Limited Guaranty constitutes the valid and legally binding obligation of Parent, enforceable in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general equitable principles). As of the date hereof, the Limited Guaranty has not been amended, modified, withdrawn or rescinded in any respect. Parent has sufficient unrestricted cash on hand and available credit facilities to enable Buyer to consummate on a timely basis the transactions contemplated by this Agreement and to pay all of Buyer’s related fees and expenses.

Section 8.09    Inspection. Each of Buyer and Merger Sub is an informed and sophisticated purchaser, and has engaged expert advisors experienced in the evaluation and purchase of companies such as the Target Companies as contemplated hereunder. Each of Buyer and Merger Sub has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Buyer agrees that, at the Closing, it shall accept the Stock and Units and the Target Companies and their Subsidiaries in the condition they are in based upon Buyer’s own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Target

Companies, their Subsidiaries or the Sellers, except for the representations and warranties set forth in this Agreement or any Transaction Document. Without limiting the generality of the foregoing, each of Buyer and Merger Sub acknowledges that none of the Target Companies, their Subsidiaries, the Sellers or the Sellers’ Representative makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered to or made available to Buyer or Merger Sub of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Target Companies or their Subsidiaries, or the future business and operations of the Target Companies or their Subsidiaries, or (b) any other information or documents made available to Buyer, Merger Sub or their respective counsel, accountants or advisors with respect to the Target Companies or their Subsidiaries, or their business, assets, liabilities or operations, except as expressly set forth in this Agreement or any Transaction Document. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) nothing in this Section 8.09 shall in any way limit any of the representations or warranties set forth in this Agreement or any Transaction Document, and (ii) the provisions of this Section 8.09 shall not, and shall not be deemed or construed to, waive, limit or release any claims relating to Fraud.

Section 8.10    No Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE VIII, NONE OF BUYER, MERGER SUB NOR ANY OTHER PERSON ACTING ON BEHALF OF BUYER OR MERGER SUB MAKES ANY REPRESENTATION OR WARRANTY TO THE TARGET COMPANIES OR THE SELLERS, EXPRESS OR IMPLIED. BUYER AND MERGER SUB EACH ACKNOWLEDGES THAT (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE III, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF THP, ITS SUBSIDIARIES, NOR ANY OTHER PERSON ACTING ON BEHALF OF THP OR ITS SUBSIDIARIES MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, (B) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE IV AND ARTICLE V, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I, BLOCKER II, NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I OR BLOCKER II MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED, AND (C) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN ARTICLE VI AND ARTICLE VII, OR ANY OTHER TRANSACTION DOCUMENT, NONE OF BLOCKER I SELLER, BLOCKER II SELLER, NOR ANY OTHER PERSON ACTING ON BEHALF OF BLOCKER I SELLER OR BLOCKER II SELLER MAKES ANY REPRESENTATION OR WARRANTY TO THE PARTIES, EXPRESS OR IMPLIED. NOTWITHSTANDING THE FOREGOING OR ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) NOTHING IN THIS SECTION 8.10 SHALL IN ANY WAY LIMIT ANY OF THE REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS, AND (II) THE PROVISIONS OF THIS SECTION 8.10 SHALL NOT, AND SHALL NOT BE DEEMED OR CONSTRUED TO, WAIVE, LIMIT OR RELEASE ANY CLAIMS RELATING TO FRAUD.

ARTICLE IX
PRE-CLOSING COVENANTS
Section 9.01    Operation of Business.

(a)    From the date hereof until the earlier of the Closing Date or the date on which this Agreement is validly terminated pursuant to Section 12.01 (Termination) (the “Interim Period”), except as otherwise expressly required or permitted by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, the Target Companies shall, and shall cause their respective Subsidiaries to use their respective commercially reasonable efforts to (a) carry on the business of the Target Companies and their Subsidiaries in the Ordinary Course of Business, and (b) preserve in all material respects the Target Companies’ and their Subsidiaries’ present business, organization, assets and operations and maintain in all material respects its relations and goodwill with the suppliers, customers, employees, and other Persons having a material business relationship with the Target Companies and their Subsidiaries. Without limiting the generality of the foregoing, except as set forth on Schedule 9.01, the Target Companies shall, and shall cause their respective Subsidiaries to (x) not take any action that, if taken after the Reference Balance Sheet Date and prior to the date of this Agreement, would have been required to be disclosed on Schedule 3.08, and (y) not take any action that, if taken after December 31, 2022 and prior to the date of this Agreement, would have been required to be disclosed with respect to any representation or warranty in, Section 3.11(n) (Tax Matters), Section 4.08(o) (Blocker I Tax Matters), or Section 5.08(o) (Blocker II Tax Matters).

(b)    Notwithstanding the foregoing, after signing and on either the day prior to the Closing Date or on the Closing Date prior to the Closing, (i) Blocker I shall distribute cash or other property of Blocker I to Blocker I Seller in partial redemption of the Blocker I stock held by Blocker I Seller (the “Blocker I Redemption”) and (ii) Blocker II shall distribute cash or other property of Blocker II to Blocker II Seller in partial redemption of the Blocker II stock held by Blocker II Seller (the “Blocker II Redemption” and together with the Blocker I Redemption, the “Pre-Closing Redemptions”). To the extent necessary or advisable (in the sole discretion of the Sellers’ Representative) to facilitate any Pre-Closing Redemption, Blocker I or Blocker II may effect any recapitalization, reclassification, non-cash dividend, equity split, or similar change in capitalization (each such transaction, a “Redemption Facilitation Transaction”). The Sellers’ Representative shall provide Buyer with drafts of any redemption agreement, resolutions, or any other document effecting the Pre-Closing Redemptions or any Redemption Facilitation Transaction (each such document, a “Redemption Document”) no later than five (5) days prior to the effective date of the relevant Redemption Document, and shall permit Buyer to review and comment on any such document. The Sellers’ Representative shall consider in good faith any reasonable comments provided by Buyer, and shall incorporate any such reasonable comments into such Redemption Document. No failure or delay of the Sellers’ Representative in providing any such Redemption Document for Buyer to review shall reduce or otherwise affect the obligations of Buyer pursuant to this Agreement except to the Buyer is actually materially prejudiced by such failure or delay. The Parties agree that the Blocker I Redemption and the Blocker II Redemption are parts of an integrated transaction and are being undertaken to meet a condition set by Buyer acquiring Blocker I and Blocker II.

(c)    Following the Closing until such time as THP and its Subsidiaries have received consent and approval from the applicable Governmental Authorities in respect of the Healthcare Permit Filings, and to the extent permitted by applicable Law, the Sellers shall use commercially reasonable efforts to promptly inform Buyer of any oral communications with, and promptly provide copies of all written communications with, any Governmental Authority regarding such Healthcare Permit Filings.

Section 9.02    Efforts to Consummate; HSR Filing.

(a)    During the Interim Period, subject to the terms and conditions of this Agreement, each Party shall cooperate with the other Parties and use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the transactions contemplated hereby, including by (i) obtaining (and cooperating with the other Parties in obtaining) any Governmental Authorizations required to be obtained in connection with the transactions contemplated hereby including under the HSR Act, and making any and all registrations and filings that may be necessary or advisable to obtain the approval or waiver from, or to avoid any Action by, any Governmental Authority, including the Healthcare Permit Filings (subject to Section 9.02(b) below); (ii) promptly make any additional submissions with respect to this Agreement as required under the HSR Act; (iii) defending any Action, whether brought by a Governmental Authority or other third party, seeking to challenge this Agreement or the transactions contemplated hereby, including by seeking to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby; and (iv) executing any certificates, instruments or other documents that are necessary to consummate and make effective the transactions contemplated hereby and to fully carry out the purposes and intent of this Agreement.

(b)    During the Interim Period and to the extent permitted by applicable Law, each Party will keep each other Party apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and work cooperatively in connection with obtaining the requisite Governmental Authorizations, including: (i) cooperating with the other Parties in connection with filings under the HSR Act, including, with respect to the Party making a filing, (A) providing copies of all such documents to the non-filing Parties and their advisors prior to filing (other than documents containing confidential information that will be shared only with outside legal counsel to the non-filing Parties) and (B) if requested, consider in good faith the views of the other Parties with respect to additions, deletions or changes suggested in connection with any such filing; (ii) furnishing to each other all information required for any application or other filing to be made pursuant to any Antitrust Law in connection with the transactions contemplated by this Agreement; (iii) promptly notifying the other of, and if in writing furnishing the other’s outside antitrust counsel with copies of, any communications from or with any Governmental Authority with respect to the transactions contemplated by this Agreement; (iv) permitting the other Parties to review in advance and considering in good faith the views of one another in connection with any proposed communication with any Governmental Authority in connection with Actions under or relating to any Antitrust Law; (v) not participating in any meeting or discussion with any Governmental Authority in connection with Actions under or relating to any Antitrust Law unless it consults with the other Parties in advance, and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate in such meetings or discussions; and (vi) consulting and cooperating with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Parties in connection with Actions under or relating to any Antitrust Law; provided, however, that in the event of any disagreement concerning any such filing, submission, investigation, inquiry, proceeding, communication or meeting, the determination of Buyer shall be final and conclusive. All filing fees with any Governmental Authority under the HSR Act and any other applicable Antitrust Laws shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by THP.

(c)    Subject to the terms and conditions herein provided, the Sellers (and during the Interim Period, THP) agree to use commercially reasonable efforts to (i) during the Interim Period, if requested by Buyer, cooperate with and assist Buyer to replace those certain letters of credit issued by JPMorgan Chase Bank, N.A. on behalf of THP and its Subsidiaries in favor of Exel Inc. (d/b/a DHL Supply Chain (USA)) (“DHL”) with letters of credit (or other form of guarantee) in form and substance mutually agreeable between DHL and Buyer, (ii) during the Interim Period, prepare, and subject to the prior written approval of Buyer, provide notice to and/or seek consent from, as applicable, the counterparties of the Contracts set forth on Schedule 9.02(c) and submit the Healthcare Permit Filings, (iii) during the Interim Period, obtain consent or approval from the applicable third party in respect of the Contracts set forth on Schedule 9.02(c), (iv) obtain consent or approval from the applicable Governmental Authority in respect of the Healthcare Permit Filings, and (v) enter into any management agreements and/or execute any powers of attorney that Buyer and the Sellers’ Representative determine are permitted by Law and are necessary to permit THP to continue, without interruption, its current operations under the Healthcare Permits following the Closing; provided, that, no Party shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (other than nominal filing or application fees payable to other third parties or Governmental Authorities) and no Party shall be required to agree to any conditions or restrictions imposed by any third party or Governmental Authority that, individually or in the aggregate, in the judgment of such Party, would materially impair (or would reasonably be expected to materially impair) the ability of such Party to consummate the transactions contemplated by this

Agreement (or, in the case of Buyer, adversely affect Buyer, the Target Companies, their Subsidiaries or their respective businesses following the Closing). During the Interim Period and to the extent permitted by applicable Law, THP and Buyer shall promptly inform each other of any oral communications with, and promptly provide copies of all written communications with, any third party or Governmental Authority regarding any such notices to and/or consents and Healthcare Permit Filings. Following the Closing and to the extent permitted by applicable Law, the Sellers shall promptly inform Buyer of any oral communications with, and promptly provide copies of all written communications with any third party or Governmental Authority regarding any such notices and/or consents and Healthcare Permit Filings.

Section 9.03    Section 280G. To the extent that any compensatory payments or benefits will constitute “parachute payments,” as such term is defined in Section 280G of the Code and the Treasury Regulations promulgated thereunder (“Section 280G”) as a result of the consummation of the transactions contemplated hereby, prior to the Closing, the Sellers will (i) use commercially reasonable efforts to obtain a waiver of the right to receive payments that could constitute such parachute payments from each person who is a “disqualified individual” within the meaning of Section 280G such that unless such payments are approved by eligible equityholders to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code, no such waived payments shall be made (understanding that nothing in this subsection (i) shall require any individual to execute a waiver and the Sellers will not be in breach of this Section 9.03 if any disqualified individual elects not to execute a waiver) and (ii) with respect to payments to any such individual from whom a waiver is received, conduct an equityholder vote with respect to such parachute payments in accordance with the requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder (the “280G Approval”). To the extent such 280G Approval is sought, the Sellers will provide copies of the waivers and materials to be distributed in connection with the 280G Approval not later than three (3) Business Days prior to the distribution of such materials, for Buyer’s (or Buyer’s designee’s) review and reasonable comment, and shall consider in good faith for incorporation of Buyer’s (or Buyer’s designee’s) reasonable comments thereto. Buyer shall reasonably cooperate with the Sellers in connection with the determination of any parachute payments subject to this Section 9.03, including by providing the Sellers with material information in Buyer’s possession relevant to such payments (including copies of any go-forward employment, incentive, equity, or other agreements) no later than seven (7) Business Days prior to the Closing. In the event that Buyer does not provide the Sellers with adequate information regarding those Buyer arrangements to be included in the analysis of the parachute payments under Section 280G, then the Sellers shall not be in breach of this Section 9.03 with respect to such Buyer arrangements.

Section 9.04    Access. During the Interim Period, the Sellers’ Representative and the Target Companies shall, and shall cause the Target Companies’ Subsidiaries to, permit Buyer and its Representatives (including financial and legal representatives) to have reasonable access (for the purpose of examining and copying), during normal business hours and upon reasonable advance notice, and in a manner so as not to unreasonably interfere with the normal business operations of the Target Companies, to the properties, personnel, books and records of the Target Companies and their Subsidiaries; provided, however, that the foregoing shall not apply to the extent that such access (a) would reasonably be expected to result in competitive harm (if THP reasonably determines upon the advice of outside counsel) to such a Target Company or any of their Affiliates if the Transactions were not consummated, in which case the Sellers’ Representative may elect to limit disclosure of any information to outside counsel or certain Persons designated in writing as a “clean team” by Buyer, (b) would violate the maintenance of attorney client or other legal privileges or doctrines or (c) would be in violation of applicable Laws imposed upon the Target Companies and their Subsidiaries by any Governmental Authority; provided, that, (x) in the case of clause (b) or (c), Sellers’ Representative shall use reasonable best efforts to provide such access or examination to Buyer in a manner that does not waive such privilege or violate such applicable Laws, and (y) to the extent access is provided to Buyer notwithstanding the provisos in clauses (a), (b) or (c), Buyer shall reimburse the applicable Target Company for any reasonable out-of-pocket expenses incurred by such Target Company (that they would not otherwise have incurred had access not been provided).

Section 9.05    Contact with Customers, Supplier and Employees. During the Interim Period, Buyer, Buyer’s Affiliates and their respective Representatives shall not contact or communicate with the customers, suppliers or employees (other than key management of the Target Companies and their Subsidiaries set forth on Schedule 9.04) of any Target Company or any of their Subsidiaries in connection with the transactions contemplated hereby or about the business of THP and its Subsidiaries, any Target Company or any of their Subsidiaries, in each case for purposes of discussing the Transactions in any way without the prior written consent of the Sellers’ Representative (which consent shall not be unreasonably withheld, delayed, or conditioned).

Section 9.06    No Solicitation of Transactions. During the Interim Period, the Sellers and the Target Companies will not, and will direct their respective Affiliates and Representatives not to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into negotiations or discussions of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any Person other than Buyer and Merger Sub with respect to a sale of all or substantially all of the assets of any Target Company and its Subsidiaries, or a merger, consolidation, business combination, sale of any equity interests of any Target Company and its Subsidiaries, or the liquidation, winding-up, dissolution, recapitalization or similar extraordinary transaction (other than any Pre-Closing Redemption solely among the Parties as contemplated by and in accordance with Section 9.01(b)) with respect to any Target Company and its Subsidiaries (each, an “Alternative Transaction”). Immediately following the execution of this Agreement, the Sellers and each Target Company shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to an Alternative Transaction and notify Buyer promptly if any Person makes any proposal, offer, inquiry or contact with respect to an Alternative Transaction (whether solicited or unsolicited), including any revised bids or offers received from other prospective buyers.

Section 9.07    Founder Promissory Notes. Not less than five (5) Business Days prior to the delivery of the Estimated Closing Calculations to Buyer, the Sellers’ Representative shall provide written notice to Buyer confirming whether the Founder Promissory Notes will be repaid in full or whether any portion of any Founder Promissory Note will be cancelled or forgiven.
ARTICLE X
ADDITIONAL AGREEMENTS

Section 10.01    General. In case at any time after the Closing any further action is necessary or reasonably requested to carry out the purposes of this Agreement, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party.

Section 10.02    Press Releases. From and after the date of this Agreement, except to the extent required by applicable Law, the rules and regulations of any stock exchange upon which Buyer’s, Merger Sub’s, the Target Companies’, or any of their respective Affiliates’ securities are traded or any listing agreement of any such stock exchange, the Parties shall not, directly or indirectly, issue any press release or public announcement of any kind concerning the transactions contemplated by this Agreement without the prior written consent of Buyer, on the on hand, and the Sellers’ Representative, on the other hand, and, in the event any such public announcement, press release or disclosure is required by applicable Law, the rules and regulations of any stock exchange upon which Buyer’s, Merger Sub’s, the Target Companies’, or any of their respective Affiliates’ securities are traded or any listing agreement of any such stock exchange, the Parties will consult prior to the making thereof to the extent reasonably practicable or permissible. Notwithstanding the foregoing, (a) on and after the Closing Date, Blocker I Seller, Blocker II Seller, CIH Group, LLC, and Sunu Capital, L.P. shall be permitted, without the consent of any other Party, (i) to disclose in the ordinary course of business of such Seller, to such Seller’s current and prospective investors who are bound by obligations of confidentiality (who may disclose to their direct and indirect investors who are bound by obligations of confidentiality) the fact that the Closing has occurred, the Merger Consideration paid hereunder and other items directly relating to the Merger Consideration (except purchase price multiples, which may only be disclosed with the prior written consent of the Sellers’ Representative, except to the extent required by applicable Law, the rules and regulations of any stock exchange upon which Buyer’s, Merger Sub’s, the Target Companies’, or any of their respective Affiliates’ securities are traded or any listing agreement of any such stock exchange) and (ii) to disclose on its websites and in its marketing materials the fact of the sale of the Target Companies to Buyer (which disclosure may be accompanied by the logos of the Target Companies and their Subsidiaries), so long as no information regarding the Merger Consideration paid hereunder or other items relating to price or the Merger Consideration (including purchase price multiples) is provided in connection therewith, (b) Buyer, Merger Sub or any of their respective Affiliates (including Parent, and following the Closing, the Target Companies and their Subsidiaries) may, without the consent of any other Party, disclose in the ordinary course of business of Buyer and its Affiliates (including Parent) the transactions contemplated by this Agreement and any material term hereof (except purchase price multiples, which may only be disclosed with the prior written consent of the Sellers’ Representative, except to the extent required by applicable

Law, the rules and regulations of any stock exchange upon which Buyer’s, Merger Sub’s, the Target Companies’, or any of their respective Affiliates’ securities are traded or any listing agreement of any such stock exchange) and any other matter relating hereto, to its investors and potential investors who are bound by obligations of confidentiality, and Buyer or any Affiliate thereof shall be permitted to (i) make disclosures regarding this Agreement, any other Transaction Document and the transactions contemplated hereby and thereby, including the Merger, in each case, to the extent required by applicable Law, the rules and regulations of any stock exchange upon which Buyer’s, Merger Sub’s, the Target Companies’, or any of their respective Affiliates’ securities are traded or any listing agreement of any such stock exchange and (ii) file this Agreement and any other Transaction Document with the Securities and Exchange Commission, (c) no Party (nor any Affiliate thereof) shall be required by this Section 10.02 to solicit review or comment by, or obtain the consent of, any Party in connection with any press release or other public announcement, statement or comment relating to any dispute between the Parties relating to this Agreement, (d) Sellers, Buyer, Merger Sub and any of their respective Affiliates (including Parent, and following the Closing, the Target Companies and their Subsidiaries) shall be permitted to make disclosures and announcements without consent of the other Parties from time to time if the information included in such disclosure or announcement is (i) consistent with any communication or messaging talking points or plans mutually agreed upon by Buyer and the Sellers’ Representative, (ii) consistent with any public statements relating to this Agreement, any other Transaction Document or the transactions contemplated hereby and thereby that have previously been made by a Party in compliance with this Section 10.02, or (iii) consistent with information that is or becomes generally available to the public other than as a result of a breach of this Section 10.02.

Section 10.03    Confidentiality. From the date hereof until the Closing, THP, Buyer and Merger Sub shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. For a period of five (5) years following the Closing Date, and subject to Section 10.02 (Press Releases), each of the Parties shall, and shall cause each of their respective Representatives to, (a) keep confidential all information and materials regarding any other Party reasonably designated by such Party as confidential at the time of disclosure thereof (provided, that, no Party is required to keep confidential (x) information which is or becomes generally available to the public other than as a result of a breach of this Agreement and (y) information which becomes lawfully obtained by the disclosing Party after the Closing from a source other than the Party to which such information relates so long as the source of such information is not known by the disclosing Party at the time of disclosure to owe an obligation of confidentiality to the Party to which such information relates), and (b) not disclose the terms and provisions of this Agreement without the prior written consent of Buyer and the Sellers’ Representative, except (i) in connection with enforcing any rights, or defending any claim, under this Agreement or (ii) to the extent reasonably required in connection with the preparation, filing or reporting of Tax Returns, financial statements and other public disclosures which the disclosing Party believes in good faith are required by applicable Law. In the event that, during such period, a Party is requested or required by applicable Law or a Governmental Authority to disclose confidential information of any other Party, the disclosing Party may disclose such requested or required confidential information, provided that the disclosing Party will, to the extent legally permissible and reasonably practicable, notify the such other Party promptly of the request or requirement and provide such other Party with a reasonable opportunity, at the disclosing Party’s sole expense, to seek an appropriate protective order or waive compliance with the provisions of this Section 10.03. For the avoidance of doubt, notwithstanding anything to the contrary herein, nothing in this Section 10.03 shall prohibit or restrict any Party from making the disclosures permitted under Section 10.02.

Section 10.04    Employee Matters.

(a)    For a period of twelve (12) months following the Closing Date (or if earlier, the date of the employee’s termination of employment) (the “Continuation Period”), Buyer shall, or shall cause its Affiliate to, provide the employees of THP or its Subsidiaries who are in the employ of THP or its Subsidiaries immediately prior to the Closing (“Continuing Employee”) with (i) a base salary or base wage rate, as applicable, that is no less than the base salary or base wage rate, as applicable, as in effect for such Continuing Employees immediately prior to the Closing, (ii) target annual cash bonus and/or commission opportunities that are no less than the target annual cash bonus and/or commission opportunities in effect for such Continuing Employees immediately prior to the Closing, and (iii) broad-based retirement and health and welfare benefits (but excluding equity and equity-based compensation, long-term incentive, deferred compensation, change in control, transaction, retention, defined benefit pension, or retiree health or welfare benefits (collectively, the “Excluded Benefits”)) that are substantially comparable in the aggregate to such broad-based employee benefits (excluding the Excluded Benefits) provided to such Continuing Employees immediately prior to the Closing. Furthermore, during the Continuation Period, Buyer shall, or shall cause its Affiliate to (x) permit each Continuing Employee to maintain their current remote working arrangements to the same extent in effect as of the date hereof and (y) provide severance benefits consistent with the severance benefits offered to such Continuing Employee as of the date hereof, as set forth in the severance policy described in Schedule 3.18(a) or, to the extent applicable, in any underlying agreement between such Continuing Employee and any Target Company set forth on Schedule 3.18(a) or Schedule 3.8(c)(iii).

(b)    For all purposes under the employee benefit plans, programs and arrangements established or maintained by Buyer or its Affiliates following the Closing, other than any such plans providing for the Excluded Benefits, in which Continuing Employees may be eligible to participate after the Closing (the “Buyer Plans”), Buyer shall, or shall cause its Affiliates to, use commercially reasonable efforts to, for each Continuing Employee, credit the amount of service that is no less than was credited by THP and its Affiliates as of the Closing to such Continuing Employee under similar or comparable employee benefit plans, programs and arrangements (including for purposes of eligibility to participate and eligibility to receive benefits and, solely for vacation and severance benefits only, for purposes of benefit accruals); provided, that such crediting of service shall not operate to duplicate any benefit or the funding of any benefit.

(c)    As of the Closing Date, (i) each Continuing Employee shall immediately be eligible to participate in Buyer Plans, without any waiting time, to the extent coverage under the applicable Buyer Plan replaces coverage under a similar or comparable employee plan in which such Continuing Employee was eligible to participate immediately prior to the Closing (such employee benefit plans, the “Previous Benefit Plans”), and (ii) for purposes of each Buyer Plan providing medical, dental, pharmaceutical, or vision benefits to any Continuing Employee, Buyer shall, or shall cause its Affiliates to, use commercially reasonable efforts to, cause all pre-existing condition exclusions and actively-at-work requirements of such Buyer Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any analogous Previous Benefit Plan. Buyer shall, or shall cause its Affiliates to, use commercially reasonable efforts to, cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Previous Benefit Plan that ends on the date such Continuing Employee’s participation in the corresponding Buyer Plan begins to be taken into account under such Buyer Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Buyer Plan.

(d)    For the Continuation Period, Buyer shall, or shall cause its Affiliates to, continue paid time off programs for the benefit of Continuing Employees that are at least as favorable as the paid time off programs made available to the Continuing Employees as of the date hereof.

(e)    The provisions of this Section 10.04 are for the sole benefit of the Parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of THP or its Subsidiaries), other than the Parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 10.04) under or by reason of any provision of this Agreement. Nothing in this Section 10.04 shall constitute or be deemed to (i) constitute the establishment, adoption, termination, or amendment of any Employee Benefit Plan, Buyer Plan, or any other employee benefit plan, program, agreement or other arrangement or (ii) create any right to employment, continued employment, or any term or condition of employment with THP or any of its Subsidiaries, Buyer, or their respective Affiliates.

Section 10.05    Provision Respecting Representation of the Sellers. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, members, managers, partners, equityholders, officers, employees and Affiliates, that prior to the Closing, Winston & Strawn LLP or The Di Salvo Group PLLC may serve as counsel to certain of the Sellers, on the one hand, and the Target Companies, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following the Closing and the consummation of the transactions contemplated hereby, Winston & Strawn LLP and/or The Di Salvo Group PLLC (or any of their respective successors) may serve as counsel to any of the Sellers in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation of the Target Companies prior to the Closing, and each of the Parties hereby consents thereto and waives any conflict of interest arising therefrom, and each of such Parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation. The Parties acknowledge that each of Winston & Strawn LLP and The Di Salvo Group PLLC has represented and performed services for the Target Companies prior to the Closing and consent to the sharing by Winston & Strawn LLP or The Di Salvo Group PLLC (or any of their respective successors) with the Sellers of all information obtained during such past representation that Winston & Strawn LLP or The Di Salvo Group PLLC (or any of their respective successors) believes to be relevant to any future dispute or litigation with respect to this Agreement or otherwise with respect to any relationship between the Sellers and the Target Companies. Buyer further agrees that, as to all communications among Winston & Strawn LLP, The Di Salvo Group PLLC, the Target Companies or the Sellers that relate in any way to the transactions contemplated by this Agreement, the attorney or solicitor-client privilege and the expectation of client confidence (collectively, the “Protected Seller Communications”), (a) belongs to the Sellers and may be controlled by the Sellers and shall not pass to or be claimed by Buyer, Merger Sub or the Target Companies, (b) Buyer, Merger Sub or any of their respective Affiliates (including Parent, and following the Closing, the Target Companies and their Subsidiaries) shall not have access to any such Protected Seller Communications, and (b) Winston & Strawn LLP and The Di Salvo Group PLLC shall have no duty whatsoever to reveal or disclose any Protected Seller Communications to the Target Companies or their Subsidiaries by reason of any attorney-client relationship between Winston & Strawn LLP or The Di Salvo Group PLLC, on the one hand, and the Target Companies or their Subsidiaries, on the other hand; provided, however, that nothing in this Section 10.05 shall limit or preclude Buyer, Merger Sub, the Target Companies or their Subsidiaries from using or relying upon any documents or information which are in the possession or control of Buyer, Merger Sub, the Target Companies or their Subsidiaries on or after the Closing Date that does not constitute Protected Seller Communications. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, Merger Sub or the Target Companies and a third party other than a party to this Agreement after the Closing, the Target Companies or their Subsidiaries may assert the attorney or solicitor-client privilege to prevent disclosure of confidential communications by Winston & Strawn LLP or The Di Salvo Group PLLC to such third party; provided, however, that the Target Companies may not waive such privilege without the prior written consent of the Sellers’ Representative.

Section 10.06    Directors’ and Officers’ Indemnification.

(a)    From and after the Closing, Buyer shall, and shall cause the Target Companies and their Subsidiaries to, maintain provisions of their respective Organizational Documents that, for each individual, who at Closing, is a manager, director or officer of the Target Companies or any of their Subsidiaries, are at least as favorable in the aggregate with respect to indemnification and exculpation of such individual as those provisions under the Organizational Documents of the Target Companies and their Subsidiaries, as applicable, are in effect as of the date hereof. From and after the Closing, Buyer shall assume, be liable for and honor, guaranty and stand surety for, and shall cause the Target Companies and their Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 10.06(a) for a period of six (6) years following the Closing.

(b)    Prior to or at the Closing, the Target Companies shall deliver to Buyer evidence of the purchase and underwriting of a “tail” managers’, directors’ and officers’ liability insurance policy to be effective as of the Closing until the date that is six (6) years after the Closing Date (“D&O Insurance”) covering acts or omission occurring prior to the Closing Date with respect to those Persons who are currently covered by the Target Companies’ or their Subsidiaries’ managers’, directors’ or officers’ liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement; provided, however, that the aggregate premiums with respect to such D&O Insurance shall not exceed 200% of the current annual premium of the Target Companies and their Subsidiaries’ existing directors’ and officers’ liability insurance policies. The fees, costs and expenses of such D&O Insurance shall be borne one-half (50%) by THP as a Target Company Transaction Expense and one-half (50%) by Buyer.

Section 10.07    Post-Closing Record Retention and Access. From and after the Closing, Buyer shall provide the Sellers’ Representative and their respective authorized Representatives with reasonable access (for the purpose of examining and copying), during normal business hours and upon reasonable advance notice, to any books and records and other materials relating to periods prior to the Closing Date, financial statements including for periods ending on or prior to the Closing Date, and the management and handling of any Action, or to comply with the rules and regulations of the IRS, the Securities and Exchange Commission or any other Governmental Authority; provided, however, that nothing herein shall require Buyer to disclose any information to Sellers’ Representative and its authorized Representatives if such disclosure would (a) jeopardize any attorney-client, work product privilege or other legal privilege, (b) contravene any applicable Law or (c) if Sellers or their Affiliates, on the one hand, and Buyer or its Affiliates (including any Target Company or its Subsidiaries), on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided, that, (x) in the case of clause (a) or (b), Buyer shall use reasonable best efforts to provide such access or examination to Sellers’ Representative in a manner that does not waive such privilege or violate such applicable Laws, and (y) to the extent access is provided to Sellers’ Representative notwithstanding the provisos in clauses (a) or (b), Sellers’ Representative shall reimburse Buyer for any reasonable out-of-pocket expenses incurred by Buyer (that it would not otherwise have incurred had access not been provided). Unless otherwise consented to in writing by the Sellers’ Representative, Buyer shall not, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any books and records and other materials of the Target Companies or their Subsidiaries existing on the Closing Date, or any portions thereof, relating to periods prior to the Closing Date without first offering to surrender to the Sellers’ Representative such books and records and materials or such portions thereof (at the Sellers’ Representative’s sole cost and expense).

Section 10.08    Further Tax Matters..

(a)    Tax Returns.

(i)    Following the Closing, the Sellers’ Representative shall prepare (or cause to be prepared) all Flow-Through Tax Returns for the Target Companies (and their Subsidiaries) for all Pre-Closing Tax Periods and Straddle Periods due after the Closing Date (taking into account available extensions) that are not filed on or before the Closing Date. Buyer and the Target Companies shall cooperate with the Sellers’ Representative in preparing and filing such Flow-Through Tax Returns, including providing records and information which are reasonably relevant to such Flow-Through Tax Returns, making employees and third-party advisors available on a mutually convenient basis to provide additional information and explanation of any material provided, and signing and delivering to the Sellers’ Representative for filing any Flow-Through Tax Returns prepared in accordance with this Section 10.08 that are required to be signed by Buyer or any Target Company. Such Flow-Through Tax Returns shall be prepared in a manner consistent with the past practice of the Target Companies, except as otherwise required by applicable Tax Law, this Agreement or changes in facts. The Sellers’ Representative shall provide Buyer with drafts of any such Flow-Through Tax Returns no later than thirty (30) days prior to the due date thereof (taking into account any extensions thereof) and shall permit Buyer to review and comment on such Flow-Through Tax Returns. Buyer and the Sellers’ Representative will promptly attempt to resolve any disputes with respect to such Flow-Through Tax Returns; provided, that (x) if they are unable to do so within fifteen (15) days after delivery of notice of the dispute, the Parties shall retain the Accounting Firm for resolution in the same manner in which disputes are handled pursuant to Section 2.07 (Post-Closing Adjustment) and, if such dispute is not resolved prior to the due date of the applicable Flow-Through Tax Return, such Flow-Through Tax Return will be filed in the manner reflecting Buyer’s position and, following the resolution of such dispute, Buyer will promptly amend such Flow-Through Tax Return to the extent necessary to reflect the resolution of such dispute. To the extent such an election is not already in effect or not otherwise prohibited by applicable Law, the Sellers’ Representative shall make an election on each Flow-Through Tax Return of the applicable Target Companies classified for US federal income tax purposes as partnerships for the Pre-Closing Tax Period or Straddle Period that includes the Closing Date under Section 754 of the Code (or any comparable provision of foreign, state, or local Law) for the tax year that includes or ends on the date of the Closing Date. For avoidance of doubt, this Section 10.08(a) shall apply to any Flow-Through Tax Returns filed or issued with respect to any Pre-Closing Tax Period or Straddle Period of the Target Companies (and their Subsidiaries) ending on or prior to the Closing Date.

(ii)    Buyer shall use commercially reasonable efforts to deliver or cause to be delivered to each THP Seller, with respect to each such THP Seller’s interest in THP, (A) an estimated a pro forma IRS Schedule K-1 (and any corresponding state and local law Tax forms) for the taxable period beginning on January 1, 2024 and ending on the Closing Date, no later than ninety (90) days after the Closing Date and (b) a final pro forma IRS Schedule K-1 (and any corresponding state and local law Tax forms) for the taxable period beginning on January 1, 2024 and ending on the Closing Date, no later than one hundred and eighty (180) days after the Closing.

(b)    Straddle Period. For purposes of determining the amount of Taxes of the Target Companies taken into account for any purpose under this Agreement for a period that includes but does not end on the Closing Date (a “Straddle Period”), such Taxes shall be allocated according to the following methodology: (i) real, personal and intangible property Taxes and any other Taxes levied on an annual or other periodic basis (“Per Diem Taxes”) of the Target Companies for a Straddle Period shall be allocated between the periods described in clauses on a per diem basis based on the number of days during the portion of the Straddle Period ending with and including the Closing Date and number of days during the portion of the Straddle Period commencing on the day after the Closing Date, and (ii) Taxes that are not Per Diem Taxes, including Income Taxes and any transactional Taxes such as Taxes based on sales, revenue or payments of the Target Companies for a Straddle Period shall be allocated between the portion of the Straddle Period ending with and including the Closing Date as if such Tax period ended as of 11:59 p.m. Eastern time on the Closing Date. For purposes of clause (ii) of the preceding sentence, any allocation of gross or net income or deductions or other items required to determine any Taxes attributable to such a Straddle Period shall be made by means of a closing of the books and records of the Target Companies as of the Closing, provided, that exemptions, allowances, deductions or other items that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions), excluding any amount of depreciation and amortization deductions arising from the transaction contemplated by the Agreement, shall be allocated between the period ending as of 11:59 p.m. Eastern time on the Closing Date and the period after the Closing Date in the same method as described in clause (ii) for Per Diem Taxes.

(c)    Transfer Taxes. All sales, use, stamp, registration, documentary, and transfer Taxes, recording charges, conveyance fees and similar Taxes, fees or charges imposed as a result of the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”), together with any interest, penalties or additions to such Transfer Taxes, fifty percent (50%) of which shall be borne by Buyer, and fifty percent (50%) of which shall be borne by the applicable Seller, whether levied on Buyer, the Sellers or any of the Target Companies or its Subsidiaries. The Sellers and Buyer shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Tax Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Tax Laws, the amount of any such Transfer Taxes payable in connection therewith.

(d)    Tax Elections; Buyer Closing Date Transactions. With respect to certain Tax matters, the Sellers and Buyer agree as follows:

(i)    to the fullest extent permitted under applicable Law, each of the Target Company’s year-end shall end as of the end of the Closing Date; and Buyer and THP further covenant that THP shall use the “interim closing method” and “calendar day convention” (in each case, as defined in Treasury Regulation Section 1.706-4) for determining allocations for purposes of Section 706 of the Code for any Straddle Period and comparable rules for Target Companies that are not partnerships;

(ii)    to the extent any Transaction Deductions paid or accrued on or before the Closing are at least “more likely than not” deductible in a Pre-Closing Tax Period (or portion of the Straddle Period ending on the Closing Date) under applicable Law, to treat such Transaction Deductions as deductible in a Pre-Closing Tax Period (or portion of the Straddle Period ending on the Closing Date) and no Party hereto shall apply the “next day rule” under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such Transaction Deductions, except to the extent required by Law;

(iii)    to properly make an election under Revenue Procedure 2011-29 to deduct seventy percent (70%) of any Transaction Deductions that are success-based fees as defined in Treasury Regulation Section 1.263(a)-5(f);

(iv)    to treat any gains, income, deductions, losses, or other items realized by any Target Company for Income Tax purposes with respect to any Buyer Closing Date Transaction as occurring on the day immediately following the Closing Date and to utilize the “next day rule” in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of state, local, or non-U.S. Law) for purposes of reporting such items on applicable Tax Returns;

(v)    that no election shall be made by any Party (or any Target Company) under Treasury Regulation Section 1.1502-76(b)(2) (or any similar provision of state, local, or non-U.S. Law) to ratably allocate items incurred by any Target Company; and

(vi)    that (x) if THP or any of its Subsidiaries makes, or intends to make, a PTE Election (or the equity owners of THP cause, or intend to cause, THP or any of its Subsidiaries to make a PTE Election) with respect to any Pre-Closing Tax Period or Straddle Period, then THP or its applicable Subsidiary shall notify the Sellers’ Representative and the Sellers’ Representative shall notify Buyer of such PTE Election, in each case, at least five (5) Business Days prior to the Closing Date (a “PTE Election Notice”) and (y) none of THP or any of its Subsidiaries shall make a PTE Election (and none of the equity owners of THP shall cause THP or any of its Subsidiaries to make a PTE Election) for any Pre-Closing Tax Period or Straddle Period, except to the extent each of Buyer and the Sellers’ Representative has timely received a PTE Election Notice with respect to such PTE Election pursuant to clause (x) hereof.

Unless otherwise required by a determination of a Governmental Authority that is final, the Sellers and Buyer shall prepare and file all Tax Returns (and cause the Target Companies and each other applicable Affiliate to file all Tax Returns), including timely and properly making all agreed elections, consistently with the agreements set forth in this Section 10.04(b) and neither the Sellers nor Buyer shall take any position (and Buyer shall not allow any Target Company or any of its other Affiliates to take any position) on any Tax Return (or during the course of any audit or other Action with respect to any Taxes or Tax Returns) that is inconsistent with the agreements set forth in this Section 10.04(b) or any election made pursuant thereto, in each case, unless otherwise required in connection with a settlement or compromise with any applicable audit or other proceeding with respect to Taxes.
(e)    Tax Proceedings. If a claim shall be made by any Governmental Authority in respect of a Flow-Through Tax Return of any of the Target Companies (or any of their Subsidiaries) for a Pre-Closing Tax Period or a Straddle Period, Buyer shall promptly and in any event no more than ten (10) Business Days following Buyer’s receipt of such claim, give written notice to the Sellers’ Representative of such claim; provided, however, that no delay on the part of Buyer in notifying Sellers’ Representative will relieve Sellers’ Representative from any obligation under this Section 10.08(e), except to the extent such delay actually and materially prejudices the Sellers. With respect to any such Tax claim solely relating to a Flow-Through Tax Return for a Pre-Closing Tax Period or Straddle Period, the Sellers’ Representative shall have the right to control all proceedings and may make all decisions taken in connection with such Tax claim (including selection of counsel or any accounting firm and the designation of the “partnership representative,” as applicable) at the Sellers’ expense (with the cost allocable to each Seller based on such Seller’s Overall Percentage Allocation). The Sellers’ Representative shall notify Buyer within (10) Business Days of receiving notice of such claim if it decides to control the defense or settlement of any Tax claim for a Pre-Closing Tax Period or Straddle Period which it is entitled to control pursuant to this Agreement. No Tax claim for a Pre-Closing Tax Period or Straddle Period for which the Sellers’ Representative is entitled to control the proceedings may be settled without the written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed. Buyer, the Sellers, the Target Companies and each of their respective Affiliates shall reasonably cooperate with each other in contesting any Tax claim in accordance with this Section 10.08(e) and shall keep each other reasonably informed concerning the progress of proceedings related to Tax claims for Pre-Closing Tax Periods and Straddle Periods. Notwithstanding anything else to the contrary in this Agreement, (i) in the case of a Tax claim for a Pre-Closing Tax Period for which the Sellers’ Representative controls the proceedings, (A) Buyer may participate in such proceedings (including through its own counsel) at Buyer’s expense, and (B) Sellers’ Representative shall keep Buyer reasonably informed about the process of such proceedings, and (ii) to the extent applicable and permitted by applicable Law, the applicable Target Company may, in Buyer’s sole discretion, make an election (a “Push-Out Election”) under Section 6226(a) of the Code (and any corresponding or similar elections under U.S. federal, state and local Tax Law) with respect to any Pre-Closing Tax Period or Straddle Period to treat a “partnership adjustment” as an adjustment to be taken into account by each member of the Target Company (including former members) in accordance with Section 6226(b) of the Code (or any similar or corresponding elections under federal, state and local Tax Law) and the Sellers shall cooperate to cause any such Push-Out Election to be made.
(f)    Cooperation. Buyer, Merger Sub, the Target Companies, the Sellers and their respective Affiliates shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns pursuant to this Section 10.08, any audit, litigation or other proceeding with respect to Taxes, and other Tax matters addressed by this Section 10.08. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information which are reasonably relevant to any such Tax matters and making employees and third-party advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(g)    Seller Tax Matter. Except as expressly required by Section 10.08(a), (d), or (e), Buyer shall not, and shall not allow any Target Company or any of their Subsidiaries to, amend any Flow-Through Tax Return of the Target Company or any of their Subsidiaries for a Pre-Closing Tax Period or Straddle Period or otherwise initiate (or agree to) any other Seller Tax Matter without the prior written consent of the Sellers’ Representative, such consent not to be unreasonably withheld, conditioned or delayed.
(h)    Tax Treatment. For U.S. federal (and, to the extent applicable, state and local) income Tax purposes, the Parties intend to treat the following transactions in the manner described below:

(i)    The Blocker I Redemption as part of an integrated transaction that includes the sale of Blocker I by Blocker I Seller to Buyer in accordance with Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954), and Revenue Ruling 54-458, 1954-2 C.B. 167 (with this Agreement (and the applicable redemption agreements referenced in Section 9.01(b)) constituting the integrated plan), such that no portion of the amounts distributed by Blocker I to Blocker I Seller in the Blocker I Redemption is treated as a dividend for U.S. federal Income Tax purposes;
(ii)    The Blocker II Redemption as part of an integrated transaction that includes the sale of Blocker II by Blocker I Seller to Buyer in accordance with Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954), and Revenue Ruling 54-458, 1954-2 C.B. 167 (with this Agreement (and the applicable redemption agreements referenced in Section 9.01(b)) constituting the integrated plan), such that no portion of the amounts distributed by Blocker II to Blocker II Seller in the Blocker II Redemption is treated as a dividend for U.S. federal Income Tax purposes;

(iii)    No payment made pursuant to any Pre-Closing Redemption shall be treated as a dividend (within the meaning of Section 301(c)(1) or similar state or local Income Tax Law) that is subject to withholding;

(iv)    Buyer’s acquisition of the Blocker I Stock and the Blocker II Stock as a taxable purchase of stock in a transaction governed by Section 1001 of the Code;

(v)    The Rollover Topco Contribution as a transaction described in Section 351 of the Code; and

(vi)    The Merger as a sale and purchase of the applicable Units acquired by Buyer from the THP Sellers pursuant to the Merger.

The Parties will prepare and file all Tax Returns in a manner consistent with the foregoing provisions of this Section 10.08(h), except upon a contrary final "determination" (as defined in Section 1313(a) of the Code) by an applicable Governmental Authority.

(i)    Allocation.

(i)    Within sixty (60) days of the final determination of the Final THP Adjustment Amount, the Final Blocker I Adjustment Amount and the Final Blocker II Adjustment Amount, Buyer shall provide to the Sellers’ Representative a schedule allocating the purchase price (including the applicable liabilities of THP) among the assets of THP and its Subsidiaries (the “Purchase Price Allocation Schedule”). The Purchase Price Allocation Schedule will be prepared in accordance with the applicable provisions of the Code and the methodologies set forth on Schedule 10.08(i) .

(ii)    If within thirty (30) days of receiving the Purchase Price Allocation Schedule, the Sellers’ Representative has not objected, the Purchase Price Allocation Schedule shall be final and binding. If within thirty (30) days the Sellers’ Representative objects to the Purchase Price Allocation Schedule, the Sellers’ Representative and Buyer shall cooperate in good faith to resolve their differences, provided, that if after thirty (30) days, the Sellers’ Representative and Buyer are unable to agree, the Parties shall retain the Accounting Firm for resolution in the same manner in which disputes are handled pursuant to Section 2.07 (Post-Closing Adjustment); provided, further, that the Accounting Firm utilize the methodologies for determining fair market value as set forth on Schedule 10.08(i). The determination of the Accounting Firm shall be final and binding on all Parties. The Parties shall make appropriate adjustments to the Purchase Price Allocation Schedule to reflect changes in the purchase price. The Parties agree for all Tax reporting purposes to report the transactions in accordance with the agreements herein and the Purchase Price Allocation Schedule, as adjusted pursuant to the preceding sentence, and to not take any position during the course of any audit or other proceeding inconsistent with the agreements as to Tax treatment herein or with such schedule unless required by a determination of the applicable Governmental Authority that is final.

Section 10.09    R&W Insurance Policy. If Buyer or an Affiliate thereof elects to obtain a R&W Insurance Policy, (a) other than for Fraud, the R&W Provider shall expressly waive, and agree not to pursue, directly or indirectly, any subrogation rights against Sellers with respect to any claim made by any insured thereunder and (b) the R&W Insurer shall expressly agree that Buyer and its Affiliates shall have no obligation to pursue any claim against or the Target Companies in connection with any Damage, and (c) Sellers shall be named as third party beneficiaries of the subrogation provisions therein. Buyer will not and will cause its Affiliates not to, amend, modify or otherwise change, terminate or waive any provision of the R&W Insurance Policy in any manner adverse to Seller with respect to the subrogation provisions set forth therein without the prior written consent of the Sellers’ Representative.

Section 10.10    Unitholder Consent. Within twenty-four (24) hours of the execution and delivery of this Agreement, THP shall deliver the Unitholder Consent in the form attached hereto as Exhibit H to Buyer.

Section 10.11    Termination of Related Party Arrangements. The Sellers and the Target Companies shall cause to be terminated all Related Party Arrangements, in each case pursuant to documentation in form and substance reasonably acceptable to Buyer and providing that such Contract shall have no further force and effect and that the applicable Target Company or its Subsidiaries party thereto shall have no ongoing liability or obligation, in each case, other than as set forth in the Organizational Documents of the Target Companies and their Subsidiaries referred to in Section 10.06(a).

ARTICLE XI
CONDITIONS

Section 11.01    Conditions to Obligations of Buyer, Merger Sub, the Target Companies and the Sellers. The obligations of each of Buyer, Merger Sub, the Target Companies and the Sellers to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction (or waiver in writing (to the extent permitted by applicable Law) by Buyer and the Sellers’ Representative) of the following conditions as of the Closing:

(a)    Anti-Competition Approval. The HSR Clearance shall have been received.

(b)    Absence of Litigation. As of the Closing, there shall not be any injunction, writ or temporary restraining order or any other order of any nature issued by a Governmental Authority directing that the transactions provided for herein or any of them not be consummated substantially as herein provided, and there shall not be pending any Action by a Governmental Authority seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

Section 11.02    Conditions to Obligations of Buyer and Merger Sub. The obligations of each of Buyer and Merger Sub to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction (or waiver in writing (to the extent permitted by applicable Law) by Buyer) of the following conditions as of the Closing:

(a)    Representations and Warranties. (i) Each of the Fundamental Representations of THP, Blocker I, Blocker II and the Sellers shall be true and correct in all respects on the date hereof and at and as of the Closing as though such representation and warranty was made at and as of the Closing, in each case, except for failures to be so true and correct which are de minimis, and (ii) each of the other representations and warranties made by THP, made regarding Blocker I, made regarding Blocker II and made by the Sellers in this Agreement and the Joinders shall be true and correct (disregarding any materiality or Material Adverse Effect qualifications contained therein) in all respects on the date hereof and at and as of the Closing as though such representation and warranty was made at and as of the Closing, except in the case of this clause (ii), where any such failure to be true and correct has not had, and would not reasonably be expected to have, a Material Adverse Effect, and except, in each case of clauses (i) and (ii), to the extent any such representation and warranty speaks as of a specific date, in which case such representation and warranty shall be, subject to the qualifications set forth above, true and correct at and as of such specific date.

(b)    Performance of Covenants. The Target Companies and the Sellers shall have performed and complied in all material respects with all of their respective covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing.

(c)    Officer’s Certificate. Buyer shall have received a certificate executed by an officer of each of each Target Company and the Sellers’ Representative, dated as of the Closing Date, (i) stating that the closing conditions specified in Section 11.02(a) and Section 11.02(b) have been satisfied, and certifying as to (ii) an attached copy of the resolutions or consent of the Board of Managers of THP, the Board of Directors of Blocker I and the Board of Directors of Blocker II, authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded and (iii) the incumbency, authority and specimen signature of each officer of each Target Company executing this Agreement on behalf of each Target Company, as applicable.

(d)    Certificates of Good Standing. The Sellers’ Representative shall have delivered to Buyer, a certificate of the Secretary of State of Delaware as to the good standing of each Target Company and its Subsidiaries in such jurisdiction as of the most recent practicable date.

(e)    Deliveries. The Sellers and the Sellers’ Representative shall have delivered or caused to be delivered each item required to be delivered by it pursuant to Section 2.04 (Deliveries at the Closing).

(f)    Escrow Agreement. The Sellers’ Representative and the Escrow Agent shall have executed and delivered a counterpart of the Escrow Agreement to Buyer.

(g)    Paying Agent Agreement. The Sellers’ Representative and the Paying Agent shall have executed and delivered a counterpart of the Paying Agent Agreement to Buyer.

(h)    Resignations. The Sellers’ Representative shall have delivered to Buyer, duly executed written resignations of such director(s), manager(s) or officer(s) of each Target Company and their Subsidiaries as requested by Buyer not less than one (1) Business Day prior to the Closing, in each case in form and substance reasonably satisfactory to Buyer.

(i)    No MAE. Since the date of this Agreement, there shall not have occurred any circumstance, change, effect, event, occurrence, state of facts or development that has had, or would reasonably be expected to have, a Material Adverse Effect on any of the Target Companies or their Subsidiaries.

(j)    Termination of Related Party Arrangements. At or prior to the Closing, the Target Companies shall cause each Related Party Arrangement to be terminated, in form and substance reasonably satisfactory to Buyer.

(k)    Payoff Letters. At least three (3) Business Days prior to the Closing, the Target Companies shall deliver to Buyer, the Payoff Letters in form and substance reasonably satisfactory to Buyer.

(l)    Joinders. THP shall have delivered to Buyer, duly executed Joinders from the holders of Units holding, in the aggregate, not less than ninety-five percent (95%) of all of the Units of THP that are issued and outstanding as of immediately prior to the Closing.

If permitted by applicable Law, Buyer may waive any condition specified in Section 11.01 (Conditions to Obligations of Buyer, Merger Sub, the Target Companies and the Sellers) or this Section 11.02 if it executes a writing so stating at or prior to the Closing.

Section 11.03    Conditions to Obligations of the Target Companies and the Sellers. The obligations of each Target Company and the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction (or waiver in writing (to the extent permitted by applicable Law) by the Sellers’ Representative) of the following conditions as of the Closing:

(a)    Representations and Warranties. (i) Each of the Fundamental Representations of Buyer and Merger Sub shall be true and correct in all respects on the date hereof and at and as of the Closing as though such representation and warranty was made at and as of the Closing, in each case, except for failures to be so true and correct which are de minimis, and (ii) each of the other representations and warranties made by Buyer and Merger Sub in this Agreement shall be true and correct (disregarding any materiality or Material Adverse Effect qualifications contained therein) in all respects on the date hereof and at and as of the Closing as though such representation and warranty was made at and as of the Closing, except, in each case of clauses (i) and (ii), to the extent any such representation and warranty speaks as of a specific date, in which case such representation and warranty shall be, subject to the qualifications set forth above, true and correct at and as of such specific date, and except in the case of this clause (ii), where any such failure to be true and correct as had not had, and would not reasonably be expected to have, a material adverse effect on Buyer’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b)    Performance of Covenants. Buyer and Merger Sub shall have performed and complied with, or shall cause the performance of and compliance with, in all material respects all of its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c)    Officer’s Certificate. The Sellers’ Representative shall have received a certificate executed by an officer of Buyer and Merger Sub, dated as of the Closing Date, (i) stating that the closing conditions specified in Section 11.03(a) and Section 11.03(b) have been satisfied, and certifying as to (ii) an attached copy of the resolutions or consent of the Board of Directors (or similar governing body) of Buyer and Merger Sub authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded and (iii) the incumbency, authority and specimen signature of each officer of Buyer and Merger Sub executing this Agreement on behalf of Buyer and Merger Sub.

(d)    Certificates of Good Standing. Each of Buyer and Merger Sub shall have delivered to the Sellers’ Representative a certificate of the Secretary of State of Delaware as to the good standing of Buyer and Merger Sub in such jurisdiction as of the most recent practicable date.

(e)    Deliveries. Buyer and Merger Sub shall have delivered or paid or caused to be delivered or paid each item required to be delivered or paid by it pursuant to Section 2.04 (Deliveries at the Closing).

(f)    Escrow Agreement. Buyer shall have executed and delivered a counterpart of the Escrow Agreement to the Sellers’ Representative.

(g)    Paying Agent Agreement. Buyer shall have executed and delivered a counterpart of the Paying Agent Agreement to the Sellers’ Representative.
If permitted by applicable Law, the Sellers’ Representative may waive any condition specified in Section 11.01 (Conditions to Obligations of Buyer, Merger Sub, the Target Companies and the Sellers) or this Section 11.03 if it executes a writing so stating at or prior to the Closing.
ARTICLE XII
TERMINATION; EFFECT OF TERMINATION

SECTION 12.01    Termination. This Agreement may be terminated prior to the Closing as provided below:

(a)    by mutual written consent of the Sellers’ Representative and Buyer;

(b)    by the Sellers’ Representative by providing written notice to Buyer prior to the Outside Date, if there has been a material breach or material failure to perform on the part of Buyer or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 11.03(a) (Conditions to Obligations of the Target Companies and the Sellers) or Section 11.03(b) (Conditions to Obligations of the Target Companies and the Sellers) to not be satisfied by the Outside Date (as if the Outside Date were the Closing Date for purposes of determining whether such condition has been satisfied) and which breach or failure, if capable of being cured, shall not have been cured within twenty (20) days following receipt by Buyer of written notice of such breach or failure from the Sellers’ Representative (it being understood and hereby agreed that the Sellers’ Representative may not terminate this Agreement pursuant to this Section 12.01(b) if (x) such breach or failure is capable of being cured and is cured within such twenty (20) day period and prior to the Outside Date or (y) the Sellers or the Target Companies are (or is) then in material breach or violation of this Agreement so as to cause the conditions to the Closing set forth in either Section 11.02(a) (Conditions to Obligations of Buyer and Merger Sub) or Section 11.02(b) (Conditions to Obligations of Buyer and Merger Sub) to not be satisfied by the Outside Date (as if the Outside Date were the Closing Date for purposes of determining whether such condition has been satisfied));

(c)    by Buyer by providing written notice to the Sellers’ Representative prior to the Outside Date, if there has been a material breach or material failure to perform on the part of the Target Companies or the Sellers of any representation, warranty, covenant or agreement contained in this Agreement or the Joinders, which breach or failure to perform would cause the conditions set forth in Section 11.02(a) (Conditions to Obligations of Buyer and Merger Sub) or Section 11.02(b) (Conditions to Obligations of Buyer and Merger Sub) to not be satisfied by the Outside Date (as if the Outside Date were the Closing Date for purposes of determining whether such condition has been satisfied) and which breach or failure, if capable of being cured, shall not have been cured within twenty (20) days following receipt by the Sellers’ Representative of written notice of such breach or failure from Buyer (it being understood and hereby agreed that Buyer may not terminate this Agreement pursuant to this Section 12.01(c) if (x) such breach or failure is capable of being cured and is cured within such twenty (20) day period and prior to the Outside Date or (y) Buyer or Merger Sub are (or is) then in material breach or violation of this Agreement so as to cause the conditions to the Closing set forth in either Section 11.03(a) (Conditions to Obligations of the Target Companies and the Sellers) or Section 11.03(b) (Conditions to Obligations of the Target Companies and the Sellers) to not be satisfied by the Outside Date (as if the Outside Date were the Closing Date for purposes of determining whether such condition has been satisfied));

(d)    by Buyer, by providing written notice to Sellers’ Representative, if the Unitholder Consent, duly executed by the Required THP Sellers, has not been delivered to Buyer within twenty-four (24) hours after the execution and delivery of this Agreement in accordance with Section 10.10; provided, however, that the right to terminate this Agreement under this Section 12.01(d) must be exercised, if exercisable, prior to the delivery of the Unitholder Consent, duly executed by the Required THP Sellers to Buyer;

(e)    by either the Sellers’ Representative, on the one hand, or Buyer, on the other hand, by providing written notice to the other Party, if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (provided, that the Party seeking to terminate this Agreement pursuant to this Section 12.01(e) shall not be available to such

Party if such order, decree or ruling was primarily due to the failure of such Party to perform any of its obligations under this Agreement); or

(f)    by either the Sellers’ Representative, on one hand, or Buyer, on the other hand, by providing written notice to the other Party, if the transactions contemplated by this Agreement have not been consummated by the date that is sixty (60) days after the date hereof (the “Outside Date”); provided, that neither the Sellers’ Representative nor Buyer shall be entitled to terminate this Agreement pursuant to this Section 12.01(f) if such Person’s willful breach of this Agreement is the primary cause of the failure of the consummation of the transactions contemplated hereby.

Section 12.02    Effect of Termination. Except for the provisions of this Section 12.02, Section 10.02 (Press Releases), Section 10.03 (Confidentiality), and ARTICLE XIV (Miscellaneous) (other than Section 14.03 (Equitable Remedies)), which shall survive any termination of this Agreement, in the event of the valid termination of this Agreement in accordance with this ARTICLE XII, this Agreement shall thereafter become void and have no effect, and none of the Parties shall have any liability to any other Party or its members, managers, equityholders, directors or officers in respect thereof; provided, that such termination will not relieve any Party from any liability for any Fraud or willful and material breach of this Agreement by such Party prior to such termination.
ARTICLE XIII
INDEMNIFICATION
Section 13.01    Survival of Representations and Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of each of the Parties set forth in this Agreement, the Joinders or in any certificate delivered by any Party under this Agreement, shall terminate at the Closing and not survive thereafter; provided, that, this Section 13.01 shall not terminate or limit: (a) any covenant or agreement of the Parties contained in this Agreement that is to be performed or complied with in whole or in part after the Closing (which such covenant or agreement shall survive until fully performed in accordance with its terms), (b) Buyer’s and/or Merger Sub’s ability to recover under the R&W Insurance Policy (and the limitations on survival set forth in this Section 13.01 shall not control with respect to the R&W Insurance Policy, which contains limitations on survival periods that shall control for purposes thereunder), (c) the Buyer Indemnified Parties’ rights of indemnification set forth in this ARTICLE XIII or (d) any claims relating to Fraud.

Section 13.02    Indemnification by the Sellers. Subject to the limitations set forth in this ARTICLE XIII, each Seller shall, on a several and not joint basis (in accordance with each Seller’s Overall Percentage Allocation), indemnify, defend and hold harmless Buyer and each of its Representatives (each, a “Buyer Indemnified Party”) from and against and in respect of any and all claims, causes of action, losses, liabilities, fees, costs, expenses, damages, Actions, Taxes, judgments, penalties, fines or amounts paid in settlement or expenses related to any of the foregoing, including reasonable legal fees and expenses (“Damages”) asserted against, relating to, imposed upon, suffered or incurred by any Buyer Indemnified Party by reason of, relating to, resulting from, caused by, or arising out of the Indemnified Matters, which indemnification obligations shall be subject to the terms, conditions and limitations set forth in this ARTICLE XIII and in Schedule 13.02.

Section 13.03    Other Limitations. Notwithstanding anything herein to the contrary:

(a)    (i) the Parties acknowledge and agree that the Buyer Indemnified Parties’ sole recourse in respect of claims for breaches of or inaccuracies in representations and warranties set forth in ARTICLE III, ARTICLE IV, ARTICLE V, ARTICLE VI and ARTICLE VII (other than claims for Damages based upon, arising out of, with respect to or by reason of Fraud) shall be under the R&W Insurance Policy and not under this Agreement (for the avoidance of doubt, nothing in this Section 13.03(a) shall limit or modify any of the Buyer Indemnified Parties’ rights to indemnification with respect to the Indemnified Matters), and (ii) none of the limitations in this Section 13.03(a) or elsewhere in this ARTICLE XIII shall apply to any claims relating to Fraud.

(b)    for purposes of determining the liability of any Seller under this ARTICLE XIII for any Damages, appropriate reductions shall be made to reflect the recovery of any proceeds pursuant to any third party insurance policy actually received by the Buyer Indemnified Parties in respect of such Damages, net of the aggregate amount of all fees, costs and expenses (including reasonable attorneys’ fees and expenses) of recovery or collection, including any deductibles, retentions or similar costs or payments and any increases in premiums (collectively, “Recovery Costs”). For the avoidance of doubt, notwithstanding anything to the contrary herein, the Buyer Indemnified Parties shall be entitled to seek indemnification under this ARTICLE XIII concurrently with seeking recovery from any third party insurance policies. If an indemnification payment is actually received by any Buyer Indemnified Party either under a third party insurance policy in respect of the related Damages or indemnification payments that were not previously accounted for with respect to such Damages or indemnification payments when made by the Sellers, Buyer shall promptly notify the Sellers’ Representative, and promptly, but in any event no later than five (5) Business Days after delivery of such notice by Buyer, pay to the Sellers’ Representative an amount equal to the lesser of (A) any such insurance recoveries actually received by the Buyer Indemnified Parties, net of any Recovery Costs, and (B) the actual amount of the indemnification payments previously paid by the Sellers.

Section 13.04    Exclusive Remedy. From and after the Closing, (a) the Buyer Indemnified Parties’ sole and exclusive remedy against the Sellers with respect to the Indemnified Matters shall be pursuant to the indemnification provisions set forth in this ARTICLE XIII, and (b) without limiting the rights of indemnification expressly provided for under Section 13.02 (Indemnification) (and subject to the other provisions of this ARTICLE XIII), each Buyer Indemnified Party hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (including any right to seek indemnification, contribution, cost recovery, damages or any other recourse or remedy, including the remedy of rescission and remedies that may arise under common law) it may have against any Seller whether arising under or based upon any federal, state, local or foreign Law or otherwise with respect to the Indemnified Matters; provided, however, that notwithstanding foregoing or anything to the contrary herein, (x) in the case of Fraud, the Buyer Indemnified Parties shall have all remedies available under this Agreement or otherwise without giving effect to any of the limitations or waivers contained herein and nothing herein shall limit, or be deemed or construed to limit, any claims relating to Fraud and (y) nothing herein shall limit Buyer’s right to seek and obtain equitable remedies pursuant to Section 14.03 (Equitable Remedies).

Section 13.05    Investigation. The right to indemnification or other remedies set forth in this ARTICLE XIII shall not be affected by or deemed waived by reason of any examination or investigation conducted, or any knowledge acquired (or capable of being acquired) by the Buyer Indemnified Parties, at any time (whether before or after the Closing).

Section 13.06    No Circular Recovery. Each Seller hereby irrevocably waives and releases, and acknowledges and agrees that such Seller shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or advancement of expenses, right of subrogation or other right or remedy (including under any provisions of any Organizational Documents of the Target Companies or their Subsidiaries) against the Target Companies or their Subsidiaries or any other Buyer Indemnified Party in connection with any indemnification obligation or any other liability to which any Seller may become subject under or in connection with this Agreement, whether directly or indirectly through its interest in the THP Adjustment Escrow Amount.

Section 13.07    Treatment of Indemnity Payments. Following the Closing, any payment made pursuant to this ARTICLE XIII shall be treated by the Parties hereunder as an adjustment to the cash proceeds received by the Sellers in the transactions contemplated by this Agreement.
ARTICLE XIV
MISCELLANEOUS

Section 14.01    Sellers’ Representative.

(a)    Each Seller, by virtue of its execution and delivery of this Agreement or a Joinder, hereby irrevocably nominates, constitutes and appoints the Sellers’ Representative as the sole and exclusive agent, agent for service of process and true and lawful attorney-in-fact of the Sellers, with full power of substitution, to act in the name, place and stead of each Seller with respect to this Agreement or any other Transaction Document and the taking by the Sellers’ Representative of any and all actions and the making of any decisions required or permitted to be taken or made by each Seller under this Agreement or any other Transaction Document, including the exercise of the power to: (i) execute, deliver, acknowledge, certify and file (in the name of any or all of the Sellers or otherwise) any and all documents, including without limitation any Transaction

Documents, and to take any and all actions that the Sellers’ Representative may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with any matter covered in Section 2.07 (Post-Closing Adjustment) or any indemnification claim under ARTICLE XIII (Indemnification) (including negotiating, entering into compromises or settlements of and demanding arbitration with respect to any such matters covered in Section 2.07 (Post-Closing Adjustment) or any indemnification claim, as applicable); (ii) give and receive notices and communications under this Agreement and any other Transaction Document; and (iii) waive any breach or default hereunder or of any condition to the obligations of the Sellers to consummate the Transactions. The Sellers’ Representative hereby accepts its, his or her appointment as the Sellers’ Representative.

(b)    The power of attorney granted in this Section 14.01 (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Sellers’ Representative; and (iii) shall survive the death, incapacity, dissolution or liquidation of each of the Sellers.

(c)    Notwithstanding anything to the contrary contained in this Agreement, Buyer and Merger Sub shall be entitled to deal exclusively with the Sellers’ Representative on all matters relating to this Agreement or any other Transaction Document, including Section 2.07 (Post-Closing Adjustment), and each Buyer Indemnified Party shall be entitled to deal exclusively with Sellers’ Representative on all matters relating to ARTICLE XIII (Indemnification), and each of them shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on, any document delivered, executed or purported to be executed on behalf of any Seller by the Sellers’ Representative, and on any other action, instruction or direction given or taken or purported to be given or taken on behalf of any Seller by the Sellers’ Representative, as fully binding upon such Seller. All decisions and actions by Sellers’ Representative, including any agreement between Sellers’ Representative and Buyer relating to the defense or settlement of any and all claims that may be made by Buyer or Merger Sub following the Closing in accordance with this Agreement or any other Transaction Document, shall be binding upon all Sellers, and no Seller shall have the right to object, dissent, protest, or otherwise contest the same.

(d)    The Sellers’ Representative may at any time designate a replacement Sellers’ Representative and each Seller, by virtue of his, her or its execution and delivery of this Agreement or a Joinder, hereby consents to such replacement Sellers’ Representative. If the Sellers’ Representative shall dissolve or liquidate or otherwise become unable to fulfill its responsibilities as representative of such Sellers, then such Sellers shall, by “majority vote” within thirty (30) days after such dissolution, liquidation or other event, appoint a successor representative and, promptly thereafter, shall notify Buyer of the identity of such successor. Any such successor shall become the “Sellers’ Representative” for purposes of this Agreement. If for any reason there is no Sellers’ Representative at any time, all references herein to the Sellers’ Representative shall be deemed to refer to the holders of a majority of the Units of THP, determined as of the date of this Agreement.

(e)    No bond shall be required of the Sellers’ Representative, and the Sellers’ Representative shall receive no compensation for its services. The Sellers’ Representative shall not be liable to any Seller for any act done or omitted hereunder as the Sellers’ Representative while acting in good faith and in the exercise of its reasonable business judgment with respect to any matter arising out of or in connection with the acceptance or administration of its duties hereunder (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith). The Sellers’ Representative shall be entitled to be indemnified by the Sellers, on a several but not joint basis, for any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Sellers’ Representative with respect to any matter arising out of or in connection with the acceptance or administration of its duties hereunder. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Sellers set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided by the Sellers to the Sellers’ Representative hereunder. The Sellers agree to set aside Two Million Dollars ($2,000,000) (“Sellers’ Holdback”) from the Merger Consideration to pay for the reasonable out-of-pocket costs and expenses of Sellers’ Representative in good faith and in connection with actions taken by the Sellers’ Representative pursuant to this Agreement and any other Transaction Document (including the hiring of legal counsel and the incurring of legal fees and costs). Employee Holdco agrees to allow the Sellers’ Representative to set aside from the Employee Holdco’s Closing Date Payment Percentage Allocation of the THP Merger Consideration, or from any expense payments, indemnification payments or other payments to be made to the Employee Holdco, additional amounts as reasonably required for Sellers’ Representative to administer, liquidate, dissolve or otherwise unwind the Employee Holdco. The Sellers’ Representative shall keep reasonably detailed records of the reasonable out-of-pocket costs and expenses of Sellers’ Representative for serving in such capacity and to the extent such costs and expenses do not exceed the Sellers’ Holdback, then Sellers’ Representative shall return the remaining funds to the Sellers (pro rata in accordance with their respective Post-Closing Payments Percentage Allocations) in accordance with Section 2.02(a) (Payment of Closing Date Payments) within a reasonable period of time after which Sellers’ Representative believes in good faith it will no longer incur such fees and expenses. The Sellers acknowledge that the Sellers’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or administration of its duties as the Sellers’ Representative hereunder.

Section 14.02    No Third Party Beneficiaries. Except as set forth in Section 10.06 (Directors’ and Officers’ Indemnification), Section 13.02 (Indemnification), Section 14.17 (Non-Recourse), each of which is expressly intended for the benefit of the Persons referenced therein, this Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

Section 14.03    Equitable Remedies. Notwithstanding anything herein to the contrary, prior to the Closing with respect to all provisions of this Agreement and from and after the Closing with respect to Section 10.02 (Press Releases), Section 10.03 (Confidentiality) and Section 10.07 (Post-Closing Record Retention and Access), the Target Companies and the Sellers, on the one hand, and Buyer, on the other hand, hereby agree that in the event any of the Target Companies or the Sellers, on the one hand, or Buyer, on the other hand violate any provisions of this Agreement, the remedies at Law available to Buyer, on the one hand, and the Target Companies and the Sellers, on the other hand, may be inadequate. In such event, the Target Companies and the Sellers, on the one hand, and Buyer, on the other hand, shall have the right, in addition to all other rights and remedies they may have, to specific performance and/or injunctive or other equitable relief to enforce or prevent any violations by Buyer, on the one hand, or the Target Companies or the Sellers, on the other hand.

Section 14.04    Entire Agreement. This Agreement, including the Exhibits and Schedules (including Disclosure Schedules), and the documents referred to herein constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

Section 14.05    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of its rights or interests, or delegate any of its obligations, hereunder without the prior written consent of the other Parties; provided, that the Sellers’ Representative may assign its rights and obligations hereunder as provided in Section 14.01 (Sellers’ Representative); provided, further, that Buyer and Merger Sub may assign any of their respective rights and obligations hereunder to any of their respective Affiliates or one or more lenders of Buyer, Merger Sub, the Target Companies or their Subsidiaries, it being acknowledged and agreed that any such assignment will not relieve Buyer and Merger Sub of their respective obligations under this Agreement.

Section 14.06    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, any other document contemplated hereby and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

Section 14.07    Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 14.08    Notices. All notices, requests, demands, claims, consents, waivers and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, mailed by prepaid first class certified mail, return receipt requested, electronically mailed, or mailed by prepaid overnight courier, to the Parties at the following addresses, emails or facsimile numbers:

If to the Target Companies (prior to Closing), the Sellers or the Sellers’ Representative:
The Honey Pot Company Holdings, LLC
490 Marietta Street NW, Unit 107
Atlanta, Georgia 30313
Email: sy@thehoneypot.co
Attention: Simon Gray

and

VMG Honey Pot Holdings, LLC
c/o VMG Partners
The Presidio
39 Mesa Street, Suite 310
San Francisco, California 94129
Email: williams@vmgpartners.com; hira@vmgpartners.com
Attention: Alisa Williams; Angad Hira

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
333 South Grand Avenue
Los Angeles, California 90071
Email: evadavis@winston.com; ainagaki@winston.com
Attention: Eva H. Davis; Amy Inagaki

If to Buyer, Merger Sub or the Target Companies (after Closing):

THP Intermediate, Inc.
c/o Compass Group Management LLC
301 Riverside Ave, 2nd Floor
Westport, CT 06880
Email: raj@compassdiversified.com
Attention: Raj Dalal

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
10250 Constellation Blvd., 21st Floor
Los Angeles, CA 90067
Email: Brandon.Howald@ropesgray.com; Gabrielle.DiBernardi@ropesgray.com Attention: Brandon Howald; Gabrielle N. DiBernardi

All such notices, requests, demands, claims, consents, waivers and other communications will (a) if delivered personally to the address as provided in this Section 14.08, or by electronic mail to the email address as provided for in this Section 14.08, be deemed given on the day so delivered, or, if delivered after 5:00 p.m. Eastern time or on a day other than a Business Day, then on the next following Business Day (unless the Person transmitting the electronic mail receives a delivery failure notice in which case such notice, request, demand, claim, consent, waiver and other communication will not be deemed delivered), (b) if delivered by mail in the manner described above to the address as provided in this Section 14.08, be deemed given on the earlier of the third Business Day following mailing or upon receipt, and (c) if delivered by overnight courier to the address as provided for in this Section 14.08, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 14.08. Either Party from time to time may change its address, email address or other information for the purpose of notices to that Party by giving written notice specifying such change to the other Parties.

Section 14.09    Governing Law. This Agreement, including the Exhibits and Schedules (including the Disclosure Schedules) and the documents referred to herein, shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 14.10    Consent to Jurisdiction. Each Party irrevocably submits to the non-exclusive jurisdiction of the Chancery Court of the State of Delaware (unless the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any state or federal court within the State of Delaware) in respect of any disputes, claims, actions, suits or proceedings arising out of, or with respect to, this Agreement. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 14.08 (Notices) above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 14.10. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of the matters to which it has submitted to jurisdiction in this Section 14.10 in the Chancery Court of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 14.11    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF,

DEFENDANT OR OTHERWISE), ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 14.11.

Section 14.12    Amendments and Waivers. No amendment of any provision of this Agreement, including the Exhibits and Schedules (including the Disclosure Schedules) and the documents referred to herein, shall be valid unless the same shall be in writing and signed by Buyer and the Sellers’ Representative. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 14.13    Incorporation of Exhibits and Schedules. The Exhibits and Schedules (including Disclosure Schedules) identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 14.14    Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 14.15    Interpretation. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender or the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” means “including without limitation”; (vi) all references to days (excluding Business Days) or months will be deemed references to calendar days or months; (vii) the words “made available” or “furnished,” or similar references by Sellers or any Target Company means a document or other item of information was provided or made available to Buyer or its representatives in the “Project Winnie” data room hosted by Datasite or delivered to Buyer and its representatives by email, in each case, no less than twenty-four (24) hours prior to the execution of this Agreement; (viii) the terms “Dollars” and “$” mean United States Dollars; (ix) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time; and (x) references herein to any contract or agreement (including this Agreement) means such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 14.16    Disclosure Schedules. The information set forth in each section or subsection of the Disclosure Schedules to this Agreement (the “Disclosure Schedules”) shall be deemed to provide the information contemplated by, or otherwise qualify, the representations and warranties of the Target Companies, their Subsidiaries and the Sellers set forth in the corresponding section or subsection of this Agreement and any other section or subsection of this Agreement, if it is reasonably apparent on its face that such information applies to such other section or subsection of this Agreement and regardless of whether such section or subsection of this Agreement is qualified by reference to the Disclosure Schedules.

Section 14.17    Non-Recourse.

(a)    This Agreement may only be enforced against the Persons that are expressly named as parties to, or entered into Joinders in respect of, this Agreement. Except to the extent named as a party to this Agreement or a Joinder, and then only to the extent of the specific obligations of such parties set forth in this Agreement or Joinder, no past, present or future Representative of any party to this Agreement will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities under this Agreement of any of the parties to this Agreement. For the avoidance of doubt, except for named parties to the Limited Guaranty (and then only to the extent of the specific obligations undertaken by each such named party under the Limited Guaranty), notwithstanding anything in this Agreement, Buyer and Merger Sub’s obligations under this Agreement may only be enforced against, and any Action for breach of this Agreement by Buyer or Merger Sub, as applicable, may only be made against the entity that is expressly identified herein as “Buyer” or “Merger Sub,” as applicable.

(b)    No Person who is not a party to this Agreement (the “Non-Recourse Parties”) shall have any liabilities (whether in contract or in tort, in law or in equity, granted by statute or any other theory of liability), for any Actions, obligations or liabilities under or with respect to this Agreement; provided, however, for the avoidance of doubt, each Person who executes a Joinder is and shall be a party to this Agreement and not a Non-Recourse Party. In addition, without modifying or qualifying in any way the preceding sentence or implying any intent contrary thereto, (i) Sellers’ Representative, each Seller and each Target Company (on behalf of themselves and their respective Affiliates) hereby waive any rights or claims against the Non-Recourse Parties of Buyer and/or Merger Sub, and agree that in no event shall any Non-Recourse Party of Buyer and/or Merger Sub have any liability or obligation to Sellers’ Representative, any Seller or any Target Company (on behalf of themselves and their respective Affiliates) and in no event shall Sellers’ Representative, any Seller or any Target Company (on behalf of themselves and their respective Affiliates) seek or obtain any other damages of any kind against any Non-Recourse Party of Buyer and/or Merger Sub, including consequential, special, indirect or punitive damages, in each case, under or with respect to this Agreement, and (ii) Buyer and Merger Sub (on behalf of themselves and their respective Affiliates) hereby waive any rights or claims against the Non-Recourse Parties of the Sellers, and agree that in no event shall any such Non-Recourse Party of the Sellers have any liability or obligation to Buyer or Merger Sub (on behalf of themselves and their respective Affiliates) and in no event shall Buyer or Merger Sub (on behalf of themselves and their respective Affiliates) seek or obtain any other damages of any kind against any Non-Recourse Party of the Sellers, including consequential, special, indirect or punitive damages, in each case, under or with respect to this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary herein, the provisions of this Section 14.17 shall not, and shall not be deemed or construed to, waive, limit or release any claims relating to Fraud.

Section 14.18    Sellers’ Release. Effective upon the Closing, each Seller, on behalf of himself, herself or itself, and each of his, her or its respective Affiliates (which for the avoidance of doubt, excludes the Target Companies), and each of their respective former, current and future direct and indirect equityholders, controlling Persons, officers, partners, members, managers, directors, employees, agents, investors, attorneys, representatives, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions and subsidiaries, successors and assigns (each, a “Releasor”) hereby knowingly, fully, unconditionally and irrevocably releases, acquits and forever discharges, to the fullest extent permitted by Law, each of Buyer, Merger Sub, the Target Companies and each of their respective Affiliates, and each respective former, current and future direct and indirect equityholders, controlling Persons, officers, partners, members, managers, directors, employees, agents, investors, attorneys, representatives, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions and subsidiaries, successors and assigns of the foregoing (each, a “Releasee”) of, from and against any and all Actions, causes of action, claims, demands, proceedings, orders, obligations, damages, judgments, debts, dues, liabilities, preemptive rights, stockholder rights, and suits of every kind, nature and description whatsoever (now known or unknown, suspected or unsuspected, primary or secondary, direct or indirect, absolute or contingent, asserted or unasserted, past or present, whether at law or equity), which such Releasor ever had, now has or may have by reason of any matter, cause or thing whatsoever, in each case, arising on or prior to the Closing Date (the “Released Claims”); provided, however, that the Released Claims shall not include, and nothing in this Section 14.18 will be deemed to constitute a release by any Releasor of, (a) any claims or rights under this Agreement or any Transaction Document, (b) if the Releasor is an officer, director or manager of any Target Company or any of their Subsidiaries, any rights to indemnification, exculpation or liability or advancement of expenses under the Organizational Documents or benefits under any directors and officers insurance policy maintained by Target Companies or any of their Subsidiaries, (c) if the Releasor is an employee of any Target Company or any of their Subsidiaries, any obligations of the Target Companies or any of their Subsidiaries with respect to accrued and earned compensation, benefits and expense reimbursement owed to the Releasor as of the Closing, including benefits under any 401(k) plan in which the Releasor participates, to the extent vested as of the Closing Date, claims incurred but unpaid under any group health benefit or other welfare benefit plan in which the Releasor participates, claims for workers’ compensation benefits or unemployment compensation benefits accrued as of the Closing Date and (d) any other claims that cannot by Law be released by private agreement. The Releasor agrees not to, and agrees to cause his, her or its respective Affiliates, and each of their respective successors and assigns, not to, assert any such Released Claims against the Releasees based upon any matter released hereby.

FOR THE PURPOSE OF IMPLEMENTING A FULL AND COMPLETE RELEASE AND DISCHARGE OF ALL CLAIMS, THE RELEASOR EXPRESSLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE OR COMMON LAW PRINCIPLE IN ANY JURISDICTION WHICH LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS, INCLUDING, WITHOUT LIMITATION, SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH READS IN FULL AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE RELEASOR UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. THE RELEASOR AGREES THAT IN THE EVENT SUCH RELEASOR SHOULD BRING A CLAIM SEEKING TO IMPOSE ANY LIABILITY ON A RELEASEE, THE RELEASE PROVIDED BY SUCH RELEASOR UNDER THIS AGREEMENT SHALL SERVE AS A COMPLETE DEFENSE TO SUCH CLAIM. THE RELEASOR FURTHER ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT.

Section 14.19    Costs and Expenses. Except as otherwise provided in this Agreement, each Party shall be solely responsible for the payment of any fees, costs and expenses incurred by such Party or its Affiliates in connection with this Agreement, the transactions contemplated hereby or otherwise required by applicable Law, whether or not such transactions are consummated; provided, that regardless of whether the Closing occurs or this Agreement is earlier terminated pursuant to Section 12.01 (Termination), Transaction Expenses shall be borne and paid as provided in this Agreement.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Merger and Stock Purchase Agreement as of the date first written above.

BUYER:

THP INTERMEDIATE, INC.

By:	/s/ Raj Dalal
Name: Raj Dalal
Title: President & CEO

MERGER SUB

THP MERGER SUB, LLC

By:	/s/ Raj Dalal
Name: Raj Dalal
Title: President & CEO

IN WITNESS WHEREOF, the Parties have executed this Merger and Stock Purchase Agreement as of the date first written above.

THP

THE HONEY POT COMPANY HOLDINGS, LLC

By:	/s/ Beatrice Dixon
Name: Beatrice Dixon
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Merger and Stock Purchase Agreement as of the date first written above.

BLOCKER I:

VMG HONEY POT BLOCKER, INC.

By:	/s/ Michael L. Mauzé
Name: Michael L. Mauzé
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Merger and Stock Purchase Agreement as of the date first written above.

BLOCKER I SELLER:

VMG TAX EXEMPT IV, L.P.

By:	VMG Partners IV GP, LP, its general partner

By: VMG Partners IV GP, LLC, its general partner

By:	/s/ Michael L. Mauzé
Name: Michael L. Mauzé
Title: Authorized Signatory

By:	/s/ Wayne Wu
Name: Wayne Wu
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Merger and Stock Purchase Agreement as of the date first written above.

BLOCKER II:

NVB1, INC.

By:	/s/ Darryl Thompson
Name: Darryl Thompson
Title: Sole Director

BLOCKER II SELLER:

NEW VOICES FUND, LP
By:	New Voices Partners, LLC, its General Partner

By:	/s/ Darryl Thompson
Name: Darryl Thompson
Title: Chief Investment Officer and Manager

IN WITNESS WHEREOF, the Parties have executed this Merger and Stock Purchase Agreement as of the date first written above.

SELLERS’ REPRESENTATIVE:

VMG HONEY POT HOLDINGS, LLC

By:	/s/ Michael L. Mauzé
Name: Michael L. Mauzé
Title: Authorized Signatory

126